As filed with the Securities and Exchange Commission on June 29, 2022

Registration No. 333-264707

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST PERSON LTD.

(Exact name of registrant as specified in its charter)

Alberta, Canada	2833	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1840, 444 – 5th Ave., SW

Calgary, AB, T2P 2T8
(587) 577-9261

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jan Campbell
Corporate Secretary
1840, 444 – 5th Ave., SW

Calgary, AB, T2P 2T8
(403) 225-3003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey Baumel, Esq. Dentons US LLP 1221 Avenue of the Americas New York, NY 10020 Tel. No.: (973) 912-7189	Christopher Jones, Esq. Dentons Bingham Greenebaum LLP 3500 PNC Tower 101 S. 5th Street Louisville, KY 40202 Tel. No.: (502) 589-4200	Lucas Tomei Dentons Canada LLP 850 – 2nd Street SW 15th Floor, Bankers Court Calgary, Alberta Canada, T2P 0R8 Tel. No.: (403) 268-7000	David Crandall, Esq. Brandon Kinnard, Esq. Hogan Lovells US LLP 1601 Wewatta Street Suite 900 Denver, CO 80202 Tel. No.: (303) 899-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION
DATED JUNE 29, 2022

FIRST PERSON LTD.

Common Shares and

Warrants to Purchase Common Shares

This is an initial public offering of our common shares, no par value (our “Common Shares”), and accompanying warrants (each, a “Warrant”) to purchase one Common Share (and the Common Shares issuable from time to time upon exercise of the Warrants). The Warrants are exercisable immediately at an exercise price of $            per Common Share, 125% of the price per Common Share and accompanying Warrant in this offering, and will expire five years from the date of issuance. We anticipate that the initial public offering price will be between $      and $      per Common Share and accompanying Warrant.

Prior to this offering, there has been no public market for our securities. The Common Shares and Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. We have applied to list our Common Shares and Warrants on The Nasdaq Capital Market under the symbols “FP” and “FPERW”, respectively.

We are an “emerging growth company” as defined under U.S. securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this Prospectus and may elect to do so in future filings.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 10 of this Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Common Share and Warrant	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to our Company before expenses	$	$

(1)	See “Underwriting” beginning on page 105 of this Prospectus for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of forty-five days to purchase up to an additional               Common Shares and/or additional Warrants from us at the initial public offering price, less the underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities will be made on or about      , 2022, subject to customary closing conditions.

Sole Book-Running Manager

EF HUTTON

division of Benchmark Investments, LLC

The date of this Prospectus is      , 2022.

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Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this Prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date. You should also read this Prospectus together with the additional information described under “Where You Can Find Additional Information” on page 110 of this Prospectus.

The distribution of this Prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this Prospectus outside the United States. This Prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this Prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this Prospectus, currency amounts are stated in U.S. dollars (“$”), unless specified otherwise. All references to CAD$ are to Canadian dollars.

Unless otherwise indicated, information contained in this Prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” beginning on page 10 of this Prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” on page 36 of this Prospectus.

This Prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in the securities offered by this Prospectus. You should read the entirety of this Prospectus carefully, especially “Risk Factors” beginning on page 10 of this Prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 of this Prospectus and the financial statements and related notes appearing at the end of this Prospectus before making an investment decision.

Unless the context provides otherwise, all references in this Prospectus to “First Person,” “we,” “us,” “our,” “our company,” the “Company,” or similar terms, refer to First Person Ltd., a company incorporated in Alberta, Canada.

Overview

First Person Ltd., a company incorporated in Alberta, Canada, is a holding company. The Company conducts its business and operations through its wholly-owned operating subsidiaries: First Person, Inc., a Delaware corporation (“FP, Inc.”), and TruMed Limited, a Jamaican company limited by shares (“TruMed”). We intend to compete in the following three markets:

●	Functional Mushrooms. Functional mushrooms are mushrooms believed to have additional health benefits beyond their basic nutritional value. We intend to produce and distribute for sale 100 percent grain-free, organic functional mushrooms at scale.

●	Nutraceutical Products. Nutraceuticals are products derived from food sources believed to have additional health benefits beyond their basic nutritional value. We launched our direct-to-consumer line of highly curated cognitive supplements in March 2022.

●	Psychedelic Mushrooms. Psychedelic mushrooms are mushrooms that contain psilocybin. We are building a robust culture library of psychedelic mushrooms and we intend to grow and distribute psychedelic mushrooms in Jamaica. We also intend to enter the psychedelic mushroom supply chain for the psychedelics market in the United States if we are able to obtain a U.S. Drug Enforcement Administration (“DEA”) manufacturing and research registration, and to expand such capabilities beyond the DEA program if permitted by law in the future.

Psilocybin, the naturally occurring drug found in psychedelic mushrooms, is currently a Schedule I controlled substance under the U.S. Controlled Substances Act of 1970 (the “CSA”) and is currently an illegal substance in the State of Washington and all other U.S. states. Therefore, production and research of psilocybin requires approvals from federal and state authorities, which may be granted in the sole discretion of such authorities. Even with the necessary approvals, production and research of psilocybin may be subject to quotas or other restrictions set by federal or state authorities. If we obtain the requisite approvals from all applicable state and federal governmental authorities, including the Washington State Department of Health (“WDOH”) and the DEA, then we intend to build out our naturally-derived psychedelic mushroom supply chain in the United States in full compliance with state and federal laws. Psilocybin is not an illegal drug under Jamaica’s Dangerous Drugs Act, 1948 (the “Jamaica Drug Act”). Unlike mushrooms that contain psilocybin, functional mushrooms and nutraceuticals are fully legal in the United States. We do not intend to market any of our products for medical use.

Our goal is to activate the full potential of human cognition through mushroom innovation. We believe that First Person, despite its early stage of development, is building a resilient foundation for long-term growth, and we believe we have positioned ourselves for success in the brain health and wellness markets through our innovative product formulations and production processes.

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First Person, Inc.

Since its inception in January 2021, FP, Inc. has devoted substantially all of its efforts to business and product development relating to the operations of a functional mushroom farm in Olympia, Washington, and to the development of its own proprietary formulations of cognitive nutraceutical performance products containing functional mushrooms. FP, Inc.’s current activities and goals include:

● developing grow and production capacity to become a U.S. domestic producer of 100 percent grain-free, organic functional mushrooms at scale;

● bringing to market a legal nutraceutical brand of proprietary nootropics (substances believed to have a positive impact on mental performance) and related protocols designed to work with and without psychedelic protocols to either replicate or enhance and elongate the effects of psychedelics;

● actively building a robust fungi culture library of both functional and psychedelic mushrooms; and

● constructing an initial 15,000 sq. ft. production and laboratory facility, where it plans to propagate and cultivate its proprietary functional mushrooms, with the intention of acquiring or leasing additional space to expand its production capacity. The facility currently contains three fully constructed functional mushroom greenhouses, totaling 12,000 sq. ft.

TruMed Limited

TruMed was formed on April 30, 2019, and is focused on research and development of psilocybin mushrooms. On February 15, 2022, we acquired all of the issued and outstanding shares of common stock of TruMed in exchange for an aggregate purchase price of up to $750,000, pursuant to the terms of a share purchase agreement (the “Share Purchase Agreement”) entered into with TruMed and each of the shareholders of TruMed (the “Selling Shareholders”). $130,000 of the purchase price was paid by wire transfer on or before the closing of the acquisition, while $70,000 of the purchase price is being paid pursuant to a promissory note delivered to the Selling Shareholders. The remaining $550,000 of the purchase price will only be paid if TruMed achieves certain milestones within the first twenty-four months following the closing of the acquisition (the “Milestone Payments”). See “Business—Overview” beginning on page 48 of this Prospectus for additional information. TruMed is a pre-revenue company in the development stage with substantially no operations. TruMed intends to carry out psilocybin-related operations in Jamaica. Psilocybin is not an illegal drug under the Jamaica Drug Act. Therefore, research on psychedelic mushrooms is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica. TruMed intends to grow and distribute psychedelic mushrooms in Jamaica, and we plan to use some of the proceeds of this offering to expand TruMed’s Jamaican operations. See “Use of Proceeds” on page 37 of this Prospectus.

Our Strategy and Competitive Strengths

Building a Vertically Integrated Supply Chain for Functional Mushrooms to Be Used as Supplied Ingredients for Consumer Brands.

We intend to become a functional mushroom supplier, leveraging our expertise and innovation to build a supply chain from the ground up, using our proprietary First Grown™ process and techniques. We intend to sell functional mushroom powders and extracts, as well as the unprocessed fruiting bodies of functional mushrooms, as supplied ingredients for consumer brands by entering into supply agreements with other companies. We also intend to use our functional mushroom products in our own nutraceutical brand.

The global appetite for functional mushrooms is rapidly expanding. However, a nascent marketplace and fractured supply chain leave businesses and consumers wanting. Demand has currently overwhelmed the industry’s existing supply chain for functional mushrooms and large companies are buying out entire mushroom harvests in advance. In response, functional mushrooms are being grown and imported from overseas to meet demand in North America. Imported mushrooms have, in some instances, been found to contain heavy contaminants, grains, and other substrates, compromising the quality and purity of final consumer products. We intend to set the standard for purity, potency, and transparency while innovating finished mushroom ingredient formats to expand potential end-use product applications.

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Functional mushrooms are fully legal, and we intend to market our functional mushrooms as food ingredients if we are granted approval from the U.S. Department of Agriculture (“USDA”) and the U.S. Food and Drug Administration (“FDA”). While we are an early stage company with a history of net losses and have generated limited revenue to date, we believe our planned vertically-integrated structure will allow us to disrupt and potentially dominate this fractured supply chain, secure growth, and generate revenue streams in established markets for functional mushrooms.

Using FP, Inc.’s proprietary First Grown™ production process, which FP, Inc. protects as a trade secret, our innovation team, together with our Head of Mycology & Psychedelics, Robert C. Kaelin, has developed a protectable, proprietary, and scalable end product that is 100 percent pure mushrooms, with no fillers or grain residue. Mr. Kaelin has over twenty years of experience in propagation, cultivation, and processing, and has extensive knowledge in the handling of good-manufacturing-practice certified mushrooms and mycelium products for use in the nutraceutical and whole foods industry.

We are building in-house processing capabilities to meet demand for our premium grain-free, pure mycelium/fruiting body powders and extracts. Our functional mushrooms are cultivated on wild harvest alder saw dust, then harvested, dried, and shipped to a processing partner for milling, extraction, and spray drying. Our proprietary extraction method uses hot water and ethanol in an ultrasonic assisted extraction (“UAE”) process that utilizes high frequency sound waves to extract compounds from the mushroom fiber. We own all of the UAE equipment, which is housed at the processing partner’s facility, and it is operated by the processing partner’s staff in accordance with our specifications. We do not have a formal agreement with this processing partner, and function under an “on-demand” arrangement. The fungus mycelium is cultivated in a liquid culture similar to brewing yeast for beer production. The mycelium is then filtered from the liquid, dried, and added to the UAE process along with the functional mushroom fruiting bodies. Once fully operational, we believe our proprietary automated processes to grow and process systems will maximize yields and minimize lead times and processing steps.

Our production capacity is rapidly growing, and currently consists of 15,000 sq. ft. with plans to acquire or lease additional growing space. The five First Grown™ fungi varieties that we are currently growing and intend to harvest are: (i) First Grown™ Lions Mane (Hericium erinaceus); (ii) First Grown™ Maitaki (Grifola frondosa); (iii) First Grown™ Reishi (Ganoderma lingzhi); (iv) First Grown™ Cordyceps (Cordyceps militaris); and (v) First Grown™ Turkey Tail (Trametes versicolor). On April 8, 2022, we applied for a license certifying our First GrownTM functional mushrooms as organic.

We believe that owning our supply chain will allow us to participate in the high-growth mushroom business-to-business ingredient market by eventually becoming the primary supplier and product innovation partner of functional and wellness brands. We anticipate that these relationships will expand to include psychedelic mushrooms if the legal path is cleared to do so.

Building Consumer Relationships Through a Direct-to-Consumer Brand.

We plan to develop, build, and market a successful direct-to-consumer brand of targeted nutraceuticals containing functional mushrooms and adaptogenic botanicals (plants or plant parts believed to help the body adjust to physical, chemical, or biological stress). We believe that building an early, direct, and trusted brand relationship with the consumer enables seamless product and category expansion.

On March 1, 2022, we launched a cognitive supplement system formulated to target specific neurotransmitters, which we believe will help establish our brand in the functional mushroom and the brain health and wellness markets and will position us to enter the psychedelic mushroom market should the legal market be opened in the United States. These are curated and fully legal cognitive supplements, engineered to work with and without psychedelic protocols to either replicate or enhance and elongate the effects of psychedelics. The supplements feature functional mushrooms and a curated blend of nutraceuticals that activate specific neurotransmitters affecting energy, mood, and sleep. Nutraceuticals are dietary supplements and are regulated by the FDA. These consumer products do not require FDA approval prior to marketing and distribution, but are required to include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.

Currently, our nutraceuticals contain functional mushrooms purchased from third parties; however, we intend to include our First GrownTM functional mushrooms in our nutraceuticals by the end of 2022. All of the ingredients used in our nutraceuticals come from three sources—FP, Inc., Nutricode (an FM World brand), and North American Reishi Ltd. d/b/a NAMMEX—and meet the definition of a “dietary ingredient” as used in the Federal Food, Drug, and Cosmetic Act of 1938 (the “FDCA”). We do not intend to market any of our nutraceutical products for medical use.

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We are branding and marketing these cognitive supplements with a brand agency that has experience in creating and launching successful direct-to-consumer brands. Our brand and product ecosystems are strategically positioned to resonate with forward-thinking consumers who seek to optimize their mental health and cognitive performance. We intend to build and sustain community engagement through high-impact marketing and branding activities, executive communications, and industry recognition. Our team brings a depth of invaluable experience across a diverse range of direct to consumer e-commerce businesses, and are experts in areas involving consumer acquisition costs, order frequency, and retention. We anticipate this will lead to detailed and realistic expectations for lifetime value that can inform and drive our decisions around reasonable marketing spend for customer acquisition. Product-line expansion will focus on innovations in the functional beverage category (a category that includes nutritional and energy drinks).

Product Research and Development and Innovation Capabilities in Psychedelic Mushrooms.

We plan to conduct psychedelic mushroom product research and development in Jamaica and, subject to obtaining the applicable regulatory approvals, in the United States. We believe our multi-faceted approach, involving supplying functional mushrooms, marketing a nutraceutical brand, and psychedelic mushroom product research and development, will maximize our potential in an emerging and transformative category of mental health products and solutions.

Psilocybin, the naturally occurring drug found in psychedelic mushrooms, is currently a Schedule I controlled substance under the CSA and is currently an illegal substance in the State of Washington and all other U.S. states. Therefore, in order to produce and research psilocybin in the United States, we will need to obtain the necessary approvals from federal and state authorities, which may be granted in the sole discretion of such authorities. Even if we receive the necessary approvals, we may be subject to quotas or other restrictions on our production and research set by federal or state authorities.

Research involving controlled substances in the State of Washington requires participating individuals to register with both the DEA and the WDOH. Under Section 69.50.508(e) of the Revised Code of Washington (“RCW”), the State of Washington gives the WDOH the authority to authorize certain persons to possess and distribute controlled substances for research purposes. The first step in obtaining the necessary authorizations is to receive state approval from the WDOH. Applicants must obtain controlled substance researcher registration from the WDOH prior to registering with the DEA. Chris L. Claussen, our Chief Innovation Officer, submitted a controlled substance researcher application with the WDOH in order for FP, Inc. to conduct psilocybin research, with such application listing FP, Inc.’s Olympia, Washington, facility as the research lab location. If the WDOH registration is granted, then FP, Inc. intends to utilize such registration to apply for licensure with the DEA to make our current facility in Olympia, Washington, a licensed psilocybin facility. Due to the unpredictable nature of the WDOH review process, the timeline for receiving WDOH’s determination with respect to the application is currently uncertain. If we receive the WDOH license, then the approval process with the DEA is expected to take two to three months from when we initially submit an application with the DEA. If these licenses are obtained, then we expect our facility to include a WDOH- and DEA-compliant culture laboratory and controlled production and research facility for psychedelic mushrooms, built in compliance with all security protocols.

If we receive the above approvals from the WDOH and the DEA, then we intend to expand domestic U.S. production to include psychedelic mushrooms for use in research, clinics, therapies, and eventually, if legal regimes surrounding psilocybin are changed, regulated dosed sub-hallucinogenic consumer product applications. We may not commence psilocybin propagation operations until we receive the requisite approvals from such authorities, and there is no guarantee that we will receive such approvals.

While we pursue the necessary approvals from the WDOH and the DEA in order to legally produce and research psilocybin in the State of Washington in the United States, TruMed intends to carry out psilocybin-related operations in Jamaica. Psilocybin is not an illegal drug under the Jamaica Drug Act. Therefore, research on psychedelic mushrooms and the sale of psilocybin for use in consumer products, or the sale of consumer products containing psilocybin, is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica. TruMed intends to grow and distribute psychedelic mushrooms in Jamaica, both for research and recreational purposes, and we plan to use some of the proceeds of this offering to expand TruMed’s Jamaican operations. See “Use of Proceeds” on page 37 of this Prospectus. TruMed is a pre-revenue company in the development stage with substantially no operations, and has not yet conducted any research involving psilocybin.

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In addition, we have entered into an agreement with Charles River Laboratories Montreal ULC (“Charles River Labs”), an independent research lab in Canada, to conduct two studies involving psilocybin. Charles River Labs is in the process of obtaining the necessary import permits from Health Canada—a department of the Government of Canada responsible for national health policy—and the Company does not need to acquire any approvals in connection with such research. If Charles River Labs obtains the necessary import permits, then Charles River Labs will commence two studies pursuant to the terms of the agreement, with research and development efforts focused on isolating and studying the individual psychoactive components of mushrooms. Through the exploration of genetic strains and compounds, we hope to discover novel combinations and applications of these analogs for brain health and performance.

If we are unable to obtain all of the requisite approvals, including approvals to produce, or conduct research in, psychedelic mushrooms in the United States, then all of our activities involving psychedelic mushrooms and psilocybin will occur in Jamaica through TruMed, or through agreements with independent research labs in accordance with applicable laws.

We have filed two provisional patent applications that could provide us with a protected advantage in legal psychedelic mushroom markets. Our goal is to combine these patented innovations, and we believe that doing so will give us product performance and market advantages over other competitors preparing for the possibility of a legal market for sales of natural consumer psychedelic mushroom products. We have only filed provisional patent applications, which help protect inventions for a twelve-month period while a formal patent application is being filed. The patent process can take up to twenty-four months or longer to complete and can be challenged during the process. At this time, we cannot state whether the patent applications will be approved, refused, and/or ultimately registered.

We believe our three-part holistic strategy and approach to the developing markets for both functional and psychedelic mushrooms strategically positions us for both near and long-term growth.

Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted under “Risk Factors” beginning on page 10 of this Prospectus. These risks include, but are not limited to, the following:

●	the functional-mushroom and psilocybin industries are new in the United States, and the industries and markets may not continue to exist or develop as anticipated or we may ultimately be unable to succeed as anticipated in these industries and markets;

●	our ability to cultivate and/or acquire mushrooms for our products is subject to risks inherent in agricultural operations;

●	we may encounter disruptions or delays in the expansion and construction of our facilities, which may impair our ability to grow and produce our own mushroom products for distribution;

●	we will rely on a third party co-packer for certain product components and other third-parties for the packaging material for our products, and there is no guarantee that the relationships with the co-packers or packaging companies will continue or that the co-packer or packaging companies will deliver goods on a timely basis;

●	if we are unable to protect the confidentiality of our trade secrets, the value of our proprietary processes could be materially adversely affected and our business would be harmed;

●	a denial of, or significant delay in obtaining, or any interruption of required government authorizations to produce psilocybin for federally sanctioned purposes would likely significantly, negatively impact the Company;

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●	the dynamic nature of the laws and regulations affecting the psilocybin market, including the federal authorization of psilocybin, or the state-regulated psilocybin industry, could materially adversely affect our proposed operations, and we cannot predict the impact that future regulations may have on us;

●	the laws, regulations, and guidelines generally applicable to psilocybin in the United States may change in ways that impact our ability to continue our business as currently conducted or proposed to be conducted;

●	because psilocybin is a controlled substance, our products, equipment, and revenues could be subject to civil or criminal asset forfeiture if we fail to comply with the laws and regulations applicable to psilocybin;

●	adverse U.S. or international economic conditions, including periods of inflation, could negatively affect our business, financial condition, and results of operations;

●	the COVID-19 pandemic could have a material adverse impact on our business, results of operations and financial condition;

●	we may be vulnerable to rising energy costs;

●	environmental risks may adversely affect our business; and

●	you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Canadian law and certain of our executive officers and directors reside outside the United States.

If we are unable to adequately address these and other risks we face, our business, financial condition, results of operations, and prospects may be adversely affected.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include that:

●	we are only required to provide reduced disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	we are not required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	we are not required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and

●	we are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to our median employee compensation.

We may take advantage of these provisions until the last day of the fiscal year during which the fifth anniversary of this listing occurs or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (ii) the last day of the fiscal year during which the fifth anniversary of this listing occurs; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Under the JOBS Act, emerging growth companies also can delay adopting new or revised accounting standards until such time as those standards would otherwise apply to private companies. We currently intend to take advantage of this exemption.

For risks related to our status as an emerging growth company, see “Risk Factors—We are a “smaller reporting company” and “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies and emerging growth companies will make our Common Shares less attractive to investors” on page 29 of this Prospectus.

Corporate Information

LEIIO Wellness Ltd. (“Wellness”), our predecessor by name change, was incorporated on January 21, 2021 (date of inception), under the laws of the province of Alberta, Canada. On December 15, 2021, we changed our name to First Person Ltd. Our principal executive offices are located at 1840, 444 – 5th Ave., SW, Calgary, AB, T2P 2T8, and our telephone number at such address is (587) 577-9261. Our principal offices in the United States are located at 3900 W. Alameda Avenue, Suite 1200, Burbank, CA 91505. Our website address is https://www.firstpersongroup.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this Prospectus or to be part of this Prospectus. The reference to our website in this Prospectus is an inactive textual reference only and is not a hyperlink. You should not consider information contained on our website to be part of this Prospectus in deciding whether to purchase the securities offered by this Prospectus.

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THE OFFERING

Common Shares Offered:	Common Shares.

Warrants Offered:

Warrants to purchase Common Shares. The Warrants are exercisable immediately, and will be issued separately in this offering, but will be purchased together with the Common Shares in this offering. The exercise price of the Warrants is $    per Common Share (125 percent of the public offering price of one Common Share and accompanying Warrant based on assumed offering price of $    per share). Each Warrant is exercisable for one Common Share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations, or similar events affecting our Common Shares as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99 percent of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99 percent. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a Warrant Indenture, dated as of the effective date of this offering, between us and Odyssey Trust Company as the warrant agent (the “Warrant Agent”). This Prospectus also relates to the offering of the Common Shares issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Share Capital” beginning on page 79 of this Prospectus.

Over-allotment Option:	We have granted an option to the underwriters, exercisable one or more times in whole or in part for a period of forty-five days from the date of this Prospectus, to purchase up to an additional Common Shares and/or additional Warrants in any combination thereof, solely to cover over-allotments, if any, at the public offering price of one Common Share, less the underwriting discount.

Common Shares to be outstanding immediately after this offering:	Common Shares (assuming that none of the Warrants are exercised), or Common Shares if the Warrants offered hereby are exercised in full. If the underwriters’ option to purchase additional Common Shares is exercised in full, the total number of Common Shares outstanding immediately after this offering would be Common Shares, and Common Shares if the Warrants offered hereby are exercised in full.

Use of proceeds:	We estimate that the net proceeds to us from this offering will be approximately $ million, or approximately $ million if the underwriters exercises the over-allotment option in full, assuming an offering price of $ per Common Share and accompanying Warrant, which is the midpoint of the estimated price range set forth on the cover page of this Prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for general working capital, launching and growing an initial line of consumer products, research and development, establishment and expansion of operations in Jamaica, and expansion of growing and production capabilities in Olympia, Washington.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this Prospectus and, in particular, the specific factors set forth in “Risk Factors” beginning on page 10 of this Prospectus, before deciding whether or not to invest in the securities offered by this Prospectus.

Proposed Nasdaq Capital Market Listing:	We have applied to list our Common Shares and Warrants on The Nasdaq Capital Market under the symbols “FP” and “FPERW”, respectively.

The number of Common Shares to be outstanding after this offering is based on 6,188,754 Common Shares outstanding as of March 31, 2022, and excludes the following:

●	up to 615,000 Common Shares issuable upon the exercise of outstanding options under the First Person Ltd. Long Term Incentive Plan (as amended, the “Incentive Plan”), of which 365,000 have an exercise price of CAD$2.00 per Common Share, 110,000 have an exercise price of CAD$3.50 per Common Share, and 140,000 have an exercise price of $5.00 per Common Share;

●	up to 500,620 Common Shares at a price per Common Share of CAD$5.00 issuable upon exercise of outstanding warrants;

●	20,135 Common Shares reserved for future issuance under the Incentive Plan as of the date hereof;

●	any securities issuable upon exercise of the underwriters’ over-allotment option; and

●	Common Shares issuable upon exercise of the Warrants at a price of $ per Common Share.

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SUMMARY CONSOLIDATED FINANCIAL DATA1

The summary consolidated statements of operations data for the period from January 21, 2021 (inception) through December 31, 2021, have been derived from our audited consolidated financial statements included elsewhere in this Prospectus. The summary consolidated statements of operations data for the three months ended March 31, 2021 and 2022, have been derived from the unaudited consolidated financial statements included elsewhere in this Prospectus. The unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and, in our opinion, contain all adjustments, consisting of only normal recurring adjustments, necessary for fair presentation of such financial data. Our historical results are not necessarily indicative of the results that should be expected for any future period.

You should read the consolidated financial data set forth below in conjunction with our consolidated financial statements and the accompanying notes and the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 of this Prospectus.

First Person Ltd.

Consolidated Statement of Operations and Comprehensive Loss

	From January 21, 2021 (inception) through December 31, 2021	Three months ended March 31,
		2021(1)	2022
	(in thousands, except per share amounts)
Revenues	$-	$-	$49

Cost of Goods Sold	-	-	12

Gross Profit	-	-	38

Operating expenses:
Selling, general and administrative	2,948	309	1,268
Depreciation and amortization	1	0	1
Foreign currency transaction losses (gains)	(28)	(2)	-
Total operating expenses	2,921	308	1,268

Loss from operations	(2,921)	(308)	(1,230)

Other income:
Interest income	0	-	0
Total other income	0	-	0

Loss before provision for income taxes	(2,921)	(308)	(1,230)

Provision for income taxes	-	-	-

Net loss	(2,921)	(308)	(1,230)

Other comprehensive loss, net of provision for income taxes:
Foreign currency translation gain (loss)	(36)	(27)	10

Comprehensive loss	$(2,957)	$(335)	$(1,220)

Net Loss per Common Share
Basic and diluted	(0.60)	(0.11)	(0.21)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	4,918	2,908	5,822

(1)	For the period from January 21, 2021 (inception) through March 31, 2021.

1 Our acquisition of TruMed Limited (see “Business—Overview” beginning on page 48 of this Prospectus) was not a material or significant acquisition and, therefore, the financial statements of TruMed Limited are not included in this Prospectus.

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First Person Ltd.

Consolidated Balance Sheet

	December 31, 2021	March 31, 2022
	(in thousands, except per share amounts)

ASSETS

Current assets:
Cash	$559	$927
Accounts Receivable, net	-	10
Inventory	98	778
Prepaid expenses and other current assets	540	211
Deferred offering cost	297	406
Total current assets	1,494	2,332

Property and equipment, net	10	853
Construction-in-progress	452	-
Deposits	3	23
Intangible Assets	190	195
Operating lease right-of-use asset	158	153
Total assets	$2,307	$3,555

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$436	$947
Accrued expenses and other current liabilities	117	14
Lease liability, current portion	36	36
Note payables	-	70
Total current liabilities	589	1,068

Lease liability, net of current portion	122	116
Total liabilities	711	1,184

Shareholders’ equity
Preferred shares, no par value – unlimited authorized, 0 shares issued and outstanding	-	-
Common shares, no par value - unlimited authorized, 6,188,754 and 5,804,254 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	4,358	6,273
Additional paid-in capital	196	276
Accumulated deficit	(2,921)	(4,152)
Accumulated other comprehensive loss	(36)	(26)
Total shareholders’ equity	1,596	2,371
Total liabilities and shareholders’ equity	$2,307	$3,555

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this Prospectus, including our consolidated financial statements, the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 of this Prospectus, before deciding to invest in the securities offered by this Prospectus. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations, and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our Common Shares could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the trading price of our Common Shares. Certain statements contained in this section constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” on page 36 of this Prospectus.

Risks Related to Our Limited Operating History, Financial Position and Capital Needs

We have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future.

We have a very limited history of operations and are considered an early stage company. We were formed in January 2021. Although this Prospectus includes audited financial statements for the period from January 21, 2021 (inception) through December 31, 2021, and unaudited financial statements for the three months ended March 31, 2022, we commenced our commercial operations in March 2022. As such, there is very limited financial information about us and such information has been supplemented with other relevant information disclosed in this Prospectus so as to enable an investor to make an informed investment decision. We are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources, and lack of revenues, as well as significant competition from existing and emerging competitors, many of which are established and have access to capital. In addition, as a new business, we may encounter unforeseen expenses, difficulties, complications, delays, and other known and unknown factors. We will need to transition from an early stage company to a company capable of supporting larger scale commercial activities. If we are not successful in such a transition, our business, results, and financial condition will be harmed.

Although we expect to become profitable, there is no guarantee that will happen, and we may never become profitable. We currently have a negative operating cash flow and may continue to have that for the foreseeable future. For the period from January 21, 2021 (inception) through March 31, 2022, our net loss from operations is $4,151,645. To date, we have generated limited revenues. As a result, our net losses from operations may worsen. Our ability to generate increased revenues and potential to become profitable will depend largely on our ability to manufacture and market our products. There can be no assurance that any such events will occur or that we will ever become profitable. Even if we do achieve profitability, we cannot predict the level of such profitability. If we sustain losses over an extended period of time, we may be unable to continue our business.

We will need additional financing to continue to sustain operations at this time.

Our operating cash flow is insufficient to fund all of our operational needs and we will require additional financing to continue our operations. There can be no assurance that such financing will be available on favorable terms or at all. Failure to obtain additional financing could result in delay or indefinite postponement of the deployment of our products. Additional financing may dilute the ownership interest of our shareholders at the time of the financing, and may dilute the value of their investment in our Common Shares. After taking into account the proceeds of this offering, we anticipate that our current cash reserves will last in excess of twelve months under our present operating expectations.

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We may face difficulties obtaining additional financing, and additional financing may result in further dilution.

We anticipate expending substantial funds to carry out the development, introduction, distribution, and manufacture of our products. We may require additional funds for these purposes through one or more public or private financing transactions. No assurance can be given that such additional funds will be available on acceptable terms or at all. Additionally, U.S. banks often refuse to provide banking services to businesses involved in the psilocybin industry because of the present state of the laws and regulations governing financial institutions in the United States, which discourage the provision of banking services to companies involved in the research or production of controlled substances. Consequently, in comparison to companies in other industries, we may face increased difficulties in obtaining financing from U.S. banks due to the nature of our business. If such funds are unavailable or are only available at a prohibitive cost, we may have to significantly curtail our product development program or seek funds through financing alternatives, including equity financing. Any additional equity financing may result in dilution to existing shareholders.

There is substantial doubt about our ability to continue as a going concern.

We currently generate limited revenue, and accordingly we are primarily dependent upon financing transactions to obtain additional funds for product development and operating expenses. The report of our independent registered public accounting firm on our consolidated financial statements for the year ended December 31, 2021, included an explanatory paragraph expressing management’s assessment and conclusion that there is substantial doubt about our ability to continue as a going concern, citing our significant working capital deficiency and our significant losses. Our ability to continue as a going concern will be determined by our ability to generate sufficient cash flow to sustain our operations and/or raise additional capital in the form of debt or equity financing. Delays in obtaining the capital, onerous terms for the capital, or a failure to raise additional capital could have a material negative impact on our business or plans of operations. We believe that the inclusion of a going concern explanatory paragraph in the report of our registered public accounting firm may make it more difficult for us to secure additional financing or enter into strategic relationships with distributors on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We face general risks common to early stage companies, including ongoing requirements for additional capital.

Our securities must be considered highly speculative due to the nature of our business, the early stage of our deployment, current financial position, and ongoing capital. An investment in our Common Shares should only be considered by those persons who can afford a total loss of investment, and is not suited to those investors who may need to dispose of their investment in a timely fashion. Investors should consult with their own professional advisors to assess the legal, financial, and other aspects of an investment in our Common Shares.

We may be exposed to financial risk related to the fluctuation of foreign exchange rates and the degrees of volatility of those rates.

We may be adversely affected by foreign currency fluctuations. Our functional currency is the Canadian dollar, but the functional currency of our operating company in the United States is the U.S. dollar. To date, we have been primarily funded through issuances of equity that have been denominated in Canadian dollars. However, a significant portion of our expenditures are paid in U.S. dollars, and we are, therefore, subject to foreign currency fluctuations that may, from time to time, impact our financial position and results of operations.

We will incur significant costs during the transition to a public company, and face ongoing costs of maintaining a public listing.

We expect this offering will have a significant transformative effect on us. We expect to incur significant additional legal, accounting, reporting, and other expenses as a result of being a public company. We will also incur new costs related to being a public company that we have not incurred previously, including, but not limited to, costs and expenses for managing directors’ and supervisory directors’ fees, increased directors and officers insurance, investor relations, and various other costs of a public company.

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We also anticipate that we will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, laws, regulations, and requirements relating to becoming a reporting issuer in Alberta, Canada, as well as rules implemented by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, LLC (“NASDAQ”). We expect these rules and regulations to increase our legal and financial compliance costs and make some management and corporate governance activities more time consuming and costly. These rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. This could have an adverse impact on our ability to retain, recruit, and bring on a qualified independent supervisory board. We expect that the additional costs we will incur as a public company, including costs associated with corporate governance requirements, will be considerable relative to our costs as a private company.

The transition to a public company may disrupt and have a negative effect on our regular operations.

The additional demands associated with being a public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue producing activities to management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our businesses. Any of these effects could harm our business, financial condition, and results

Our management team’s financial projections are based on assumptions and estimates that may be inaccurate.

Our actual financial position and results of operations may differ materially from management’s expectations. We may experience changes in our operating plans and certain delays with respect to our operating plans. As a result, our revenue, net income and cash flow may differ materially from our projected revenue, net income, and cash flow. The process for estimating our revenue, net income, and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect our financial condition or results of operations.

Risk Related to Our Products and Business

We face significant ongoing costs and obligations related to developing our business and products, and these costs may increase in the future, which may result in significant losses.

We expect to incur significant ongoing costs and obligations related to developing our business and products, which could have a material adverse impact on our results of operations, financial condition, and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof, or other unanticipated events could require extensive changes to our operations, increased compliance costs, or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this Prospectus, and unforeseen expenses, difficulties, complications and delays, and other unknown events. If we are unable to achieve and sustain profitability, the market price of our Common Shares may significantly decrease.

We have incurred substantial expenses related to the development and initial operations of our business and we may never become profitable, earn revenues, or pay dividends.

There is no assurance that we will be profitable, earn revenues or pay dividends. We have incurred, and anticipate that we will continue to incur, substantial expenses relating to the development and initial operations of our business. The payment and amount of any future dividends will depend upon, among other things, our results of operations, cash flow, financial condition, and operating and capital requirements. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends.

12

As our operating expenses increase, we may not be able to generate revenue growth or sustain any revenue growth that we achieve.

There can be no assurance that we can generate revenue growth, or that any revenue growth that is achieved can be sustained. Revenue growth that we may achieve may not be indicative of future operating results. In addition, we may further increase operating expenses in order to fund higher levels of research and development, increase sales and marketing efforts and increase administrative resources in anticipation of future growth. To the extent that increases in such expenses precede or are not subsequently followed by increased revenues, our business, operating results, and financial condition will be materially adversely affected.

The functional-mushroom and psilocybin industries are new in the United States, and the industries and markets may not continue to exist or develop as anticipated or we may ultimately be unable to succeed as anticipated in these industries and markets.

We operate our business in a new industry and market. There is no assurance we will be able to derive meaningful revenue from our investment in functional or psychedelic mushrooms, or that we will pursue that business to the extent currently proposed or at all. In addition to being subject to general business risks, we must continue to build brand awareness in this industry and market through significant investments in our strategy, production capacity, quality assurance, and compliance with regulations. In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or function and evolve in the manner consistent with management’s expectations and assumptions. Any event or circumstance that adversely affects our industry and market could have a material adverse effect on our business, financial conditions, and results of operations.

Psilocybin is highly regulated at the federal and state level, and authorizations for the production of psilocybin are still in the early stages and we may not receive the required approvals.

Psilocybin is a Schedule I controlled substance under the CSA. Even in U.S. states or territories that have decriminalized psilocybin to some extent, unless specific authority is obtained from the DEA, the propagation, possession, and sale of psilocybin all remain violations of U.S. federal law punishable by imprisonment, substantial fines and forfeiture. To obtain federal authority to grow or manufacture psilocybin for federally sanctioned research and other limited purposes, one must receive a permit from the DEA and meet certain requirements imposed by the DEA. The registration process to manufacture controlled substances is codified under 21 U.S.C. § 823. It requires that the U.S. Attorney General determine whether registrations are in the public interest; to do so, the U.S. Attorney General is directed to consider multiple factors, including “compliance with applicable State and local law.”

Research involving controlled substances in the State of Washington requires participating individuals to register with both the DEA and the WDOH. Applicants must obtain a controlled substance researcher registration from the WDOH prior to registering with the DEA. Chris L. Claussen, our Chief Innovation Officer, submitted a controlled substance researcher application with the WDOH in order for FP, Inc. to conduct psilocybin research, with such application listing FP, Inc.’s Olympia, Washington, facility as the research lab location. If the WDOH registration is granted, then FP, Inc. intends to utilize such registration to apply for licensure with the DEA to make our current facility in Olympia, Washington, a licensed psilocybin facility.

We may not be successful in obtaining the necessary approvals from the WDOH or the DEA. If we are successful in obtaining such approvals, we will be subject to strict regulations from both the State of Washington and the DEA relating to security, recordkeeping, reporting, and inventory controls to prevent drug loss and diversion. The licenses from the WDOH and the DEA, if successfully obtained, will only be provided on an annual basis and we may not be successful in renewing such licenses each subsequent year. The failure to obtain the necessary approvals to conduct psilocybin research, or the renewal of such approvals if obtained, could have a material adverse effect on our business, financial conditions, and results of operations.

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The dynamic nature of the laws and regulations affecting the psilocybin market, including the federal authorization of psilocybin, or the state-regulated psilocybin industry, could materially adversely affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Local, state, and federal psilocybin laws and regulations have been evolving rapidly and are subject to varied interpretations, which could require us to incur substantial costs associated with compliance or negatively impact, and accordingly cause us to alter, our business plan, which could require further costs and negatively impact our business and future results of operations. We can know neither the nature of any future laws, regulations, interpretations or applications nor how additional governmental regulations or administrative policies and procedures, when and if promulgated, could impact our business. For example, if psilocybin is no longer illegal under federal law, and depending on future laws or guidance on psilocybin for research, we may experience a significant increase in competition. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations or any failure by us to comply with these laws or regulations could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us, or otherwise adversely affect our business.

A denial of, or significant delay in obtaining, or any interruption of required government authorizations to produce psilocybin for federally sanctioned purposes would likely have a significant negative impact on the Company.

While psilocybin is not an illegal drug under the Jamaica Drug Act and we intend to grow, research, and distribute psychedelic mushrooms in Jamaica through TruMed, a portion of our business plan in the United States depends on receiving the necessary state and federal authorizations to research and produce psilocybin for federally sanctioned purposes. Our Company may not commence psilocybin propagation operations in the United States until both the WDOH and the U.S. federal government, in particular the DEA, have signed off that the Company has met its obligations under state law and is compliance with all applicable DEA regulations. There is no guarantee that we will receive the necessary approvals from either the WDOH or the DEA.

For drugs manufactured in the United States, the DEA establishes annually an aggregate quota for the amount of substances within Schedules I and II that may be manufactured or produced in the United States based on the DEA’s estimate of the quantity needed to meet legitimate medical, scientific, research, and industrial needs. The DEA also issues individual production quotas for Schedule I Controlled Substance registrants. These quotas may only be adjusted once per year, at the DEA’s sole discretion. The DEA’s quotas may limit our ability to achieve revenue goals, even if we are able to obtain DEA Controlled Substance Research and/or Manufacturing registrations.

Operating in a highly regulated business requires significant resources.

We intend to operate a highly regulated, vertically integrated business involving psilocybin. As a result, we expect a significant amount of our management’s time and external resources to be used to comply with the laws, regulations, and guidelines that impact our business, and changes thereto, and such compliance may place a significant burden on our management and other resources.

Additionally, we may be subject to a variety of laws, regulations, and guidelines in each of the jurisdictions in which we conduct psilocybin activities, which differ among these various jurisdictions. Complying with multiple regulatory regimes will require additional resources and may negatively impact our ability to expand into certain jurisdictions. For example, even if psilocybin were to become legal under U.S. federal law, companies operating in the psilocybin industry would have to comply with all applicable state and local laws, which may vary greatly between jurisdictions, increasing costs for companies that operate in multiple jurisdictions.

We compete for market share with other companies, some of which have longer operating histories and may have more financial resources and manufacturing and marketing experience than we have.

We face competition in the markets in which we operate. Some of our competitors have longer operating histories and may have more financial resources and manufacturing and marketing experience than we have. Some of our competitors may also be better positioned to develop superior product features and technological innovations and may be able to better adapt to market trends. Our ability to compete depends on, among other things, high product quality, short lead-time, timely delivery, competitive pricing, range of product offerings, and superior customer service and support. Increased competition may require us to reduce prices or increase costs and may have a material adverse effect on our financial condition and results of operations. Any decrease in the quality of our products or level of service to customers or any occurrence of a price war among our competitors and us may adversely affect the business and results of operations.

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We may expend substantial time and financial resources on potential acquisitions of other companies and such acquisitions may not be completed or successful.

Our success will depend, in part, on our ability to grow our business in response to the demands of consumers and other constituents within the functional mushroom and psychedelics industry as well as competitive pressures. In some circumstances, we may decide to grow our business through the acquisition of complementary businesses rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly and we may not be able to successfully complete identified acquisitions. In addition, we may not realize the expected benefits from completed acquisitions. Our failure to address risks encountered in connection with any future acquisitions or investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities and harm our business generally. Future acquisitions could also result in the incurrence of debt, contingent liabilities, amortization expenses, or the impairment of goodwill, any of which could harm our financial condition.

The psychedelics industry is in a nascent stage so there is a lack of information about the business models of comparable companies and the potential market size.

Because the legal psychedelics industry is in a nascent stage, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in our securities, and few, if any, established companies whose business model we can follow or upon whose success we can build. Accordingly, investors will have to rely on their own estimates in deciding about whether to invest in our securities. There can be no assurance that our estimates are accurate or that the market size is sufficiently large for our business to grow as projected, which may negatively impact our financial results.

Our ability to cultivate and/or acquire mushrooms for our products is subject to risks inherent in agricultural operations.

Our products are derived from mushrooms. Accordingly, we must grow enough mushrooms so that our products can be produced to meet the demand of our customers. Even with the procedures and protections we have put in place, a poor harvest could result in loss of sales and damage our business and results of operations. Agricultural products are vulnerable to climate change, crop disease, natural disaster, and pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. Unfavorable growing conditions caused by these factors can reduce both crop size and crop quality and, in extreme cases, entire harvests may be lost, which would negatively impact our business and results of operations. Additionally, there could be difficulties with the first crop or harvest in any new facility.

There are many factors that could impact our ability to attract and retain customers, including that we may not be able to develop as many psilocybin or functional mushroom products, or crops of the consistency or quality that we expect, which could have a negative adverse effect on our business plan and profitability.

Our success depends on our ability to attract and retain customers, but we face competition in obtaining customers for our psilocybin and nutraceutical materials and products. There are many factors that could impact our ability to attract and retain customers, including our ability to compete based on price, produce high quality or consistent crops, continually produce desirable and effective products that are superior to others in the market, and implement our customer acquisition plan, as well as maintain continued growth in the aggregate number of potential customers. Competition for customers may result in increasing our costs while also lowering the market prices for our products and reduce our profitability. If we are not successful in attracting and retaining customers, we may fail to be competitive or achieve profitability or sustain profitability over time.

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As a result of changing customer preferences, products may attain financial success for a limited period of time. Even if we are successful in introducing new products, a failure to gain consumer acceptance or to update products with compelling attributes could cause a decline in our products’ popularity that could reduce revenues and harm our business, operating results and financial condition. Failure to introduce new products or product types and to achieve and sustain market acceptance could result in our being unable to meet consumer preferences and generate revenue, which would have a material adverse effect on our profitability and financial results from operations.

We currently have a limited number of contemplated products, and have limited financial and management resources, and, as a result, we may forego or delay our development of planned or other products. Our resource allocation decisions may cause us to fail to capitalize on profitable market opportunities. If we are unsuccessful in developing the contemplated or additional products, our business may be harmed.

Our business relies on the production and distribution of mushroom related products, and such products may not maintain or grow their market acceptance.

Our business is focused on the production and distribution of mushrooms and related products. If such products do not maintain or grow their market acceptance, it will be difficult for us to achieve profitability. Our revenues are expected to derive almost exclusively from sales of mushroom based products, and we expect that our mushroom based products will account for substantially all of our revenue for the foreseeable future. If the mushroom market declines or mushrooms fail to achieve substantially greater market acceptance than they currently enjoy, we may not be able to grow our revenues sufficiently for us to achieve consistent profitability. Even if our products conform to international safety and quality standards, sales could be adversely affected if consumers in target markets lose confidence in the safety, efficacy, and quality of mushrooms. Adverse publicity about mushroom based products that we sell may discourage consumers from buying products distributed by us.

We may not be successful in developing and commercializing our products, or may not be able to do so at acceptable costs.

If we cannot successfully develop, manufacture, sell, and distribute our products, or if we experience difficulties in the development process, such as capacity constraints, quality control problems, or other disruptions, we may not be able to develop market-ready commercial products at acceptable costs, which would adversely affect our ability to effectively enter the market. A failure by us to achieve a low-cost structure through economies of scale or improvements in cultivation and manufacturing processes would have a material adverse effect on our commercialization plans and our business, prospects, results of operations, and financial condition. If there is a shift in consumer demand, we must meet such demand through new and innovative products or else our business may fail.

A significant failure or deterioration in our quality control systems could have a material adverse effect on our business and operating results.

The quality and safety of our products are critical to the success of our business and operations. As such, it is imperative that our (and our service providers’) quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training programs and adherence by employees to quality control guidelines. Although we strive to ensure that all of our service providers have implemented and adhere to high-quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on our business and operating results.

We may experience breaches of security at our facilities or loss as a result of the theft of our products.

Given the nature of psilocybin and its lack of legal availability outside of government approved channels, and despite meeting or exceeding applicable security requirements, there remains a risk of security breach as well as theft. A security breach at one of our facilities could result in a significant loss of available products, expose us to additional liability under applicable regulations and to potentially costly litigation or increase expenses relating to the resolution and future prevention of these breaches and may deter potential customers from choosing our products, any of which could have an adverse effect on our business, financial condition and results of operations.

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We are subject to liability arising from any fraudulent or illegal activity by our employees, contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless, or negligent conduct or disclosure of unauthorized activities to us that violate (i) government regulations, (ii) manufacturing standards, (iii) federal, state or local healthcare fraud and abuse laws and regulations, or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for us to identify and deter misconduct by our employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any actions are brought against us, including by former employees, independent contractors and consultants, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment of our operations, any of which would have an adverse effect on our business, financial condition and results from operations.

Our production equipment may be damaged, adversely affecting our ability to meet consumer and wholesale demand.

All of our products are produced at our manufacturing facility in Olympia, Washington. A significant disruption at that facility or to any of our key production equipment, even on a short-term basis, could impair our ability to timely produce and ship products, which could have a material adverse effect on our business, financial position and results of operations. Our manufacturing operations are vulnerable to interruption and damage from natural and other types of disasters, including earthquake, fire, floods, volcanic events, draughts, environmental accidents, winter storms, power loss, disease outbreaks or pandemics such as the recent COVID-19 pandemic, communications failures, and similar events. If any disaster were to occur at our facilities, our ability to operate our business at our facilities would be seriously impaired.

Regulations and evolving legislation governing issues involving climate change and sustainability could result in increased operating costs, which could have a material adverse effect on our business, and the potential physical impacts of climate change on our operations are highly uncertain.

A number of international, federal, state, or local governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. For example, the U.S. Environmental Protection Agency (“EPA”) issued a notice of finding and determination that emissions of carbon dioxide, methane, and other greenhouse gases (“GHGs”) present an endangerment to human health and the environment, which allowed the EPA to begin regulating emissions of GHGs under existing provisions of the Clean Air Act. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring, permitting, reporting, and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas and countries not subject to such limitations. Given the political significance, regulatory or compliance obligations, and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance, and ability to compete. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These impacts may adversely impact the cost, production, and financial performance of our operations.

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We may encounter disruptions or delays in the expansion and construction of our facilities, which may impair our ability to grow and produce our own mushroom products for distribution.

In order to increase production capacity, we are currently constructing additional capacity for cultivating mushrooms at our facility in Olympia, Washington. Chris L. Claussen, our Chief Innovation Officer, submitted a controlled substance researcher application with the WDOH in order for FP, Inc. to conduct psilocybin research legally under state and federal law, with such application listing FP, Inc.’s Olympia, Washington, facility as the research lab location. If the WDOH registration is approved, then we intend to apply for a DEA license to make our current facility in Olympia, Washington, a licensed psilocybin facility. In addition, we intend to expand operations into a larger facility to increase our functional mushroom production capacity in the future. Commercial construction and expansion of operations involves a number of risks and uncertainties, certain of which are outside our control. Any disruption or delay in the construction of facilities, expansion of operations, or in obtaining either a WDOH or DEA license to legally grow psilocybin mushrooms in the United States may impair or impede our ability to grow functional or psychedelic mushrooms and manufacture products for distribution.

We are subject to several risks in connection with the construction of our facilities, including the availability and performance of engineers and contractors, suppliers and consultants, the availability of funding, and the receipt of required governmental approvals, licenses and permits, and the projected timeline for construction, which could change due to delays. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on whom we are dependent in connection with our construction activities, a delay in or failure to receive the required governmental approvals, licenses and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with construction could delay or prevent the construction of the additional phases of the facilities as planned. There can be no assurance that current or future construction plans implemented by us will be successfully completed on time, within budget and without design defect, that the necessary personnel and equipment will be available in a timely manner or on reasonable terms to complete construction projects successfully, that we will be able to obtain all necessary governmental approvals, licenses and permits, or that the completion of the construction, the start-up costs and the ongoing operating costs will not be significantly higher than anticipated by us. Any of the foregoing factors could adversely impact our operations and financial condition.

We are subject to risks associated with leasing and occupying real property and the inability to extend, renew, or continue to lease real property in key locations could harm our business, profitability, and results of operations.

The lease for our facility in the Olympia, Washington, is set to expire in 2023, subject to renewal options (see “Properties” on page 63 of this Prospectus). Accordingly, we are subject to the risks associated with leasing, occupying, and making tenant improvements to real property, including, among others, changes in availability of, and contractual terms for, leasable manufacturing space, as well as potential liability for environmental conditions or various other claims. If demand increases, we may also need to expand into other facilities in order to increase our production capabilities. When our lease expires or when we need to expand into other facilities, we may be unable to negotiate leases or renewals, either on commercially acceptable terms or at all, which could impact our ability to manufacture our products or deliver them to the market, which in turn could harm our business, profitability and results of operations.

We may be vulnerable to rising energy costs.

Psilocybin and functional mushroom growing operations consume considerable energy, which makes us vulnerable to rising energy costs and/or the availability of stable energy sources. Accordingly, rising or volatile energy costs or the inability to access stable energy sources may have a material adverse effect on our business, financial condition and results of operations.

Environmental risks may adversely affect our business.

Cultivation and production activities may be subject to licensing requirements relating to environment regulation. Environmental legislation is evolving in such a manner that may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The application of environmental laws to our business may cause us to increase the costs of our cultivation, production or scientific activities. Unanticipated licensing delays can result in significant delays and cost overruns in our business and could affect our financial condition and results of operations. There can be no assurance that these delays will not occur.

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We will rely on a third party co-packer for certain product components and other third-parties for the packaging material for our products, and there is no guarantee that the relationships with the co-packers or packaging companies will continue or that the co-packer or packaging companies will deliver goods on a timely basis.

We will rely on a third party co-packer to provide microbeads utilized in our products, and other third party companies for the packaging materials for our products. While we have identified other potential suppliers who can supply similar microbeads, we do not currently own and do not plan to develop in-house manufacturing capabilities for these microbeads, and will be reliant on third-party suppliers for microbeads now and going forward. We also do not manufacture our packaging materials for our products and are reliant on third-party packaging companies for these materials. While other packaging companies exist which could provide these packaging materials for our products, locating and changing suppliers could result in product delivery delays to potential customers, which could materially harm our business and results of operations. This co-packer and these packaging companies are third parties over which we have little or no control, and with which we do not have any long-term agreements. The failure of the co-packer to continue to provide the microbeads or to deliver products on a timely basis, or the failure of the third party packaging companies to provide packaging materials, or the termination of our relationship with any of these parties could have a material adverse effect on our business, financial condition, and operating results.

We are dependent on third parties to supply materials used in our products and packaging, and any interruption or failure by these suppliers or other disruptions to our supply chain may have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our ability to make, move, and sell our products is critical to our success. Damage or disruption to our supply chain, including third party manufacturing, assembly, or transportation capabilities, due to weather, including any potential effects of climate change, natural disaster, fire or explosion, terrorism, pandemics (such as the COVID-19 pandemic), strikes, government action, or other reasons beyond our control or the control of our suppliers and business partners, could impair our ability to manufacture or sell our products. Further, we rely on third parties to supply materials used in our products and packaging. Any interruption or failure by our suppliers or other partners to meet their obligations on schedule or in accordance with our expectations, which, in each case, could be the result of one or many factors outside of our control, could delay or prevent the manufacture or commercialization of our products, disrupt our operations, or cause reputational harm to our company, any or all of which could have a material adverse effect on our business, financial condition, results of operations, and cash flows. The global supply chain issues caused by the COVID-19 pandemic have impacted our ability to obtain packaging materials for our products, and we were forced to delay the launch of our consumer packaged goods because of a delay in our initial orders for packaging samples from suppliers in China. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events when they occur, could adversely affect our business or financial results.

The ongoing labor shortage, or an increase in its severity, may result in delays in receiving materials from our third party suppliers or an increase in the cost of sourcing materials and producing products.

We rely on third party suppliers for materials used in our products and packaging. Our third party suppliers may face difficulties in meeting their obligations on schedule or in accordance with our expectations if they are unable to find sufficient workers as a result of the ongoing labor shortage, caused in part by the COVID-19 pandemic, or an increase in the severity of such labor shortage, which could adversely affect our business or financial results. In addition, we rely in part on our ability to find, hire, and retain capable personnel who can successfully operate our facility in Olympia, Washington, and who can understand, explain, market, and sell our products. The ongoing labor shortage, or an increase in its severity, could result in increased costs related to finding, hiring, and retaining capable personnel, which could adversely affect our business or financial results.

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Our financial success will depend on our ability to successfully predict changes in consumer preferences and develop successful new products and marketing strategies in response.

Our ability to earn revenues is substantially dependent on the success of our products, which depends upon, among other matters, pronounced and rapidly changing public tastes, and other factors which are difficult to predict and over which we have little, if any, control. Consumer trends change based on many factors, including but not limited to, nutritional values, consumer preferences and general economic conditions. Additionally, there is a growing movement among some consumers to buy local food products in an attempt to reduce the carbon footprint associated with transporting food products from longer distances, and this could result in a decrease in the demand for our food products and ingredients. A shift in consumer demand away from our proposed products or our failure to expand our current market position will harm our business and results of operations.

We will be dependent on the popularity and consumer acceptance of our brand.

There is no assurance that we will be able to achieve brand awareness in any of our target regions. In addition, we must develop successful marketing, promotional and sales programs in order to sell our products. If we are not able to develop successful marketing, promotional and sales programs, then such failure will have a material adverse effect on our business, financial condition, and operating results.

We may face unfavorable publicity or consumer perception.

We may depend significantly on consumer perception regarding the safety and quality of our products. Consumer perception of products can be significantly influenced by adverse publicity in the form of published scientific research, media attention, social media, or other publicity, whether or not accurate, that associates consumption of our products or any other similar products with illness or other adverse effects, or questions the benefits of our or similar products or that claims that any such products are ineffective. A new product may initially be received favorably, resulting in high sales of that product, but that sales level may not be sustainable as consumer preferences change. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. Unfavorable research or publicity could have a material adverse effect on our ability to generate sales.

We are highly dependent upon consumer perception of mushrooms and mushroom based products. The public may associate our fully legal functional mushroom and nutraceutical products with illegal psychedelic mushrooms, which are prohibited substances in the United States, except under research and related exceptions pursuant to DEA and state registrations in place. Our revenues may be negatively impacted due to the fact the market does not fully accept mushrooms as a food or nutritional product.

If the reputation of our brand erodes significantly, it could have a material impact on our results of operations.

In certain circumstances, our reputation could be damaged as a result of the actual or perceived occurrence of any number of events, including negative publicity, whether true or not. Widespread adoption of social media and other web-based tools to generate, publish, and discuss user-generated content and to connect with other users has made it increasingly easy for individuals and groups to communicate and share opinions and views regarding us, our products and our activities, whether true or not. Although we believe that we operate in a manner that is respectful to all stakeholders and take care in protecting our image and reputation, we do not ultimately have direct control over how we are perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations, and impede our ability to advance our projects, thereby having a material adverse impact on financial performance, financial condition, cash flows, and growth prospects.

We may not be successful in developing a marketing and sales force for the commercialization of our products, or we may incur substantial expenses to do so.

In order to commercialize and market our products, we must either acquire or develop an internal marketing and sales force with technical expertise and with supporting distribution capabilities, or arrange for third parties to perform these services. The acquisition or development of a sales and distribution infrastructure would require substantial resources, which may divert the attention of our management and key personnel, and defer our product development and deployment efforts. To the extent that we enter into marketing and sales arrangements with other companies, our revenues will depend on the efforts of others. These efforts may not be successful. If we fail to develop substantial sales, marketing and distribution channels, or to enter into arrangements with third parties for those purposes, we will experience delays in product sales and incur increased costs.

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We may be unable to adequately protect our brand and our other intellectual property rights.

Our ability to compete effectively will depend, in part, on our ability to maintain the proprietary nature of our brand and product, and processes and methodologies used to create our products. We have adopted procedures to protect our intellectual property and maintain the secrecy of our confidential business information and trade secrets. However, there can be no assurance that such procedures will afford complete protection of such intellectual property, confidential business information, and trade secrets. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. We have trademark applications for our key names and phrases, and two pending patents for innovations related to our products. We have only filed provisional patent applications, which help protect inventions for a twelve-month period while a formal patent application is being filed. The patent process can take up to twenty-four months or longer to complete and can be challenged during the process. At this time, we cannot state whether the patent applications will be approved, refused, and/or ultimately registered. In addition, our trademark, patent, and other intellectual property rights and related registrations may be challenged in the future and could be cancelled or narrowed.

Failure to protect our trademark rights could prevent us in the future from challenging third parties who use names and logos similar to our trademarks, which may in turn cause consumer confusion or negatively affect consumers’ perception of our brand and products. Our patent applications may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage. In addition, if we do not keep our trade secrets confidential, others may produce products with our recipes or formulations. Intellectual property disputes and proceedings may be protracted with no certainty of success, and an adverse outcome could subject us to liabilities, force us to cease use of certain trademarks or other intellectual property, or force us to enter into licenses with others. Any one of these occurrences may have a material adverse effect on our business, results of operations and financial condition.

If we are unable to protect the confidentiality of our trade secrets, the value of our proprietary processes could be materially adversely affected and our business would be harmed.

We consider proprietary trade secrets, confidential know-how, and unpatented know-how to be important to our business. We may rely on trade secrets and confidential know-how to protect our technology, especially where patent protection is believed by us to be of limited value. However, trade secrets and confidential know-how are difficult to protect. We seek to protect our confidential proprietary information, in part, by entering into confidentiality agreements with parties who have access to them, including our employees. However, we cannot be certain that such agreements have been entered into with all relevant parties that may have or have had access to our trade secrets.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or misappropriation of our intellectual property rights. The loss of the First Person brand or logo or other registered or common law trade names or a diminution in the perceived quality of products or services associated with our Company would harm our business. Our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

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Third parties may assert that we, our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees, consultants, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Our internal computer systems may fail or suffer security breaches, which could result in a significant disruption of our product development programs and our ability to operate our business effectively.

Our internal computer systems may fail or suffer damage due to computer viruses, unauthorized access, natural disasters, terrorism, war, or telecommunication and electrical failures. Cyber-attacks are increasing in their frequency, sophistication, and intensity, and have become increasingly difficult to detect. Cyber-attacks could include the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering, and other means to affect service reliability and threaten the confidentiality, integrity, and availability of information. Cyber-attacks also could include phishing attempts or e-mail fraud to cause payments or information to be transmitted to an unintended recipient.

While we have not experienced any significant system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other proprietary information or other similar disruptions. Additionally, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information regarding our employees, could harm our reputation, cause us not to comply with federal and/or state breach notification laws and foreign law equivalents, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information. Security breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Our ability to produce and sell our products is dependent on compliance with regulatory and other requirements.

The processing, manufacturing, packaging, labeling, advertising, and distribution of our planned products is subject to regulation by one or more governmental authorities, and various agencies of the federal, state, and localities in which our products are sold. These governmental authorities may attempt to regulate any of our products that fall within their jurisdiction. Our functional mushrooms that we supply to other businesses will be subject to regulation by the USDA and the FDA. Our nutraceutical products will be subject to regulation by the USDA, the FDA, and the FTC. Our production and research of psilocybin will require approval from the WDOH and the DEA. We are also required to comply with the regulations and policies promulgated by the EPA and corresponding state agencies.

Such governmental authorities may determine that a particular product or product ingredient presents an unacceptable health risk and may determine that a particular statement of nutritional support that we want to use is an unacceptable claim. Such a determination would prevent us from marketing particular products or using certain statements of nutritional support on our products. We also may be unable to disseminate third-party literature that supports our products if the third-party literature fails to satisfy certain requirements.

In addition, governmental authorities could require us to remove a particular product from the market. Any recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs, and reduced growth prospects, all of which could be material.

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If we are not able to comply with all environmental, health, and safety regulations applicable to our operations and industry, we may be held liable for any breaches of those regulations.

Our operations are subject to a variety of environmental, health, and safety laws and regulations in each of the jurisdictions in which we operate. These laws and regulations govern, among other things, air emissions, wastewater discharges, the handling and disposal of hazardous substances and wastes, soil and groundwater contamination, and employee health and safety. We are also subject to laws and regulations governing the handling and disposal of noncompliant products and waste, the handling of regulated material that is included in our products and the disposal of products at the end of their useful life. These laws and regulations have increasingly become more stringent, and we may incur additional expenses to ensure compliance with existing or new requirements in the future. Any failure by us to comply with environmental, health, and safety requirements could result in the limitation or suspension of our operations. We also could incur monetary fines, civil or criminal sanctions, third-party claims or cleanup, or other costs as a result of violations of or liabilities under such requirements. In addition, compliance with environmental, health, and safety requirements could restrict our ability to expand our facilities or require us to acquire costly pollution control equipment or incur other significant expenses.

Our reputation could suffer from real or perceived issues involving the labeling or marketing of our products.

Products that we sell carry claims as to their origin, ingredients or health benefits, including, by way of example, the use of the term “natural”, “functional”, or “healthy”, or similar synonyms or implied statements relating to such benefits. Although each of the FDA and the USDA has issued statements regarding the appropriate use of the word “natural,” there is no single, United States government regulated definition of the term “natural” for use in the food industry, which is true for many other adjectives common in the better-for-you and functionally-focused food industry. The resulting uncertainty has led to consumer confusion, distrust, and legal challenges. Plaintiffs have commenced legal actions against several food companies that market “natural” products, asserting false, misleading and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which would have a material adverse effect on our business, financial condition and results of operations.

The laws, regulations, and guidelines generally applicable to psilocybin in the United States may change in ways that impact our ability to continue our business as currently conducted or proposed to be conducted.

From time to time, U.S. federal, state, or local legislative and governmental authorities may impose additional or more stringent laws or regulations that could apply to us, our business and products, repeal laws or regulations that we consider favorable to us, or impose more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals, or interpretations or to predict the effect that additional governmental regulation, when and if it occurs, would have on our business in the future. Those developments could prohibit the sale and marketing of ingredients and products or require reformulation of products to meet new standards, recalls or discontinuance of products (including products that we sell). Further, we may be subject to requirements for reformulation, labeling, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, quality control requirements, adverse event reporting, or other requirements. Any developments of this nature could increase our costs significantly and could have a material adverse effect on our business, financial condition, and results of operations.

Psilocybin is currently classified as a Schedule I controlled substance under the CSA. If psilocybin and/or psilocin, other than the FDA-approved formulation, is rescheduled under the CSA as a Schedule II or lower controlled substance (i.e., Schedule III, IV, or V), the ability to conduct research on psilocybin and psilocin would most likely be improved. However, rescheduling psilocybin and psilocin may materially alter enforcement policies across many federal agencies, primarily the FDA and DEA. The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the FDCA. The FDA’s responsibilities include regulating the ingredients as well as the marketing and labeling of drugs sold in interstate commerce. Because it is currently illegal under federal law to produce and sell psilocybin and psilocin, and because there are no federally recognized medical uses, the FDA has historically deferred enforcement related to psilocybin and psilocin to the DEA. If psilocybin and psilocin were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. The DEA would continue to be active in regulating manufacturing, distribution, and dispensing of such substances. There is no guarantee that our future psilocybin products would be able to meet any new FDA regulations or interpretations of the law, which could inhibit our business prospects even in the case that the federal government were to legalize psilocybin. The potential for multi-agency enforcement post-rescheduling could threaten or have a materially adverse effect on our business.

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The failure to comply with any of the above applicable regulations, regulatory authorities, or other requirements may result in civil or criminal penalties, recall or seizure of products, injunctive relief including partial or total suspension of production, or withdrawal of a product from the market.

We may encounter difficulties in accessing banking and other financial services due to our involvement in the psilocybin industry.

Due to the present state of the laws and regulations governing financial institutions in the United States, banks often refuse to provide banking services to businesses involved in the psilocybin industry. Consequently, businesses involved in the psilocybin industry often have difficulty accessing the U.S. banking system and traditional financing sources. While we currently have a bank account with a U.S. bank, the inability to open bank accounts with certain institutions may make it difficult to operate our business and could make our cash holdings more vulnerable. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies may refuse to process credit card payments due to our involvement in the psilocybin industry. If we are unable or limited in our ability to open or maintain bank accounts, obtain other banking services, or accept credit card and debit card payments, it may be difficult for us to operate and conduct our business as planned.

A health or safety issue resulting in litigation against us could harm our business.

Health and safety issues related to our products may arise that could lead to litigation or other action against us or to regulation of certain of our product components. We may be required to modify our recipes or packaging and may not be able to do so. In extreme circumstances, we could be required to pay damages that may reduce our profitability and adversely affect our financial condition. Even if these concerns prove to be baseless, the resulting negative publicity could affect our ability to market certain of our products and, in turn, could harm our business and results from operations.

Contamination of our products intended for human consumption could result in a product recall or harm our reputation.

The sale of products for human consumption involves inherent risks. We could decide to, or be required to, recall products due to suspected or confirmed contamination or product tampering. A product recall could lead to litigation and adversely affect product sales financial condition and results of operation as well as our general reputation in the industry.

Our products may be subject to product recalls, withdrawals, or seizures.

Manufacturers, producers, and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety, and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention.

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Although we have detailed procedures in place for testing our products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if we are subject to recall, our public image could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable licenses, and potential legal fees and other expenses, which could materially and adversely affect our business, financial condition and results of operations.

Because psilocybin is a controlled substance, our products, equipment, and revenues, could be subject to civil or criminal asset forfeiture if we fail to comply with the laws and regulations applicable to psilocybin.

Any property owned by participants in the psilocybin industry used in the course of conducting such business, or that is the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the psilocybin industry under federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

We face inherent and significant risks related to product liability and similar claims.

We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our business, financial condition and results of operations. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

We may be required to pay for losses or injuries purportedly or actually caused by its products. As we do not yet have any commercial products, we have not been subject to any product liability claims; however we may be subject to such claims in the future, and that liability may exceed the funds available to us.

We are highly dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.

Our success is largely dependent on the performance of our directors and officers. There is no assurance we can maintain the services of our directors, officers, or other qualified personnel required to operate our business. In addition, our ability to retain key personnel may be challenged as a result of potential COVID-19 outbreaks or quarantines. The loss of one more of these persons could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

Conflicts of interest may arise between us and our directors and officers as a result of other business activities undertaken by such individuals.

Certain of our directors and officers may become associated with other companies in the same or related industries, which may give rise to conflicts of interest. Directors who have a material interest in any person who is a party to a material contract or a proposed material contract with us or our related parties are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, our directors and officers are required to act honestly and in good faith with a view toward our best interests.

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We must attract and maintain key personnel or our business could suffer material harm.

The loss of certain non-executive employees could have a material adverse effect on our business and results of operations. In addition, an inability to hire, or the increased costs of new personnel, including members of executive management, could have a material adverse effect on our business and operating results. The expansion of marketing and sales of our products will require us to find, hire and retain additional capable personnel who can understand, explain, market and sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel, vendors or subcontractors for these required functions. New employees often require significant training and, in many cases, take significant time before they achieve full productivity. As a result, we may incur significant costs to attract and retain contractors, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and may lose new employees to our competitors or other companies before we realize the benefit of the resources we expend in recruiting and training them.

We may be unable to manage our growth effectively, which could make it difficult to execute our business strategy.

In order to manage growth and change in strategy effectively, we must: (i) maintain adequate systems to meet future customer demands; (ii) expand sales and marketing, distribution capabilities, and administrative functions; (iii) expand the skills and capabilities of our current management team; and (iv) attract and retain qualified employees. While we intend to focus on managing costs and expenses over the long term, we expect to expend substantial resources to support our growth and may have additional unexpected costs. We may not be able to expand quickly enough to exploit potential market opportunities. If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business results of operations.

Adverse U.S. or international economic conditions, including periods of inflation, could negatively affect our business, financial condition, and results of operations.

Consumer spending on nutraceutical products is influenced by general economic conditions and the availability of discretionary income. Adverse U.S. or international economic conditions or periods of inflation or high energy prices may contribute to higher unemployment levels, decreased consumer spending, reduced credit availability, and declining consumer confidence and demand, each of which poses a risk to our business. A decrease in consumer spending or in retailer and consumer confidence and demand for our products could have a significant negative impact on our net sales and profitability, including our operating margins. These economic conditions could cause potential customers or suppliers to experience cash flow or credit problems and impair their financial condition, which could disrupt our business and adversely affect product orders, payment patterns, and default rates and increase our bad debt expense.

The COVID-19 pandemic could have a material adverse impact on our business, results of operations, and financial condition.

The outbreak of COVID-19, and the subsequent emergence of variant strains of the virus, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods, and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 pandemic is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on our financial results and condition in future periods. However, depending on the length and severity of the pandemic, COVID-19 could: interrupt our operations; increase operating expenses; cause delayed performance of contractual obligations; cause packaging restrictions on shipping; impair our ability to raise funds, depending on the COVID-19 pandemic’s effect on capital markets; adversely affect our supply partners, contractors, customers, and/or transportation carries; and cause changes in our regulatory framework, which may increase competition for the mushrooms and packaging we use or affect our ability to deliver its products to customers—each which could materially affect our business and financial condition.

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The continued spread of COVID-19 and the measures taken by the governments of countries affected could disrupt our plan of distribution and use of available funds and the timelines, business objectives, or disclosed milestones related thereto, and thus, adversely impact our business, financial condition, results of operations, and prospects. In addition, there can be no assurance that we will not lose members of our workforce or consultants or see our workforce person-hours reduced, or incur increased medical costs as a result of these health risks. It is difficult to predict the impact the COVID-19 pandemic may have on our business in the future, or the price of and demand for our products. It is possible that the COVID-19 pandemic could have a material adverse effect on our business, financial condition, results of operations, and prospects, as well as the market for our securities and/or our ability to obtain financing.

Risks Related to Our Common Shares and Warrants

Additional issuances of Common Shares or issuances of securities convertible into or exercisable for Common Shares may result in further dilution.

In order to finance future operations, we may raise additional funds through the issuance of Common Shares or other securities convertible into or exercisable for Common Shares. We cannot predict the size of future issuances of Common Shares or other securities convertible into or exercisable for Common Shares or the effect, if any, that future issuances will have on the market price of the Common Shares. Any transaction involving the issue of previously unissued Common Shares, or securities convertible into or exercisable for Common Shares, would result in dilution, which may be substantial, to existing holders of Common Shares.

The market price for our Common Shares may be volatile, which may affect the price at which you could sell our Common Shares.

Securities of small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the companies’ financial performance or prospects. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. Factors unrelated to our performance that may affect the price of our Common Shares include, but are not limited to:

●	the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not cover our Common Shares;

●	lessening in trading volume and general market interest in our Common Shares may affect an investor’s ability to trade significant numbers of our Common Shares; the size of our public float may limit the ability of some institutions to invest in our Common Shares; and

●	a substantial decline in the price of our Common Shares that persists for a significant period of time could cause our Common Shares to be delisted from the Nasdaq Capital Market, further reducing market liquidity.

The market price of our Common Shares at any given time may not accurately reflect our long-term value due to the impacts of events involving one or more of these risks. In addition, securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources. The market price of our Common Shares is affected by many other variables that are not directly related to our success and are, therefore, not within our control. These include other developments that affect the breadth of the public market for our Common Shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of our Common Shares is expected to make our Common Share price volatile in the future, which may result in losses to investors.

Warrants are speculative in nature.

The Warrants included in this offering do not confer any rights of Common Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our Common Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire Common Shares and pay an exercise price of            per share, at any time prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a shareholder as to the security exercised only as to matters for which the record date occurs after the exercise. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Shares will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Sales of substantial amounts of our Common Shares by our existing shareholders in the public market place may have an adverse effect on the market price of our Common Shares.

Sales of a large number of our Common Shares in the public markets, or the potential for such sales, could decrease the trading price of our Common Shares and could impair our ability to raise capital through future sales of our Common Shares.

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We do not intend to pay dividends on our Common Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We intend to retain earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends on our Common Shares in the foreseeable future, if ever. The payment of future cash dividends, if any, will be reviewed periodically by the Board of Directors and will depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and conditions, and other factors.

Our Common Shares, once listed on the Nasdaq Capital Market, may be subject to potential delisting if we do not continue to comply with the listing requirements of the Nasdaq Capital Market.

We have applied to list our Common Shares on the Nasdaq Capital Market, under the symbol “FP”. An approval of our listing application by the Nasdaq Capital Market will be subject to, among other things, our fulfilling of all of the initial listing requirements of the Nasdaq Capital Market. There is no guarantee that our Common Shares will be approved for listing on the Nasdaq Capital Market or any other securities exchange. In addition, the Nasdaq Capital Market maintains rules and standards for continued listing, including, without limitation, minimum market capitalization requirements. Failure to maintain our listing (i.e., being de-listed from Nasdaq Capital Market), would make it more difficult for shareholders to sell our Common Shares and more difficult to obtain accurate price quotations for our Common Shares. Any potential or actual de-listing may have significant adverse effects on the price of our Common Shares, our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing.

There is a limited trading market for our Common Shares and the Warrants and shareholders may find it difficult to sell our Common Shares and the Warrants.

Currently, our Common Shares and the Warrants are not listed on any exchange or quoted on any of the over the counter markets. As a result, investors may find it difficult to sell, or to obtain accurate quotations as to the price of, our Common Shares and the Warrants prior to successful listing with the Nasdaq Capital Market. Even if our Common Shares and the Warrants are listed on the Nasdaq Capital Market, our Common Shares and the Warrants being offered pursuant to this Prospectus may be subject to the “penny stock” rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. The SEC regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we do not obtain or retain a listing on the Nasdaq Capital Market and if the price of our Common Shares is less than $5.00, our Common Shares will be deemed a penny stock. Unless an exception is available, those regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions and high net worth individuals). In addition, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. Moreover, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to transactions prior to sale. Regulations on penny stocks could limit the ability of broker-dealers to sell our Common Shares and the Warrants and thus the ability of purchasers of our Common Shares and the Warrants to sell their securities in the secondary market.

We cannot predict the extent to which investor interest in us and our Common Shares will lead to the development or continuance of an active trading market or how liquid that trading market for our Common Shares might become. If an active trading market for our Common Shares does not develop or is not sustained, it may be difficult for investors to sell our Common Shares and the Warrants, particularly large quantities thereof, at a price that is attractive or at all. As a result, an investment in our securities may be illiquid and investors may not be able to liquidate their investment readily or at all when they desire to sell.

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There is limited liquidity in our Common Shares, which may adversely affect your ability to sell your Common Shares.

The market price of our Common Shares may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include, but are not limited to:

●	developments concerning intellectual property rights and regulatory approvals relating to us;

●	quarterly variations in our business and financial results or the business and financial results of our competitors;

●	our ability or inability to generate increases in revenue and profit;

●	our ability or inability to raise capital, and the terms and conditions associated with any such raising of capital;

●	developments in our industry and target markets;

●	the number of market makers who are willing to continue to make a market in our stock and the market or exchange on which they decide to make a market in our stock;

●	our ability to have our Common Shares listed on the Nasdaq Capital Market; and

●	general market conditions and other factors, including factors unrelated to our own operating performance.

In recent years, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our Common Shares, which could cause a decline in the value of our Common Shares. Price volatility may be accentuated if trading volume of our Common Shares is low. Any or all of these above factors could adversely affect your ability to sell your Common Shares or the Warrants or to sell at a price that you determine to be fair or favorable.

We are a “smaller reporting company” and “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies and emerging growth companies will make our Common Shares less attractive to investors.

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including “emerging growth companies” such as, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Our status as a “smaller reporting company” is determined on an annual basis. We cannot predict if investors will find our Common Shares less attractive or our Company less comparable to certain other public companies because we will rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future financial results may not be as comparable to the financial results of certain other companies in our industry that adopted such standards. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our stock price may be more volatile.

In connection with this offering, we are concurrently filing a prospectus in Alberta, Canada, in order to become a reporting issuer under applicable securities laws in Alberta, Canada. As a result, we will, thereafter, be required to follow Canadian laws and regulations that are applicable to public Canadian companies, including proxy rules.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Under Section 404 of the Sarbanes-Oxley Act, a newly public company is not required to comply with either the management or the auditor reporting requirements related to internal control over financial reporting until its second annual report, if applicable.

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Further, we intend to qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	an extended transition period to comply with new or revised accounting standards applicable to public companies; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act.

We may take advantage of these provisions until the end of the fiscal year ending after the fifth anniversary of the filing of this registration statement, or such earlier time that we are no longer an emerging growth company and, if we do, the information that we provide shareholders may be different than you might receive from other public companies in which you hold equity. We would cease to be an emerging growth company upon the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (ii) the last day of the fiscal year during which the fifth anniversary of this listing occurs; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

In addition, if we no longer qualify as an emerging growth company, as an accelerated filer, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our stock.

Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

In connection with the preparation of our consolidated financial statements for the period from January 21, 2021 (inception) through December 31, 2021, we identified the following material weaknesses in our internal controls:

●	Due to limited accounting and financial reporting resources, we lack formal processes to identify, update, and assess risks to our financial reporting.

●	Due to limited accounting and financial reporting resources, certain authorization, approval, and review controls over our financial statements and accounting records have not been implemented or have not been applied consistently. This includes controls over the identification, approval, and disclosure of related party transactions. In certain cases, formal documentation does not exist regarding the design of controls or evidence of implementation of controls, or evidence of occurrence. In addition, our processes lack segregation of duties in certain audit areas.

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In order to mitigate these material weaknesses, we have expanded our Board of Directors to include three independent directors (see “Management” beginning on page 64 of this Prospectus) and have established an independent Audit Committee (see “Corporate Governance” beginning on page 67 of this Prospectus).

The requirements of being a reporting public company may strain our resources, divert management’s attention, and affect our ability to attract and retain additional executive management and qualified board members.

As a reporting public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, laws, regulations, and requirements relating to becoming a reporting issuer in Alberta, Canada, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, making some activities more difficult, time-consuming or costly. This will put increased demand on our systems and resources, particularly after we are no longer a “smaller reporting company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a “smaller reporting company” and “emerging growth company,” as stated above, we receive certain reporting exemptions under the Sarbanes-Oxley Act.

Changing laws, regulations, and standards relating to corporate governance and public disclosure create uncertainty for public companies, which increases legal and financial compliance costs and time expenditures for internal personnel. These laws, regulations, and standards are subject to interpretation, which in many cases due to their lack of specificity, their application in practice may evolve over time as regulators and governing bodies provide new guidance. These changes may result in continued uncertainty regarding compliance matters and may necessitate higher costs due to ongoing revisions to filings, disclosures, and governance practices. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate regulatory or legal proceedings against us and our business may be adversely affected.

As a public company under these rules and regulations, we expect that it may make it more expensive for us to hire external auditors to perform requisite outside audited financial statements, as well as obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our Audit Committee and Compensation Committee and could also make it more difficult to attract qualified executive officers.

As a result of disclosure of information in this Prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Canadian law and certain of our executive officers and directors reside outside the United States.

We are incorporated under the laws of Alberta, Canada, and our principal executive office is located in Canada. In addition, certain of the directors and officers of the Company are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may be difficult or not possible for investors in the United States to effect service of process within the United States upon us, our officers, or our directors, or to enforce against us, our officers, or our directors judgments of U.S. courts based upon civil liability under the U.S. federal securities laws or the securities laws of any state within the United States. There is doubt as to the enforceability in Canada against us, our officers, or our directors in original actions or in actions for enforcement of judgments of U.S. courts of liabilities based solely upon the U.S. federal securities laws or the securities laws of any state within the United States.

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Our amended and restated articles of incorporation and amended and restated bylaws contain provisions that could delay, discourage, or prevent a takeover attempt even if a takeover attempt might be beneficial to our shareholders, and such provisions may adversely affect the market price of our Common Shares.

Provisions contained in our amended and restated articles of incorporation and amended and restated bylaws could make it more difficult for a third party to acquire us. Our amended and restated articles of incorporation and amended and restated bylaws also impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. For example, our amended and restated articles of incorporation authorizes our Board of Directors to determine the rights, preferences, privileges, and restrictions of unissued series of preferred shares without any vote or action by our shareholders. Thus, our Board of Directors can authorize and issue preferred shares with voting or conversion rights that could adversely affect the voting or other rights of holders of our Common Shares. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, for example, our amended and restated bylaws include advance notice requirements for nominations for election to our Board of Directors and for proposing matters that can be acted upon at shareholder meetings.

In addition, our company is subject to the laws of Alberta, Canada, which laws contain certain provisions that could make it more difficult for a third party to acquire us, including that (i) our Board of Directors is expressly authorized to adopt, or to alter or repeal, our amended and restated bylaws, subject to a shareholder ratification requirement by ordinary resolution at the next meeting of shareholders, and (ii) the ability to remove our directors and the ability of our shareholders to call special meetings of shareholders are subject to certain limitations.

See “Description of Share Capital—Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, Our Amended and Restated Bylaws, and Alberta Law” beginning on page 80 of this Prospectus. These provisions could limit the price that certain investors might be willing to pay in the future for our Common Shares and the Warrants.

Our amended and restated bylaws provide that any derivative actions, actions relating to breach of fiduciary duties, and other matters relating to our internal affairs will be required to be litigated in Alberta, Canada, which could limit investors’ ability to obtain a favorable judicial forum for disputes with us.

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Queen’s Bench of the Province of Alberta, Canada, and appellate Courts therefrom (or, failing such Court, any other court having jurisdiction, and the appellate Courts therefrom), will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers, or other employees to us, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act (Alberta) (the “ABCA”) or our amended and restated articles of incorporation or our amended and restated bylaws, or (iv) any action or proceeding asserting a claim otherwise related to our “affairs” (as defined in the ABCA). This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which courts other than those specified in the forum selection bylaw have exclusive jurisdiction. Our forum selection bylaw also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of Alberta and to service of process on their counsel in any foreign action initiated in violation of our bylaw. Therefore, it may not be possible for securityholders to litigate any action relating to the foregoing matters outside of the Province of Alberta. This may result in increased costs to investors to bring a claim against us, and may discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable.

Our forum selection bylaw seeks to reduce litigation costs and increase outcome predictability by requiring derivative actions and other matters relating to our affairs to be litigated in a single forum. While forum selection clauses in corporate charters and bylaws are becoming more commonplace for public companies in the United States and have been upheld by courts in certain states, they are untested in Canada. It is possible that the validity of our forum selection bylaw could be challenged and that a court could rule that such bylaw is inapplicable or unenforceable.

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If a court were to find our forum selection bylaw inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions and we may not obtain the benefits of limiting jurisdiction to the courts selected.

General economic conditions may negatively impact our operations.

Economic downturns may negatively affect our operations. These conditions may be widespread or isolated to one or more geographic regions in which we operate. Higher wages, related labor costs, printing costs, leasing costs, energy, insurance, and fuel costs, and the increasing cost trends in those markets may decrease our margins. In addition, decreases in discretionary spending during economic downturns could impact our businesses, and thereby negatively impact our operations.

We could be subject to taxation in both Canada and the United States, which could have a material adverse effect on our financial condition and results of operations.

We are a Canadian corporation, and as a result generally would be classified as a non-U.S. corporation under the general rules of U.S. federal income taxation. Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”), however, contains rules that can cause a non-U.S. corporation to be taxed as a U.S. corporation for U.S. federal income tax purposes. Under Section 7874 of the Code, a corporation created or organized outside of the United States will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes, which is referred to as an inversion, if certain conditions are met.

If, pursuant to Section 7874 of the Code, we are classified as a U.S. corporation for U.S. federal income tax purposes, then we would be subject to U.S. federal income tax on our worldwide income. Regardless of any application of Section 7874 of the Code, however, we expect to be treated as a Canadian resident company for purposes of the Income Tax Act (Canada), as amended. If, as a result of the application of Section 7874 of the Code, we are subject to taxation both in Canada and the United States, then such treatment could have a material adverse effect on our financial condition and results of operations.

If we are a passive foreign investment company following this offering, there could be adverse U.S. federal income tax consequences to U.S. Holders.

Based on the Company’s current and projected income, assets, activities and market capitalization, we do not expect that the Company will be classified as a passive foreign investment company (“PFIC”) for our taxable year ending December 31, 2021 and we do not expect to become one in the future. However, if we are a PFIC for our taxable year ending December 31, 2021, or any subsequent taxable years, we intend to annually furnish U.S. holders, upon request, a “PFIC Annual Information Statement,” with the information required to allow U.S. holders to make a “qualified electing fund” election, or “QEF Election” for U.S. federal income tax purposes. No assurances regarding our PFIC status can be provided for any past, current, or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, for our current and future taxable years, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our securities from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering, including this offering.

If we are a PFIC, U.S. holders of our securities will be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferential tax rates for individuals on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see “Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules” beginning on page 98 of this Prospectus.

If we or any of our non-U.S. subsidiaries are classified as a controlled foreign corporation, there could be materially adverse U.S. federal income tax consequences to certain U.S. Holders of our securities.

Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income,” global intangible low taxed income, and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. Subpart F income generally includes dividends, interest, rents, royalties, gains from the sale of securities and income from certain transactions with related parties. In addition, a Ten Percent Shareholder that realizes gain from the sale or exchange of shares in a CFC may be required to classify a portion of such gain as dividend income rather than capital gain. An individual that is a Ten Percent Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a Ten Percent Shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a Ten Percent Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such Ten Percent Shareholder’s U.S. federal income tax return for the year for which reporting was due from starting.

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A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own, directly or indirectly, more than 50 percent of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a U.S. person (as defined by the Code) who owns or is considered to own 10 percent or more of the total combined voting power of all classes of stock entitled to vote or 10 percent or more of the total value of all classes of stock of such corporation.

We believe that we were not a CFC in the 2021 taxable year, and we do not expect to become a CFC in the 2022 taxable year or in a subsequent taxable year. However, the determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. In addition, recent changes to the attribution rules relating to the determination of CFC status may make it difficult to determine our CFC status for any taxable year. In addition, those changes to the attribution rules may result in ownership of the stock of our non-U.S. subsidiary being attributed to our U.S. subsidiary, which could result in our non-U.S. subsidiary being treated as a CFC and certain U.S. holders of our securities being treated as Ten Percent Shareholders of such non-U.S. subsidiary CFC. In addition, it is possible that, following this offering, a shareholder treated as a U.S. person for U.S. federal income tax purposes will acquire, directly or indirectly, enough of our securities to be treated as a Ten Percent Shareholder. We cannot provide any assurances that we will assist holders of our securities in determining whether we or any of our non-U.S. subsidiaries are treated as a CFC or whether any holder of our securities is treated as a Ten Percent Shareholder with respect to any such CFC or furnish to any Ten Percent Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations.

U.S. holders should consult their tax advisors with respect to the potential adverse U.S. tax consequences of becoming a Ten Percent Shareholder in a CFC, including the possibility and consequences of becoming a Ten Percent Shareholder in our non-U.S. subsidiary that may be treated as a CFC due to the changes to the attribution rules. If we are classified as both a CFC and a PFIC, we generally will not be treated as a PFIC with respect to those U.S. holders that meet the definition of a Ten Percent Shareholder during the period in which we are a CFC.

Risks Related to this Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per Common Share is substantially higher than the net tangible book value per share of our outstanding Common Shares. As a result, investors in this offering will incur immediate dilution of $      per Common Share, based on the assumed public offering price of $      per Common Share. Investors in this offering will pay a price per Common Share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” on page 40 of this Prospectus for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds” beginning on page 37 of this Prospectus, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds of this offering primarily for general working capital, launching and growing an initial line of consumer products, research and development, establishment and expansion of operations in Jamaica, and expansion of growing and production capabilities in Olympia, Washington. See “Use of Proceeds” on page 37 of this Prospectus for additional information.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this Prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

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The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Our principal stockholders and management own a significant percentage of our capital stock and will be able to exert significant control over matters subject to shareholder approval.

Immediately following the completion of this offering, our executive officers, directors and their affiliates will beneficially hold, in the aggregate, approximately       of our outstanding Common Shares. These stockholders would be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our Common Shares that you may feel are in your best interest as one of our shareholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our Common Shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our Common Shares or publishes inaccurate or unfavorable research about our business, our Common Share price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our Common Shares could decrease, which might cause our Common Share price and trading volume to decline.

Future changes to tax laws could materially adversely affect us and reduce net returns to our shareholders.

Our tax treatment is subject to changes in tax laws, regulations, and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, as well as tax policy initiatives and reforms related to the Organisation for Economic Co-Operation and Development’s Base Erosion and Profit Shifting Project, and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received, or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies, or practices, could affect our financial position and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden, and cost of tax compliance.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this Prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Prospectus and are subject to a number of risks, uncertainties, and assumptions described under “Risk Factors” beginning on page 10 of this Prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 of this Prospectus, and elsewhere in this Prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. All of the forward-looking statements made in this Prospectus are qualified by these cautionary statements.

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USE OF PROCEEDS

Based upon an assumed public offering price of $      per Common Share and Warrant, which is the midpoint of the price range set forth on the cover of this Prospectus, we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, of approximately $       million assuming the underwriters do not exercise the over-allotment option (or $      million if the underwriters exercise the over-allotment option in full).

Each $1.00 increase (decrease) in the assumed initial public offering price of $      per Common Share and Warrant, which is the midpoint of the price range set forth on the cover of this Prospectus, would increase (decrease) the net proceeds we receive from this offering by approximately $      million, assuming the number of shares offered by us, as set forth on the cover page of this Prospectus, remains the same, and after deducting estimated underwriting discounts and commissions. Similarly, each increase (decrease) of       Common Shares and accompanying Warrants offered by us would increase (decrease) the net proceeds we receive from this offering by approximately $      million, assuming the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and commissions.

We plan to use the net proceeds we receive from this offering primarily for the following purposes:

●	approximately $3.75 million to grow a direct-to-consumers product line of nutraceutical cognitive supplements, as discussed below;

●	approximately $1.5 million to establish and expand TruMed’s operations in Jamaica, as discussed below;

●	approximately $1.25 million for the expansion of our growing and production capabilities in Olympia, Washington; and

●	the remainder for other general corporate purposes, including the payment of legal and accounting fees payable by us in connection with this offering, further research and development and product innovation, marketing spend and brand development, capital expenditures, and working capital.

On March 1, 2022, FP, Inc. launched a direct-to-consumers product line of nutraceutical cognitive supplements made of functional mushrooms and other adaptogenic botanicals. There are three initial product offerings, as follows: (i) SunbeamTM, (ii) Golden HourTM, and (iii) MoonlightTM. See “Business— Development of Nutraceutical Consumer Products” beginning on page 50 of this Prospectus for additional information. We intend to use approximately $3,750,000 of the net proceeds in connection with the growth of these consumer products. Of the $3,750,000, we plan to use approximately $1,250,000 for inventory and approximately $2,500,000 for marketing.

On February 15, 2022, we acquired all of the issued and outstanding shares of common stock of TruMed pursuant to the terms of the Share Purchase Agreement. See “Business—Overview” beginning on page 48 of this Prospectus for additional information. TruMed is a pre-revenue company in the development stage with substantially no operations. We intend to use approximately $1,500,000 of the net proceeds of this offering to establish and expand TruMed’s operations in Jamaica. Of the $1,500,000, we plan to use approximately $600,000 for capital assets and leasehold improvements, including the purchase or lease of containers for growing functional and psychedelic mushrooms and building-out a grow facility. We plan to use the remaining approximately $900,000 for general working capital, marketing, and research and development, including research involving psychedelic mushrooms. The Share Purchase Agreement provides that $550,000 of the purchase price for the acquisition of TruMed will only be paid if TruMed achieves certain milestones within the first twenty-four months following the closing of the acquisition. See “Business—Overview” beginning on page 48 of this Prospectus for additional information. We anticipate that TruMed will meet one or more of these milestones within twelve months following the effective date of the registration statement of which this Prospectus forms a part. In the event one or more of these milestones is met within such time period, some of the proceeds allocated for general working capital, marketing, and research and development will be used to make the corresponding Milestone Payment(s).

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts, and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits, or debt instruments.

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DIVIDEND POLICY

We have never paid dividends on our Common Shares, and currently do not intend to pay any cash dividends on our Common Shares in the foreseeable future. Our current policy is to retain all of our earnings to finance future growth. Any future declaration of dividends will be subject to the discretion of our Board of Directors.

In addition, we may incur debt financing in the future, the terms of which will likely prohibit us from paying cash dividends or distributions on our Common Shares. Even if we are permitted to pay cash dividends in the future, we currently anticipate that we will retain all future earnings, if any, to fund the operation and expansion of our business, and for general corporate purposes.

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CAPITALIZATION

Set forth below is our cash and capitalization as of March 31, 2022:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of Common Shares and accompanying Warrants by us in this offering at the public offering price of $ per Common Share and Warrant, which is the midpoint of the price range set forth on the cover of this Prospectus, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

You should read the information in the below table together with our consolidated financial statements and related notes included elsewhere in this Prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 of this Prospectus.

(in thousands)	Actual	As Adjusted (unaudited)
Cash	$927	$
Total shareholders’ equity:
Preferred Shares, no par value - unlimited authorized, 0 shares issued and outstanding	-
Common Shares, no par value - unlimited authorized, 6,188,754 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	6,273
Additional paid-in capital	276
Accumulated deficit	(4,152)
Accumulated other comprehensive loss	(26)
Total shareholders’ equity	2,371
Capitalization	$3,555	$

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DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per Common Share and the as adjusted net tangible book value per Common Share immediately after this offering.

Our historical net tangible book value as of March 31, 2022, was $1,770,761, or $0.29 per Common Share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per Common Share is our historical net tangible book value divided by the number of outstanding Common Shares as of March 31, 2022.

Our adjusted net tangible book value of our Common Shares will be $     , or $      per Common Share. Adjusted net tangible book value per Common Share represents adjusted net tangible book value divided by the total number of Common Shares outstanding after giving effect to the sale of the Common Shares in this offering at the assumed public offering price of $      per Common Share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. This represents an immediate increase in an adjusted net tangible book value of $      per Common Share to existing shareholders and an immediate dilution of $      per Common Share to investors purchasing Common Shares in this offering at the assumed public offering price.

The following table illustrates this dilution:

Assumed public offering price per Common Share	$
Net tangible book value per Common Shares as of March 31, 2022		$0.29
Increase in net tangible book value per Common Share attributable to this offering	$
As adjusted net tangible book value per Common Share, after this offering	$
Dilution per Common Share to new investors in this offering	$

A $0.50 increase (decrease) in the assumed public offering price of $      per Common Share, would increase (decrease) the as adjusted net tangible book value per Common Share by $     , and increase (decrease) dilution to new investors by $      per Common Share, in each case assuming that the number of Common Shares offered by us, as set forth on the cover page of this Prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per Common Share exercise or conversion price less than the per Common Share offering price to the public in this offering.

If the underwriters exercise in full the over-allotment option to purchase additional Common Shares in this offering, the as adjusted net tangible book value after the offering would be $      per Common Share, the increase in net tangible book value to existing shareholders would be $      per Common Share, and the dilution to new investors would be $      per Common Share, in each case assuming a public offering price of $      per Common Share.

The following table presents, as of March 31, 2022, on an as adjusted basis, the number of Common Shares purchased from us, the total consideration paid to us, and the average price paid per Common Share by existing shareholders and by new investors purchasing Common Shares in this offering at an assumed initial public offering price of $      per Common Share (the midpoint of the estimated price range set forth on the cover of this Prospectus), before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us (in thousands, except share and per share amounts and percentages):

	Common Shares Purchased			Total Cash Consideration			Average price per Common
	Number	Percent		Amount	Percent		Share
Existing shareholders			%	$		%	$
New investors
Total		100%		$	100%		$

Except as otherwise indicated, the above discussion and table assume no exercise of the underwriters’ option to purchase additional Common Share from us. If the underwriters’ option to purchase additional Common Share were exercised in full, our existing shareholders would own        percent and our new investors would own        percent of the total number of Common Shares outstanding upon completion of this offering.

The number of Common Shares that will be outstanding after this offering is based on 6,188,754 Common Shares outstanding as of March 31, 2022, and excludes the following:

●	up to 615,000 Common Shares issuable upon the exercise of outstanding options under the First Person Ltd. Long Term Incentive Plan (as amended, the “Incentive Plan”), of which 365,000 have an exercise price of CAD$2.00 per Common Share, 110,000 have an exercise price of CAD$3.50 per Common Share, and 140,000 have an exercise price of $5.00 per Common Share;

●	up to 500,620 Common Shares at a price per Common Share of CAD$5.00 issuable upon exercise of outstanding warrants;

●	20,135 Common Shares reserved for future issuance under the Incentive Plan as of the date hereof;

●	any securities issuable upon exercise of the underwriters’ over-allotment option; and

●	Common Shares issuable upon exercise of the Warrants at a price of $ per Common Share.

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SELECTED CONSOLIDATED FINANCIAL DATA2

The summary consolidated statements of operations data for the period from January 21, 2021 (inception) through December 31, 2021, have been derived from our audited consolidated financial statements included elsewhere in this Prospectus. The summary consolidated statements of operations data for the three months ended March 31, 2021 and 2022, have been derived from the unaudited consolidated financial statements included elsewhere in this Prospectus. The unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and, in our opinion, contain all adjustments, consisting of only normal recurring adjustments, necessary for fair presentation of such financial data. Our historical results are not necessarily indicative of the results that should be expected for any future period.

You should read the consolidated financial data set forth below in conjunction with our consolidated financial statements and the accompanying notes and the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 of this Prospectus. Our historical results are not necessarily indicative of the results to be expected for any period in the future.

First Person Ltd.

Consolidated Statement of Operations and Comprehensive Loss

	From January 21, 2021 (inception) through December 31, 2021	Three months ended March 31,
		2021(1)	2022
	(in thousands, except per share amounts)
Revenues	$-	$-	$49

Cost of Goods Sold	-	-	12

Gross Profit	-	-	38

Operating expenses:
Selling, general and administrative	2,948	309	1,268
Depreciation and amortization	1	0	1
Foreign currency transaction losses (gains)	(28)	(2)	-
Total operating expenses	2,921	308	1,268

Loss from operations	(2,921)	(308)	(1,230)

Other income:
Interest income	0	-	0
Total other income	0	-	0

Loss before provision for income taxes	(2,921)	(308)	(1,230)

Provision for income taxes	-	-	-

Net loss	(2,921)	(308)	(1,230)

Other comprehensive loss, net of provision for income taxes:
Foreign currency translation gain (loss)	(36)	(27)	10

Comprehensive loss	$(2,957)	$(335)	$(1,220)

Net Loss per Common Share
Basic and diluted	(0.60)	(0.11)	(0.21)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	4,918	2,908	5,822

(1)	For the period from January 21, 2021 (inception) through March 31, 2021.

2 Our acquisition of TruMed Limited (see “Business—Overview” beginning on page 48 of this Prospectus) was not a material or significant acquisition and, therefore, the financial statements of TruMed Limited are not included in this Prospectus.

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First Person Ltd.

Consolidated Balance Sheet

	December 31, 2021	March 31, 2022
	(in thousands, except per share amounts)

ASSETS

Current assets:
Cash	$559	$927
Accounts Receivable, net	-	10
Inventory	98	778
Prepaid expenses and other current assets	540	211
Deferred offering cost	297	406
Total current assets	1,494	2,332

Property and equipment, net	10	853
Construction-in-progress	452	-
Deposits	3	23
Intangible Assets	190	195
Operating lease right-of-use asset	158	153
Total assets	$2,307	$3,555

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$436	$947
Accrued expenses and other current liabilities	117	14
Lease liability, current portion	36	36
Note payables	-	70
Total current liabilities	589	1,068

Lease liability, net of current portion	122	116
Total liabilities	711	1,184

Shareholders’ equity
Preferred shares, no par value – unlimited authorized, 0 shares issued and outstanding	-	-
Common shares, no par value - unlimited authorized, 6,188,754 and 5,804,254 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	4,358	6,273
Additional paid-in capital	196	276
Accumulated deficit	(2,921)	(4,152)
Accumulated other comprehensive loss	(36)	(26)
Total shareholders’ equity	1,596	2,371
Total liabilities and shareholders’ equity	$2,307	$3,555

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

The following discussion provides information that management believes is relevant to an assessment and understanding of our past financial condition and plan of operations. The discussion below should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

As used below, unless the context otherwise requires, the terms “First Person,” “the Company,” “we,” “us,” and “our” refer to First Person Ltd., a company incorporated under the laws of Alberta, Canada.

OVERVIEW

First Person Ltd., a company incorporated in Alberta, Canada, is a holding company. We conduct our business and operations through our wholly-owned operating subsidiaries, FP, Inc. and TruMed. FP, Inc. intends to produce and distribute for sale grain-free, organic functional mushroom ingredients and a premium brand of cognitive supplement consumer products, and also plans conduct psychedelic mushroom product research and development, subject to obtaining the applicable regulatory approval. TruMed is a pre-revenue company in the development stage with substantially no operations. TruMed intends to carry out psilocybin-related operations in Jamaica. Psilocybin is not an illegal drug under the Jamaica Drug Act. Therefore, research on psychedelic mushrooms is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica.

Since our inception, we have devoted substantially all of our efforts to business and product developments relating to the operations of a functional mushroom farm in Olympia, Washington, and to the development of our own proprietary formulations of cognitive performance products containing functional mushrooms.

COVID-19: Overview of Impacts

While the COVID-19 pandemic has not had a significant impact on our financial performance, it has had, and continues to have, the following impacts on our business operations:

●	The global supply chain issues caused by the COVID-19 pandemic have impacted our ability to obtain packaging materials for our products. We placed initial orders for packaging samples from multiple suppliers in China, but delivery of those samples was delayed. Due to the ongoing supply chain issues, we delayed the launch of our consumer packaged goods.

●	The increased restrictions on international travel due to the COVID-19 pandemic has impacted our ability to operate. We are a Canadian company with operations in the United States, and certain members of our management team are based in Canada while others are based in the United States. The enhanced restrictions on international travel have inhibited the ability of members of management to travel to, and personally oversee, operations in other countries. Members of management have also been unable to hold in-person meetings with each other or investors, and have transitioned to virtual meetings.

●	Some of our employees have contracted COVID-19, resulting in quarantines of those individuals and a decrease in workforce person-hours.

OPERATING SUBSIDIARIES

As of March 31, 2022, we have two operating subsidiaries: FP, Inc. and TruMed.

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First Person, Inc.

FP, Inc. is engaged in the business of formulation and distribution of wholesale food grade functional mushrooms as well as cognitive performance products focusing on the mental performance and wellness markets in the United States.

TruMed Limited

TruMed was formed on April 30, 2019, and is focused on research and development of psilocybin mushrooms. On February 15, 2022, we acquired all of the issued and outstanding shares of common stock of TruMed in exchange for an aggregate purchase price of up to $750,000, pursuant to the terms of the Share Purchase Agreement entered into with TruMed and each of the Selling Shareholders. See “Business—Overview” beginning on page 48 of this Prospectus for additional information. TruMed is a pre-revenue company in the development stage with substantially no operations. TruMed intends to carry out psilocybin-related operations in Jamaica. Psilocybin is not an illegal drug under the Jamaica Drug Act. Therefore, research on psychedelic mushrooms is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica. TruMed intends to grow and distribute psychedelic mushrooms in Jamaica, and we plan to use some of the proceeds of this offering to expand TruMed’s Jamaican operations. See “Use of Proceeds” on page 37 of this Prospectus.

BASIS OF PRESENTATION

The consolidated financial statements for the periods reflect our financial position, results of operations, and cash flows as of March 31, 2022. The financial statements have been prepared using the historical basis for the assets and liabilities and results of operations.

CRITICAL ACCOUNTING POLICIES

Our consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, and expenses and the disclosure of contingent assets and liabilities in our financial statements. Critical accounting policies are those that require application of management’s most subjective or complex judgments, often as a result of matters that are inherently uncertain and may change in subsequent periods. On an ongoing basis, we evaluate our estimates and judgments, including those related to stock-based compensation expense, the Company’s ability to continue as a going concern, and income taxes and related valuation allowance. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 3 to our audited financial statements included elsewhere in this Prospectus, we believe the following accounting policies are the most critical to the judgments and estimates used in the preparation of our financial statements.

Foreign Currency

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters, we have determined our functional currency is the Canadian dollar. We translate our financial statements to U.S. dollars using month-end exchange rates for assets and liabilities, and average exchange rates for revenues and expenses. Translation gains and losses are recorded in accumulated other comprehensive loss as a component of shareholders’ equity. We recorded realized gains from foreign currency transactions of $28,146 and $0 for the period from January 21, 2021 (date of inception) through December 31, 2021, and for the three months ended March 31, 2022, respectively. Unrealized gains or losses resulting from foreign currency transactions and translation adjustments are reported as an element of other comprehensive loss, net of provision of income taxes. Our unrealized foreign currency translation losses amounted to $35,998 for the period from January 21, 2021 (date of inception) through December 31, 2021. Our unrealized foreign currency translation gains amounted to $9,962 for the three months ended March 31, 2022.

Income Taxes

It is possible that we could be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, and be subject to U.S. federal income tax. However, for Canadian tax purposes, we expect, regardless of any application of Section 7874 of the Code, to be treated as a Canadian resident company (as defined in the Income Tax Act (Canada), as amended) for Canadian income tax purposes. If we are treated as a U.S. corporation for U.S. federal income tax purposes, then we will be subject to taxation both in Canada and the United States, however, even in such situation, it is our expectation that our activities will be conducted in such a manner that income from operations will not be subjected to double taxation. Notwithstanding the foregoing, we do not expect to Section 7874 of the Code to apply to us to cause the Company to be treated as a U.S. corporation for U.S. federal income tax purposes.

FP, Inc. accounts for income taxes in accordance with FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes. The impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain tax position will not be recognized if it has less than 50 percent likelihood of being sustained.

FP, Inc. is a Delaware C corporation and is subject to taxation and files income tax returns in the United States. Since inception, FP, Inc.’s tax returns are subject to examination by taxing authorities, and no examinations are currently pending.

As of December 31, 2021, FP, Inc. does not have any unrecognized tax benefits. FP, Inc. does not anticipate any material changes to its unrecognized tax benefits within the next twelve months.

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Share-based Compensation

In June 2018, the FASB issued ASU Topic 2018-07, Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The amendments in ASU 2018-07 expand the scope of FASB ASC Topic 718, Compensation – Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. Upon adoption, entities shall be required to apply FASB ASC Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. FASB ASU 2018-07 is effective for private entities for fiscal years beginning after December 15, 2019, with early adoption permitted, but no earlier than an entity’s adoption date of FASB ASC Topic 606, Revenue from Contracts with Customers. We adopted FASB ASC 2018-07 effective January 21, 2021 (date of inception). In accordance with ASU 2018-07, we record our share-based payments at the estimated grant date fair value over the service period for equity-classified awards granted to nonemployees in the same period and in the same manner as if we paid cash for the goods or services. In addition, we have elected to account for forfeitures when they occur in accordance with FASB ASC 718-10-35-3. The calculation of expected term is based on the “simplified” method described in Staff Accounting Bulletin (“SAB”) Topic 14, Share-Based Payment. SAB Topic 14 provides a simplified method for estimating the expected term for “plain vanilla” options if a company does not have sufficient appropriate exercise data on which to base its own estimate or exercise data relating to employees of comparable companies is not easily obtainable. The risk-free interest rate is based on the U.S. Treasury yield at the date of grant for an instrument with a maturity that is commensurate with the expected term of the stock options. The dividend yield is zero since we have never paid cash dividends on our Common Shares and have no present intention to pay cash dividends. Options granted under the Incentive Plan generally vest based on three years of continuous service and have five-year contractual terms.

We estimate the fair value of each stock option award on the date of grant using a Black-Scholes option-pricing model based on the following weighted average assumptions applied during the period from January 21, 2021 (date of inception) through March 31, 2022:

Risk-free interest rate	0.09% - 0.56%
Expected term	3.0 - 3.5 years
Expected average stock price volatility	106.83% - 120.94%
Expected dividend yield	0.00%
Weighted average grant-date fair value of stock options	$1.70

Estimates used in the Black-Scholes option-pricing model are based, in part, on the price at which our Common Shares were sold during private placement offerings, and are not considered highly complex or subjective. Estimates will not be necessary to determine the fair market value of new awards once the underlying shares begin trading after this offering.

Revenue Recognition

We recognize revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration that we expect to be entitled to in exchange for those goods or services. In order to recognize revenue under FASB ASU 2014-09, Revenue from Contracts with Customer, we apply the following five steps: (i) identification of customer contracts, (ii) identification of the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer, (iii) determination of the transaction price we expect to be entitled to in exchange for transferring promised goods or services to a customer, (iv) allocation of the transaction price to the performance obligation(s) in the contract, and (v) recognition of revenue when or as we satisfy the performance obligation(s).

Our contracts with customers for the cognitive supplements and other related products consisting of single performance obligations. The performance obligation in a contract is determined based on each individual order and the respective quantities shipped, with revenue being recognized at a point in time when obligations under the terms of the agreement are satisfied. This generally occurs with the transfer of control when the product is shipped to the customer. The amount of revenue recognized is reduced for estimated returns and other customer credits, such as discounts and rebates, based on the expected value to be realized. Payment terms are consistent with terms standard to the markets we serve. Revenue received from shipping and handling fees is reflected in net sales. Shipping and handling costs are included in cost of sales as incurred or at the time revenue is recognized for the related goods.

COMPONENTS OF OUR RESULTS OF OPERATIONS

Revenue. Since our inception, we have devoted substantially all of our efforts to business and product developments relating to the operations of our functional mushroom farm in Olympia, Washington, and to the development of our own proprietary formulations of cognitive performance products containing functional mushrooms. For the period from January 21, 2021 (date of inception) through December 31, 2021, we did not generate any revenues. We launched our direct-to-consumer line of highly curated cognitive supplements in March 2022, and for the three months ended March 31, 2022, we generated net revenues of $49,447.

Operating Expenses. Our operating expenses consist of selling, general, and administrative, depreciation and amortization, and foreign currency transaction losses or gains. Following the completion of this offering, we expect to incur additional expenses as a result of operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a national securities exchange, costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, and higher expenses for insurance, investor relations, and professional services. We expect our selling, general, and administrative expenses will increase as our business grows.

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Interest Income. For the period from January 21, 2021 (date of inception) through December 31, 2021, we recorded interest income of $152. For the three months ended March 31, 2022, we recorded interest income of $94.

Provision for Income Taxes. For the period from January 21, 2021 (date of inception) through December 31, 2021, we had no current or deferred provision for income taxes. As of December 31, 2021, $534,091 of federal net operating losses and $943,365 of foreign net operating losses were available to offset our future taxable income. The federal net operating losses will carry forward indefinitely and the foreign net operating losses will expire in 2041.

Other Comprehensive Loss, net of provision for income tax. Unrealized gains or losses resulting from foreign currency transactions and translation adjustments are reported as an element of other comprehensive loss, net of provision of income taxes. Our unrealized foreign currency translation losses amounted to $35,998 for the period from January 21, 2021 (date of inception) through December 31, 2021. Our unrealized foreign currency translation gains amounted to $9,962 for the three months ended March 31, 2022.

RESULTS OF OPERATIONS

Comprehensive Income (Loss) First Person Ltd.

Consolidated

	From January 21, 2021 (inception) through	For the three months ended March 31,
	December 31, 2021	2021(1)	2022
	(in thousands)
Revenues	$-	$-	$49
Operating expenses	2,921	308	1,268
Other income	0	-	0
Provision for income taxes	-	-	-
Other comprehensive gain (loss), net of provision for income tax	(36)	(27)	10
Comprehensive loss	$(2,957)	$(335)	$(1,220)

(1)	For the period from January 21, 2021 (inception) through March 31, 2021.

Comprehensive income (loss). For the period from January 21, 2021 (date of inception) through December 31, 2021, we incurred comprehensive losses in the amount of $2,957,323. For the three months ended March 31, 2022, we incurred comprehensive losses in the amount of $1,220,358.

Liquidity and Capital Resources

General

We satisfy our cash requirements primarily through cash provided by our financing activities.

	From January 21, 2021 (inception) through	For the three months ended March 31,
	December 31, 2021	2021(1)	2022
	(in thousands)
Cash flows (used in) provided by:
Operating activities	$(2,950)	$(286)	$(1,239)
Investing activities	(657)	(3)	(258)
Financing activities	4,198	1,479	1,865
Effect of exchange rate changes on cash and cash equivalents	(32)	(27)	0
Net (decrease) increase in cash and cash equivalents	$559	$1,162	$368

(1)	For the period from January 21, 2021 (inception) through March 31, 2021.

Operating Activities. Our cash flow from operations varies from quarter to quarter and, we expect, from year to year, depending on our operating results and the timing of operating cash receipts and payments, specifically trade accounts payable. Cash flows were used in operating activities based on these factors amounting to approximately $2,949,620 for the period from January 21, 2021 (inception) through December 31, 2021, and $1,239,122 for the three months ended March 31, 2022.

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Investing Activities. During the period from January 21, 2021 (inception) through December 31, 2021, our capital expenditures were approximately $657,097. For the three months ended March 31, 2022, our capital expenditures were approximately $258,358.

Financing Activities. During the period from January 21, 2021 (inception) through December 31, 2021, we issued Common Shares and warrants to purchase Common Shares for proceeds of $4,198,020. During the three months ended March 31, 2022, we issued Common Shares for proceeds of $1,864,865.

Availability of Additional Funds

Based upon our working capital deficiency and our significant losses, we require additional funds to meet our obligations and sustain our operations. These conditions indicate that there is substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements included elsewhere in this Prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Other Sources and Uses of Resources

Where appropriate, we evaluate strategic investments and acquisitions to complement, expand, and/or enter into new businesses. In considering acquisitions and investments, we search for opportunities to profitably grow our existing businesses, to add qualitatively to the range of businesses in our portfolio and to achieve operational synergies. At this time, we cannot guarantee that we will be presented with acquisition opportunities that meet our return on investment criteria, or that our efforts to make acquisitions that meet our criteria will be successful.

We anticipate that our expected cash inflows from operations during the next twelve months together with our working capital, including the balance of cash and cash equivalents held as of March 31, 2022, and proceeds from the private placement closed on April 20, 2022, may not be sufficient to sustain our next year of operations and future financings may be required.

We plan to use the net proceeds we receive from this offering for the following purposes: most heavily for general working capital and to grow our initial product line of three nutraceutical consumer facing products, as well as supplemental marketing spend for these newly created products and for brand development; additionally, for the establishment and expansion of operations in Jamaica, further research and development and product innovation, and the expansion of growing and production capabilities in Olympia, Washington.

We do not have any agreements at this time to potentially acquire other entities or businesses. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Dividends

In light of our current growth initiatives, the Board of Directors determined to continue the suspension of the payment of cash dividends. Projects that have already been approved and commenced are placing demands on our resources, and management and the Board of Directors determined that it was in the best interests of the shareholders to utilize available cash resources for investment in these promising and exciting growth opportunities. This position may continue depending on the timing of projects, the cash generation of our operations, and any financing that we may consummate. Decisions as to the payment of dividends in future periods will depend on the financial position, results of operations, prospects, and current and projected competing demands for cash resources at the relevant time. We continue our position of prudent and conservative cash management and we are committed to using all of our resources to maximize shareholder value, balancing short-, medium-, and long-term interests.

Foreign Currency Risk

Foreign exchange risk arises from the changes in foreign exchange rates that may affect the fair market value or future cash flows of our financial assets or liabilities.

	December 31, 2021	March 31, 2022
Foreign Exchange Balances Held in CAD$	(in thousands)
Cash	$651	$301
Accounts receivable	-	-
Bank loans	-	-
Total	$651	$301

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BUSINESS

Overview

LEIIO Wellness Ltd. (“Wellness”), our predecessor by name change, was incorporated on January 21, 2021 (date of inception), under the laws of the province of Alberta, Canada. Wellness’s now wholly-owned subsidiary, LEIIO Inc. (“LEIIO”), was incorporated the next day, on January 22, 2021, in the state of Delaware, United States.

On February 17, 2021, Wellness entered into an agreement and plan of merger (the “Plan of Merger”). Pursuant to the Plan of Merger, a merger between LEIIO and LEIIO Merger Sub, Inc., a Delaware corporation wholly-owned by Wellness (“Merger Sub”), occurred. Immediately prior to the merger, and by virtue of the merger, each share of LEIIO issued and outstanding converted into 0.31111112 Common Shares of Wellness (each, a “Wellness Share”). The consideration in the merger consisted of 2,800,000 Wellness Shares, with 700,000 Wellness Shares issued to each of three current members of our management (Cory J. Rosenberg, Chris L. Claussen, and Joseph Claussen) and one former member of our management (Stephen Leider) (the “Wellness Share Recipients”). The first 175,000 Wellness Shares issued to each of the Wellness Share Recipients were issued at a price of CAD$0.05 per share and the remaining Wellness Shares were issued at a price of CAD$0.20 per share. The total consideration in the merger amounted to CAD$455,000. By virtue of the merger, each share of Merger Sub issued and outstanding immediately prior to the effective time of the merger converted into one share of LEIIO. Immediately after the merger, the surviving corporation, LEIIO became a wholly-owned subsidiary of Wellness and the owners of LEIIO obtained control of Wellness, resulting in a reverse acquisition.

On October 4, 2021, LEIIO changed its name to “First Person, Inc.”

On December 15, 2021, Wellness held a special meeting of its shareholders at which the following actions were taken:

●	passed an ordinary resolution appointing Marcum LLP as auditor of Wellness for the ensuing year and authorizing the Board of Directors to determine the remuneration to be paid to the auditor;

●	passed an ordinary resolution fixing the number of directors to be elected at five;

●	elected Gail D. Hamilton Azodo, Chris L. Claussen, Ariel Fainsod, Rosema J. Nemorin, and Cory J. Rosenberg as directors of Wellness, to hold office until the next annual meeting of the shareholders or until their successors are duly elected or appointed pursuant to the by-laws of Wellness, unless a director ceases to hold office pursuant to the ABCA or the office is otherwise vacated;

●	passed an ordinary resolution adopting the amended and restated By-Law No. 1 of Wellness and repealing Wellness’s previously adopted By-Law No. 1;

●	passed a special resolution authorizing the amendment of Wellness’s articles of incorporation (the “Articles”) to change the name of Wellness to “First Person Ltd.”;

●	passed a special resolution authorizing the amendment of the Articles to consolidate the outstanding Common Shares of Wellness (the “Consolidation”) on the basis of a consolidation ratio within the range of one post-Consolidation Common Share for every two to twelve pre-Consolidation Common Shares outstanding prior to the effective date of the Consolidation;

●	passed a special resolution authorizing the amendment of the Articles to increase the minimum number of directors from one to three; and

●	passed a special resolution authorizing the amendment of the Articles to remove certain restrictions on the transfer of shares of Wellness.

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On April 21, 2022, First Person amended the Articles to effect the Consolidation on the basis of a consolidation ratio of one post-Consolidation Common Share for every ten pre-Consolidation Common Shares outstanding prior to the effective date of the Consolidation. The effect of this Consolidation has been retrospectively reflected throughout this registration statement.

On February 15, 2022, we acquired all of the issued and outstanding shares of common stock of TruMed in exchange for an aggregate purchase price of up to $750,000, pursuant to the terms of the Share Purchase Agreement entered into with TruMed and each of the Selling Shareholders. $130,000 of the purchase price was paid by wire transfer on or before the closing of the acquisition, while $70,000 of the purchase price is being paid pursuant to a promissory note delivered to the Selling Shareholders. The original promissory note provided that the principal amount was payable on or before the earlier of (i) May 15, 2022 and (ii) the date on which First Person completes an initial public offering of securities on a “designated exchange” within the meaning of Canadian securities legislation; however, the Company and the Selling Shareholders subsequently agreed to amend the promissory note to provide that the principal amount of the promissory note is payable on or before the earlier of (i) October 15, 2022 and (ii) the date on which First Person completes an initial public offering of securities on a “designated exchange” within the meaning of Canadian securities legislation. Interest on the principal balance of the promissory note accrues at a rate equal to the prime rate of the Royal Bank of Canada plus 2 percent per annum. First Person may prepay all or any part of the principal, together with interest accrued, at any time without notice, premium, or penalty. The remaining $550,000 of the purchase price will only be paid if TruMed achieves certain milestones within the first twenty-four months following the closing of the acquisition, including: (i) $125,000 upon the establishment of a cultivation facility in Jamaica with at least three containers or equivalent and at least three trained employees, such facility having remote monitoring capabilities; (ii) $125,000 upon the establishment of an operating extraction laboratory in Jamaica; (iii) $125,000 upon the cultivation and harvest of at least ten kilograms of dry mushrooms; and (iv) $175,000 upon the receipt by TruMed of revenue from sales to arm’s length third party purchasers in the marketplace (each a “Milestone Payment”). In the event one or more of the milestones are met within the twelve months following the effective date of the registration statement of which this Prospectus forms a part, some of the proceeds of this offering will be used to make the corresponding Milestone Payment(s). See “Use of Proceeds” on page 37 of this Prospectus for additional information. The Share Purchase Agreement provides that, upon mutual agreement of the parties, we may pay a Milestone Payment through the issuance of our (or any successor entity’s) Common Shares at the then current fair market value price per share, as determined in good faith by our board of directors, in lieu of cash.

First Person Ltd. is referred to as “First Person” or the “Company.” First Person, a company incorporated in Alberta, Canada, is a holding company. We conduct our business and operations through our wholly-owned operating subsidiaries: FP, Inc. and TruMed. Our goal is to activate the full potential of human cognition through mushroom innovation. We believe that First Person, despite its early stage of development, is building a resilient foundation for long-term growth, and we believe we have positioned ourselves for success in the brain health and wellness markets through our innovative product formulations and production processes.

First Person, Inc.

FP, Inc. intends to produce and distribute for sale grain-free, organic functional mushroom ingredients and a premium brand of cognitive supplement consumer products, and plans to conduct psychedelic mushroom product research and development, subject to obtaining the applicable regulatory approval.

Since its inception in January 2021, FP, Inc. has devoted substantially all of its efforts to business and product development relating to the operations of a functional mushroom farm in Olympia, Washington, and to the development of its own proprietary formulations of cognitive nutraceutical performance products containing functional mushrooms. We intend to use some of the net proceeds of this offering to support FP, Inc. in launching and growing an initial product line of three nutraceutical consumer facing products, as well as expansion of growing and production capabilities in Olympia, Washington. See “Use of Proceeds” on page 37 of this Prospectus.

Olympia Production Facility

The Olympia, Washington, production facility is FP, Inc.’s primary production and processing facility and includes approximately, 15,000 sq. ft. of current production and laboratory space. It is intended to house three functional mushroom greenhouses, all of which have been fully constructed. Each greenhouse is utilized to grow First GrownTM functional mushrooms.

Upon maturity and harvest, FP, Inc. processes its mushrooms on site into dry powders. FP, Inc. started its first inoculation in December 2021 and harvested its first batch of functional mushrooms in February 2022. Initially, external testing will be used to test each batch of functional mushrooms. However, as FP, Inc. scales, it intends to develop the capacity to bring that testing function in house. Current production takes approximately nine to sixteen weeks to inoculate, grow, harvest, and process each batch of functional mushrooms. Our functional mushrooms are subject to the standards set forth in the Organic Foods Production Act and the regulations adopted thereunder by the National Organic Program (the “NOP”). On April 8, 2022, we applied for a license certifying our First GrownTM functional mushrooms as organic. We also intend to acquire or lease additional space to expand FP, Inc.’s production footprint at our facility in Olympia, Washington, or elsewhere in the Pacific Northwest. With three operational greenhouse, FP, Inc. has the capacity to produce approximately 5,000 kilograms of dry powder per month.

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The remainder of the space at the facility in Olympia, Washington, is intended to house a controlled substance growth, laboratory, and research facility for psychedelic mushrooms, and serve as a library of the large functional and psychedelic mushroom spore collection FP, Inc. owns. Psychedelic mushrooms are currently a Schedule I controlled substance under the CSA in the United States. The State of Washington allows for controlled substance research and production within the state, so long as the operator has a state authorization from the WDOH and also possesses a DEA registration for the controlled substance activities it is conducting. Our facility will have a separate controlled substance area, which is under construction, and will require specialized security, monitoring, and safety equipment. Chris L. Claussen, our Chief Innovation Officer, submitted a controlled substance researcher application with the WDOH in order for FP, Inc. to conduct psilocybin research, with such application listing FP, Inc.’s Olympia, Washington, facility as the research lab location. If the WDOH registration is granted, then FP, Inc. intends to utilize such registration to apply for licensure with the DEA to make our current facility in Olympia, Washington, a licensed psilocybin facility.

Supply Contracts for Functional Mushroom Powder and Extracts

FP, Inc. is negotiating potential long-term contracts to supply functional whole mushroom dry powder and extracts, as well as the unprocessed fruiting bodies of functional mushrooms, to several prominent brands in the functional food category. FP, Inc. intends to enter into long-term supply agreements and expand the number and volume of these supply relationships throughout the 2022 calendar year. The whole mushroom dry powder and extracts provided to these business-to-business customers can be added as an ingredient in an assortment of consumer food products, including, but not limited to, coffees and other beverages, creamers, gummies, chocolates, and candies.

Development of Nutraceutical Consumer Products

FP, Inc. has expended significant resources in developing a direct-to-consumers product line of nutraceutical cognitive supplements which are made of functional mushrooms and other adaptogenic botanicals, and completed a product launch for sale to the public on March 1, 2022. There are three initial product offerings, as follows: (i) SunbeamTM, a supplement targeting dopamine, sparking motivation and focus; (ii) Golden HourTM, a supplement targeting oxytocin, sparking connection and joy; and (iii) MoonlightTM, a supplement targeting gamma-aminobutryric acid (GABA), sparking restorative sleep cycles. These consumer products do not require FDA approval prior to marketing and distribution, but these consumer products are required to include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. Each of these consumer products is sold directly to consumers through FP, Inc.’s website, www.getfirstperson.com. The microbeads and encapsulation for the supplement pills, and packaging materials for the pill tins and shipping boxes, are all produced by third-party manufacturers.

We engaged Red Antler, LLC (“Red Antler”) to assist in the initial branding and marketing of these cognitive supplements, including assistance with brand strategy, packaging design, and website development. On July 14, 2021, as payment for certain amounts owed to Red Antler, First Person issued 20,657 Common Shares, and warrants to purchase up to 10,329 Common Shares at a price of CAD$5.00 per Common Share, to Red Antler Ventures 3 LLC, an affiliate of Red Antler. On January 3, 2022, we engaged Dumpling Digital, Inc. (“Dumpling Digital”) to provide certain digital media, customer acquisition, performance strategy, and campaign execution across online marketing channels. On February 4, 2022, as payment for certain amounts owed to Dumpling Digital, First Person issued 6,000 Common Shares to Not Anonymous AZN, LLC, an affiliate of Dumpling Digital.

TruMed Limited

TruMed was formed on April 30, 2019, and is focused on research and development of psilocybin mushrooms. TruMed is a pre-revenue company in the development stage with substantially no operations. TruMed intends to carry out psilocybin-related operations in Jamaica. Psilocybin is not an illegal drug under the Jamaica Drug Act. Therefore, research on psychedelic mushrooms is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica. TruMed intends to grow and distribute psychedelic mushrooms in Jamaica, and we plan to use some of the proceeds of this offering to expand TruMed’s Jamaican operations. See “Use of Proceeds” on page 37 of this Prospectus.

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TruMed’s former President, Pratik Ruparell, has entered into an employment agreement with the Company to serve as Director of Jamaican Operations. TruMed also had two other employees prior to the acquisition. Both employees’ employment was terminated in connection with the acquisition, and both former employees are expected to enter into consulting agreements with TruMed in the fourth quarter of 2022.

Our Strategy and Competitive Strengths

Building a Vertically Integrated Supply Chain for Functional Mushrooms to Be Used as Supplied Ingredients for Consumer Brands.

We intend to become a functional mushroom supplier, leveraging our expertise and innovation to build a supply chain from the ground up, using our proprietary First Grown™ process and techniques. We intend to sell functional mushroom powders and extracts, as well as the unprocessed fruiting bodies of functional mushrooms, as supplied ingredients for consumer brands by entering into supply agreements with other companies. We also intend to use our functional mushroom products in our own nutraceutical brand.

The global appetite for functional mushrooms is rapidly expanding. However, a nascent marketplace and fractured supply chain leave businesses and consumers wanting. Demand has currently overwhelmed the industry’s existing supply chain for functional mushrooms and large companies are buying out entire mushroom harvests in advance. In response, functional mushrooms are being grown and imported from overseas to meet demand in North America. Imported mushrooms have, in some instances, been found to contain heavy contaminants, grains, and other substrates, compromising the quality and purity of final consumer products. We intend to set the standard for purity, potency, and transparency while innovating finished mushroom ingredient formats to expand potential end-use product applications.

Functional mushrooms are fully legal, and we intend to market our functional mushrooms as food ingredients if we are granted approval from the USDA and the FDA. While we are an early stage company with a history of net losses and have generated limited revenue to date, we believe our planned vertically-integrated structure will allow us to disrupt and potentially dominate this fractured supply chain, secure growth, and generate revenue streams in established markets for functional mushrooms.

Using FP, Inc.’s proprietary First Grown™ production process, which FP, Inc. protects as a trade secret, our innovation team, together with our Head of Mycology & Psychedelics, Robert C. Kaelin, has developed a protectable, proprietary, and scalable end product that is 100 percent pure mushrooms, with no fillers or grain residue. Mr. Kaelin has over twenty years of experience in propagation, cultivation, and processing, and has extensive knowledge in the handling of good-manufacturing-practice certified mushrooms and mycelium products for use in the nutraceutical and whole foods industry.

We are building in-house processing capabilities to meet demand for our premium grain-free, pure mycelium/fruiting body powders and extracts. Our functional mushrooms are cultivated on wild harvest alder saw dust, then harvested, dried, and shipped to a processing partner for milling, extraction, and spray drying. Our proprietary extraction method uses hot water and ethanol in an ultrasonic assisted extraction (“UAE”) process that utilizes high frequency sound waves to extract compounds from the mushroom fiber. We own all of the UAE equipment, which is housed at the processing partner’s facility, and it is operated by the processing partner’s staff in accordance with our specifications. We do not have a formal agreement with this processing partner, and function under an “on-demand” arrangement. The fungus mycelium is cultivated in a liquid culture similar to brewing yeast for beer production. The mycelium is then filtered from the liquid, dried, and added to the UAE process along with the functional mushroom fruiting bodies. Once fully operational, we believe our proprietary automated processes to grow and process systems will maximize yields and minimize lead times and processing steps.

Our production capacity is rapidly growing, and currently consists of 15,000 sq. ft. with plans to acquire or lease additional growing space. The five First Grown™ fungi varieties that we are currently growing and intend to harvest are: (i) First Grown™ Lions Mane (Hericium erinaceus); (ii) First Grown™ Maitaki (Grifola frondosa); (iii) First Grown™ Reishi (Ganoderma lingzhi); (iv) First Grown™ Cordyceps (Cordyceps militaris); and (v) First Grown™ Turkey Tail (Trametes versicolor). On April 8, 2022, we applied for a license certifying our First GrownTM functional mushrooms as organic.

We believe that owning our supply chain will allow us to participate in the high-growth mushroom business-to-business ingredient market by eventually becoming the primary supplier and product innovation partner of functional and wellness brands. We anticipate that these relationships will expand to include psychedelic mushrooms if the legal path is cleared to do so.

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Building Consumer Relationships Through a Direct-to-Consumer Brand.

We plan to develop, build, and market a successful direct-to-consumer brand of targeted nutraceuticals containing functional mushrooms and adaptogenic botanicals. We believe that building an early, direct, and trusted brand relationship with the consumer enables seamless product and category expansion.

On March 1, 2022, we launched a cognitive supplement system formulated to target specific neurotransmitters, which we believe will help establish our brand in the functional mushroom and the brain health and wellness markets and will position us to enter the psychedelic mushroom market should the legal market be opened in the United States. These are curated and fully legal cognitive supplements, engineered to work with and without psychedelic protocols to either replicate or enhance and elongate the effects of psychedelics. The supplements feature functional mushrooms and a curated blend of nutraceuticals that activate specific neurotransmitters affecting energy, mood, and sleep.

Nutraceuticals are dietary supplements and are regulated by the FDA; however, dietary supplements do not require FDA approval prior to marketing and distribution. Currently, our nutraceuticals contain functional mushrooms purchased from third parties; however, we intend to include our First GrownTM functional mushrooms in our nutraceuticals by the end of 2022. All of the ingredients used in our nutraceuticals come from three sources—FP, Inc., Nutricode (an FM World brand), and North American Reishi Ltd. d/b/a NAMMEX—and meet the definition of a “dietary ingredient” as used in the FDCA. We do not intend to market any of our nutraceutical products for medical use.

We are branding and marketing these cognitive supplements with a brand agency that has experience in creating and launching successful direct-to-consumer brands. Our brand and product ecosystems are strategically positioned to resonate with forward-thinking consumers who seek to optimize their mental health and cognitive performance. We intend to build and sustain community engagement through high-impact marketing and branding activities, executive communications, and industry recognition. Our team brings a depth of invaluable experience across a diverse range of direct to consumer e-commerce businesses, and are experts in areas involving consumer acquisition costs, order frequency, and retention. We anticipate this will lead to detailed and realistic expectations for lifetime value that can inform and drive our decisions around reasonable marketing spend for customer acquisition. Product-line expansion will focus on innovations in the functional beverage category (a category that includes nutritional and energy drinks).

Product Research and Development and Innovation Capabilities in Psychedelic Mushrooms.

We plan to conduct psychedelic mushroom product research and development in Jamaica and, subject to obtaining the applicable regulatory approvals, in the United States. We believe our multi-faceted approach, involving supplying functional mushrooms, marketing a nutraceutical brand, and psychedelic mushroom product research and development, will maximize our potential in an emerging and transformative category of mental health products and solutions.

Psilocybin, the naturally occurring drug found in psychedelic mushrooms, is currently a Schedule I controlled substance under the CSA and is currently an illegal substance in the State of Washington and all other U.S. states. Therefore, in order to produce and research psilocybin in the United States, we will need to obtain the necessary approvals from federal and state authorities, which may be granted in the sole discretion of such authorities. Even if we receive the necessary approvals, we may be subject to quotas or other restrictions on our production and research set by federal or state authorities.

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Research involving controlled substances in the State of Washington requires participating individuals to register with both the DEA and the WDOH. Under Section 69.50.508(e) of the RCW, the State of Washington gives the WDOH the authority to authorize certain persons to possess and distribute controlled substances for research purposes. The first step in obtaining the necessary authorizations is to receive state approval from the WDOH. Applicants must obtain controlled substance researcher registration from the WDOH prior to registering with the DEA. Chris L. Claussen, our Chief Innovation Officer, submitted a controlled substance researcher application with the WDOH in order for FP, Inc. to conduct psilocybin research, with such application listing FP, Inc.’s Olympia, Washington, facility as the research lab location. If the WDOH registration is granted, then FP, Inc. intends to utilize such registration to apply for licensure with the DEA to make our current facility in Olympia, Washington, a licensed psilocybin facility. Due to the unpredictable nature of the WDOH review process, the timeline for receiving WDOH’s determination with respect to the application is currently uncertain. If we receive the WDOH license, then the approval process with the DEA is expected to take two to three months from when we initially submit an application with the DEA. We expect our facility to contain a WDOH- and DEA-compliant culture laboratory and controlled production and research facility for psychedelic mushrooms, built in line with all security protocols.

If we receive these approvals from the WDOH and the DEA, then we intend to expand domestic U.S. production to include psychedelic mushrooms for use in research, clinics, therapies, and eventually, if legal regimes surrounding psilocybin are changed, regulated dosed sub-hallucinogenic consumer product applications. We may not commence psilocybin propagation operations until we receive the requisite approvals from such authorities, and there is no guarantee that we will receive such approvals.

While we pursue the necessary approvals from the WDOH and the DEA in order to legally produce and research psilocybin in the United States, TruMed intends to carry out psilocybin-related operations in Jamaica. Psilocybin is not an illegal drug under the Jamaica Drug Act. Therefore, research on psychedelic mushrooms and the sale of psilocybin for use in consumer products, or the sale of consumer products containing psilocybin, is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica. TruMed intends to grow and distribute psychedelic mushrooms in Jamaica, both for research and recreational purposes, and we plan to use some of the proceeds of this offering to expand TruMed’s Jamaican operations. See “Use of Proceeds” on page 37 of this Prospectus. TruMed is a pre-revenue company in the development stage with substantially no operations, and has not yet conducted any research involving psilocybin.

In addition, we have entered into an agreement with Charles River Labs, an independent research lab in Canada, to conduct two studies involving psilocybin. Charles River Labs is in the process of obtaining the necessary import permits from Health Canada—a department of the Government of Canada responsible for national health policy—and the Company does not need to acquire any approvals in connection with such research. If Charles River Labs obtains the necessary import permits, then Charles River Labs will commence two studies pursuant to the terms of the agreement, with research and development efforts focused on isolating and studying the individual psychoactive components of mushrooms. Through the exploration of genetic strains and compounds, we hope to discover novel combinations and applications of these analogs for brain health and performance.

If we are unable to obtain all of the requisite approvals, including approvals to produce, or conduct research in, psychedelic mushrooms in the United States, then all of our activities involving psychedelic mushrooms and psilocybin will occur in Jamaica through TruMed, or through agreements with independent research labs in accordance with applicable laws.

We have filed two provisional patent applications that could provide us with a protected advantage in legal psychedelic mushroom markets. Our goal is to combine these patented innovations, and we believe that doing so will give us product performance and market advantages over other competitors preparing for the possibility of a legal market for sales of natural consumer psychedelic mushroom products. We have only filed provisional patent applications, which help protect inventions for a twelve-month period while a formal patent application is being filed. The patent process can take up to twenty-four months or longer to complete and can be challenged during the process. At this time, we cannot state whether the patent applications will be approved, refused, and/or ultimately registered.

We believe our three-part holistic strategy and approach to the developing markets for both functional and psychedelic mushrooms strategically positions us for both near and long-term growth.

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Competition

First Person competes most directly with both public and privately held companies that supply and manufacture functional and psychedelic mushrooms and produce related consumer nutraceutical products. Competitors for First Person include public companies Optimi Health Corp. and Mydecine Innovations Group Inc., and numerous private functional mushroom producers.

We compete in the following markets, based on how we categorize our core products:

●	Functional Mushrooms. Demand for functional mushrooms has overwhelmed the existing supply chain, with large companies purchasing entire functional mushroom harvests in advance. Major North American suppliers are currently growing functional mushrooms and importing them from overseas. Functional mushrooms grown overseas have a reputation of containing heavy contaminants, compromising the quality and purity of final consumer products. We intend to produce and distribute for sale 100 percent grain-free, organic functional mushrooms at scale.

●	Nutraceutical Products. In March 2022, we launched our direct-to-consumer line of highly curated and fully legal cognitive supplements, engineered to work with and without psychedelic protocols to either replicate or enhance and elongate the effects of psychedelics. These supplements feature functional mushrooms and a curated blend of nutraceuticals that activate neurotransmitters affecting energy, mood, and sleep. This line of products may also expand into innovations in the functional beverage category—a category that includes nutritional and energy drinks.

●	Psychedelic Mushrooms. In addition to our functional mushrooms, we are building a robust culture library of psychedelic mushrooms and, if legal regimes surrounding psilocybin are changed, intend to enter the psychedelic mushroom supply chain for the psychedelics market. If we obtain the requisite approvals from all applicable state and federal governmental authorities, then we intend to build out our naturally-derived psychedelic mushroom supply chain in the United States.

Intellectual Property

On February 18, 2021, FP, Inc. filed a provisional patent application (Application No. 63/150,762) with the U.S. Patent and Trademark Office (the “USPTO”) for an innovation that reduces the gastric distress that can be caused by consuming psychedelic mushrooms. On November 5, 2021, FP, Inc. refiled the provisional patent application (Application No. 63/276,142) with the USPTO to provide additional time to provide evidence to prove out the patent. On November 11, 2021, Chris L. Claussen and Joseph Claussen, the inventors of the innovation, filed an assignment with the USPTO assigning their entire interest in the innovation and the patent to us. The provisional patent application recites claims to composition of matter, process of using/treatment, and process of making. The expected expiration year for the provisional patent application is 2022, and the Company intends to file a utility patent application prior to its expiration.

On August 5, 2021, FP, Inc. filed a provisional patent application (Application No. 63/229,725) with the USPTO for an innovation that increases bioavailability of tryptamine analogs from psychedelic mushrooms. Contemporaneously with the filing of the provisional patent application, Chris L. Claussen and Joseph Claussen, the inventors of the innovation, filed an assignment with the USPTO assigning their entire interest in the innovation and the patent to us. The provisional patent application recites claims to composition of matter, process of using/treatment, and process of making. The expected expiration year for the provisional patent application is 2023, and the Company intends to file a utility patent application prior to its expiration.

On May 19, 2021, we filed a trademark application with the USPTO for the unregistered mark “First Person” (Application No. 90722122). On July 23, 2021, we filed trademark applications with the USPTO for the following three unregistered marks: (i) “Sunbeam” (Application No. 90845607); (ii) “Golden Hour” (Application No. 90845631); and (iii) “Moonlight” (Application No. 90845651). On September 23, 2021, we filed a trademark application with the USPTO for the unregistered mark “First Grown” (Application No. 97042249).

On May 19, 2021, we filed a trademark application with the Jamaica Intellectual Property Office for the mark “First Person”. On November 11, 2021, we filed an application for international registration for the mark “First Person”, designating the mark for registration in Australia, Canada, China, the European Union, Japan, and the United Kingdom.

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In addition to the intellectual property registrations and applications noted above, FP, Inc. protects its First Grown™ process and techniques as a trade secret. There is no registration procedure for trade secrets, and such rights are secured and maintained by making reasonable efforts to preserve the information’s secrecy.

Government Regulation

We are subject to a wide range of governmental regulations and policies. We are required to comply with the regulations and policies promulgated by the EPA and corresponding state agencies, as well as the USDA, the FDA, the FTC, the Occupational Safety and Health Administration (“OSHA”), and the DEA and corresponding state agencies. In addition, the Federal Communications Commission monitors claims made by companies, particularly with celebrity spokespeople.

USDA National Organic Program and Similar Regulations

We are involved in the sourcing, manufacturing, supplying, processing, marketing, selling, and distribution of organic food products and, as such, are subject to certain organic quality assurance standards. The Organic Foods Production Act mandates that the USDA develop national standards for organically produced agricultural products to assure consumers that those products marketed as organic meet consistent, uniform standards. The Organic Foods Production Act established the NOP, a marketing program housed within the Agricultural Marketing Service of the USDA.

The USDA’s regulations, among other things, set forth the minimum standards producers must meet, and have reviewed by an accredited USDA-certifying agent, in order to label their products “100% organic,” “organic,” or “made with organic ingredients” and display the USDA organic seal. The regulations impose strict standards on the production of organic food products and limit the use of non-organic or synthetic materials in the production of organic foods. Generally, organic food products are produced using:

●	agricultural management practices intended to promote and enhance ecosystem health;

●	no genetically engineered crops, sewage sludge, long-lasting pesticides, herbicides, or fungicides; and

●	food processing practices intended to protect the integrity of the organic product and disallow irradiation, genetically modified organisms, or synthetic preservatives.

After becoming certified, organic operations must retain records concerning the production, harvesting, and handling of agricultural products that are to be sold as organic for a period of five years. Any organic operation found to be in violation of the USDA organic regulations is subject to enforcement actions, which can include financial penalties or suspension or revocation of their organic certificate.

Additionally, our organic products may be subject to various state regulations. Many states have adopted their own organic programs making the state agency responsible for enforcing USDA regulations for organic operations. However, state organic programs may also add more restrictive requirements due to specific environmental conditions or the necessity of production and handling practices in the state.

We intend to manufacture and distribute a number of organic products that will be subject to the standards set forth in the Organic Foods Production Act and the regulations adopted thereunder by the NOP, and on April 8, 2022, we applied for a license certifying our products as organic once the build-out of our facility in Olympia, Washington, is complete and we are in full production in our greenhouses.

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Food-Related Regulations

As a manufacturer and distributor of food products, we are also subject to a number of federal, state, and local food-related regulations, including, but not limited to, the FDCA and regulations promulgated thereunder by the FDA. This comprehensive regulatory framework governs the manufacture (including composition and ingredients), labeling, packaging, and safety of food in the United States. The FDA:

●	regulates manufacturing practices for foods through its Current Good Manufacturing Practices (“CGMP”) regulations and other regulations affecting food manufacturing;

●	regulates ingredient safety; and

●	prescribes the format and content of certain information required to appear on food product labels.

Some of the key food safety and food labeling regulations in the United States are discussed in the following sections.

Food Safety Regulations

The FSMA enables the FDA to better protect public health by strengthening the food safety system. The law provides the FDA with new enforcement authorities and tools designed to achieve higher rates of compliance with prevention- and risk-based food safety standards and to better respond to and contain problems when they do occur.

The FDA has now finalized its rules necessary to implement FSMA, including: (i) Preventive Controls for Human Food, (ii) Preventive Controls for Food for Animals, (iii) Standards for the Growing, Harvesting, Packing, and Holding of Produce for Human Consumption, (iv) Foreign Supplier Verification Programs for Importers of Food for Humans and Animals, (v) Sanitary Transportation of Human and Animal Food, (vi) Mitigation Strategies to Protect Food Against Intentional Adulteration, and (vii) Accredited Third-Party Certification. Most of these rules have gone into effect. For others, including the Foreign Supplier Verification Program requirements, we face tiered compliance dates that depend on the size of our Company and the size of the company from which we are sourcing the imported ingredient. The intentional adulteration rule went into effect July 27, 2020, for companies the FDA considers small businesses, with fewer than 500 employees, such as our Company.

Hazard Analysis and Risk-Based Preventive Controls

Many of the rules, particularly those relating to good manufacturing practices and preventive controls relating to food for human consumption, sanitary transport, and foreign supplier verification and import safety, apply to us as we manufacture, process, pack, hold, and transport food for human consumption. We also work with foreign suppliers who provide us with raw materials. We have developed a food safety plan that we believe complies with our obligations under the FDA preventive controls requirements. Under that rule, covered facilities must establish and implement a written food safety system that includes an analysis of hazards and risk-based preventive controls. The hazard analysis must consider known or reasonably foreseeable biological, chemical, and physical hazards. The preventive control measures are required to ensure that hazards requiring a preventive control will be minimized or prevented. They include process, food allergen, and sanitation controls, as well as supply chain controls and a recall plan. In addition to establishing preventive controls, we must continuously ensure that the controls are effective through monitoring and verification activities. If a control fails, prompt corrective actions must be taken to identify a problem with preventive control implementation, to reduce the likelihood the problem will recur, evaluate affected food for safety, and prevent it from entering commerce. All corrective actions must be documented in writing.

The final rule mandates that a manufacturing facility have a risk-based supply chain program for those raw materials and other ingredients that have an identified hazard requiring a supply chain applied control. Accordingly, we are responsible for ensuring that foods are received only from approved suppliers, or on a temporary basis from unapproved suppliers whose materials are subject to verification activities before being accepted for use.

The final rule updated and clarified CGMPs. Management is required to ensure that all employees who manufacture, process, pack, or hold food are qualified and properly educated to perform their assigned duties. We have developed regulatory compliance programs to ensure we are in compliance with the applicable rules, and we continue to monitor the FDA’s ongoing efforts to develop guidance for industry clarifying the FDA’s expectations under the rule.

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We believe that we are in material compliance with the current regulations promulgated to implement FSMA that are applicable to our business, and we intend to partner with manufacturing companies that have CGMP certified facilities. We are continuing to develop internal compliance policies and practices for those rules that have future compliance dates in order to ensure compliance by the required deadlines.

Foreign Supplier Verification Program

The FDA’s Foreign Supplier Verification Program requires that the U.S. owner or consignee of imported food take steps to verify that the foreign supplier of imported food is manufacturing the food in accordance with FDA requirements, that the importer understand what hazards the foreign supplier is controlling and how those hazards are controlled, and that this oversight program is documented. The regulation is being implemented using a tiered series of compliance dates based on the size of the U.S. importer and the foreign supplier. We have developed a program that we believe is in compliance with this regulation and are monitoring its ongoing implementation.

Sanitary Transportation Rule

The FDA’s regulations governing the Sanitary Transportation of Food for Humans and Animals requires that the parties involved in shipping food take steps to ensure that food is not contaminated or otherwise rendered unsafe during transportation. Steps include ensuring the conveyance is clean and that refrigerated foods are maintained in a refrigerated state. Fully packaged foods that do not require temperature control for safety, such as the foods that we currently produce, are generally exempt from these requirements. These requirements could become applicable to us, however, if we were to change our product line.

Bioterrorism Act

In addition, we are subject to the Public Health Security and Bioterrorism Preparedness and Response Act of 2002 (the “Bioterrorism Act”) and regulations issued thereunder. The Bioterrorism Act authorizes the FDA to take the regulatory action necessary to protect the nation’s food supply against the threat of intentional or accidental contamination. The major components of the Bioterrorism Act include registration of food facilities with the FDA; prior notice of virtually all imported food shipments under the FDA’s authority; recordkeeping requirements for food facilities; authorization of the FDA to administratively detain food; authorization of the FDA to institute debarment of food importers for various violations related to food importation; and creation of a clear way to re-import previously refused foods if certain criteria are met.

Other Requirements

Lastly, we are subject to numerous other federal, state, and local regulations involving such matters as the licensing and registration of manufacturing facilities, enforcement by government health agencies of standards for our products, inspection of our facilities, and regulation of our trade practices in connection with the sale of food products.

Food Labeling Regulations

We are subject to certain requirements relating to food labeling under the FDCA and corresponding FDA regulations as well as the Fair Packaging and Labeling Act, enacted in 1967, and corresponding FTC regulations. Although the FTC and the FDA share jurisdiction over claims made by manufacturers of food products (with the USDA also having jurisdiction over “organic” claims), the FDA retains primary jurisdiction over the labeling of food products whereas the FTC regulates advertising.

The FDA and the FTC require that all food products be labeled to disclose the net contents, the identity of commodity, nutrition information, and the name and place of business of the product’s manufacturer, packer, or distributor. Both agencies also require that any claim on the product be truthful and not misleading.

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In 2016, the FDA updated its nutrition labeling rules, which had not been changed since 1993. The updated nutrition labeling rules require manufacturers to, among other things:

●	increase the type size for “calories,” “servings per container,” and the “serving size” declaration, and bolding the number of calories and the “serving size” declaration to highlight this information;

●	declare the actual amount, in addition to percent Daily Value, of vitamin D, calcium, iron, and potassium;

●	include “added sugars,” in grams and as percent Daily Value on the label; and

●	display serving sizes on labels based on amounts of foods and beverages that people are actually eating, not what they should be eating.

Manufacturers with $10 million or more in annual food sales were required to comply with the new rules by January 1, 2020; all other food manufacturers were required to comply with the new rules by January 1, 2021. We believe we are in material compliance with these new food labeling regulations where applicable to our business.

The FDA also has detailed regulations and requirements governing various types of claims about products’ nutritional value and wellness benefits, such as a nutrient content claims, health claims, and structure-function claims. Claims falling under these regulations must be phrased in specific ways to avoid misbranding the food. We believe we are in compliance with applicable FDA claims regulations.

Other state and local statutes and regulations may impose additional food labeling requirements. For instance, the California Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) requires, with a few exceptions, that a specific warning appear on any consumer product sold in California that contains a substance, above certain levels, listed by that state as having been found to cause cancer or birth defects. This law exposes all food and beverage producers to the possibility of having to provide warnings on their products.

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Dietary Supplements

Pursuant to the FDCA the FDA regulates the safety, formulation, manufacturing, processing, packaging, labeling, importation, and distribution of dietary supplements (including nutraceuticals). In addition, the FTC has jurisdiction to regulate the promotion and advertising of these products. The FDCA has been amended several times with respect to dietary supplements, in particular by the Dietary Supplement Health and Education Act of 1994 (“DSHEA”). DSHEA established a framework governing the composition, safety, labeling, manufacturing, and marketing of dietary supplements and established new statutory criteria for evaluating the safety of substances. In the process, DSHEA removed dietary supplements from pre-market approval requirements that apply to food additives and pharmaceuticals and established a combination of notification and post marketing controls for regulating product safety. The FDA does not require notification to market a dietary supplement if it contains only dietary ingredients that were present in the U.S. food supply prior to DSHEA’s enactment on October 15, 1994. However, for a dietary ingredient not present in the food supply prior to this date, the manufacturer must provide the FDA with information supporting the conclusion that the ingredient will reasonably be expected to be safe at least seventy-five days before introducing a new dietary ingredient into interstate commerce.

As required by the FSMA, the FDA issued draft guidance in July 2011, which attempts to clarify when an ingredient will be considered a new dietary ingredient, the evidence needed to document the safety of a new dietary ingredient, and the appropriate methods for establishing the identity of a new dietary ingredient. In particular, the new guidance may cause dietary supplement products available in the market before DSHEA to now be classified to include a “new dietary ingredient” if the dietary supplement product was produced using manufacturing processes different from those used in 1994.

DSHEA also empowered the FDA to establish binding Good Manufacturing Practice regulations governing key aspects of the production of dietary supplements. DSHEA expressly permits dietary supplements to bear statements describing how a product affects the structure, function, and/or general well-being of the body. Although manufacturers must be able to substantiate any such statement, no premarket approval authorization is required for such statements and manufacturers need only notify FDA that they are employing a given claim. No statement may expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat, or prevent a disease. DSHEA does, however, authorize supplement sellers to provide third-party literature in connection with the sale of a dietary supplement to consumers. This provision is an exception to the FDA’s broad powers over the promotion of regulated products. Accordingly, the authorization is limited and applies only if the publication is printed in its entirety, is not false or misleading, presents a balanced view of the available scientific information and does not promote a particular manufacturer or brand of dietary supplement, and is displayed in an area physically separate from the dietary supplements.

Environmental Regulations

We are also subject to various U.S. federal, state, and local environmental regulations. Some of the key environmental regulations in the United States include, but are not limited to, the following:

●	air quality regulations;

●	waste treatment/disposal regulations;

●	sewer regulations;

●	hazardous chemicals regulations; and

●	storm water regulations.

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Consumer Protection Regulations

The FTC has the authority to regulate traditional and digital advertising for most types of consumer products, including our product offerings. The FTC has interpreted the Federal Trade Commission Act (the “FTC Act”) to prohibit unfair or deceptive acts or practices in commerce and oversees express and implied claims in advertising as well as certain promotional activities such as the use of social media influencers by advertising companies.

The FTC revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising (the “Guides”), which became effective on December 1, 2009. Although the Guides are not binding, they explain how the FTC interprets Section 5 of the FTC Act’s prohibition on unfair or deceptive acts or practices. Consequently, the FTC could bring a Section 5 enforcement action based on practices that are inconsistent with the Guides. Under the revised Guides, advertisements that feature a consumer and convey his or her atypical experience with a product or service are required to clearly disclose the results that consumers can generally expect. In contrast to the 1980 version of the Guides, which allowed advertisers to describe atypical results in a testimonial as long as they included a disclaimer such as “results not typical,” the revised Guides no longer contain such a safe harbor. The revised Guides also add new examples to illustrate the long-standing principle that “material connections” between advertisers and endorsers (such as payments or free products), connections that consumers might not expect, must be disclosed.

To the extent we may rely on endorsements or testimonials, we will review any relevant relationships for compliance with the Guides and we will otherwise endeavor to follow legal standards applicable to advertising. Our marketing, advertising, and promotional activities for our consumer products must adhere to the FTC Act’s requirement for truthful, non-misleading, and adequately substantiated claims. If our advertising does not comply with FTC and similar state requirements, we could become subject to an investigation by the FTC or a consent decree, which could have a material adverse impact on our business and reputation.

Employee Safety Regulations

We are subject to certain safety regulations, including OSHA regulations. These regulations require us to comply with certain manufacturing safety standards to protect our employees from accidents. We believe that we are in material compliance with all employee safety regulations applicable to our business.

Controlled Substances

The CSA and its implementing regulations establish a “closed system” of regulations for controlled substances. The CSA imposes registration, security, recordkeeping and reporting, storage, manufacturing, distribution, importation, and other requirements under the oversight of the DEA. The DEA is the federal agency responsible for regulating controlled substances, and requires those individuals or entities that manufacture, import, export, distribute, research, or dispense controlled substances to comply with the regulatory requirements in order to prevent the diversion of controlled substances to illicit channels of commerce.

The DEA categorizes controlled substances into one of five schedules—Schedule I, II, III, IV, or V—with varying qualifications for listing in each schedule. Schedule I substances by definition have a high potential for abuse, have no currently accepted medical use in treatment in the United States, and lack accepted safety for use under medical supervision. Pharmaceutical products with a currently accepted medical use that are otherwise approved for marketing may be listed as Schedule II, III, IV, or V substances, with Schedule II substances presenting the highest potential for abuse and physical or psychological dependence, and Schedule V substances presenting the lowest relative potential for abuse and dependence.

Facilities that manufacture, distribute, import, or export any controlled substance must register annually with the DEA. The DEA registration is specific to the particular location, activity(ies), and controlled substance schedule(s).

The DEA inspects all manufacturing facilities to review security, recordkeeping, reporting, and handling prior to issuing a controlled substance registration. The specific security requirements vary by the type of business activity and the schedule and quantity of controlled substances handled. The most stringent requirements apply to manufacturers of Schedule I and Schedule II substances. Required security measures commonly include background checks on employees and physical control of controlled substances through storage in approved vaults, safes, and cages, and through use of alarm systems and surveillance cameras. Once registered, manufacturing facilities must maintain records documenting the manufacture, receipt, and distribution of all controlled substances. Manufacturers must submit periodic reports to the DEA of the distribution of Schedule I and II controlled substances, Schedule III narcotic substances, and other designated substances. Registrants must also report any controlled substance thefts or significant losses, and must obtain authorization to destroy or dispose of controlled substances. Imports of Schedule I and II controlled substances for commercial purposes are generally restricted to substances not already available from a domestic supplier or where there is not adequate competition among domestic suppliers. In addition to an importer or exporter registration, importers and exporters must obtain a permit for every import or export of a Schedule I and II substance or Schedule III, IV, and V narcotic, and submit import or export declarations for Schedule III, IV, and V non-narcotics. In some cases, Schedule III non-narcotic substances may be subject to the import/export permit requirement, if necessary, to ensure that the United States complies with its obligations under international drug control treaties.

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For drugs manufactured in the United States, the DEA establishes annually an aggregate quota for the amount of substances within Schedules I and II that may be manufactured or produced in the United States based on the DEA’s estimate of the quantity needed to meet legitimate medical, scientific, research, and industrial needs. The DEA also has individual quotas assigned to controlled substances research and manufacturing registrants.

In addition to federal laws, U.S. states also maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State authorities, including boards of pharmacy, regulate use of controlled substances in each state. Most states, including Washington, allow for research activities using controlled substances pursuant to state authorization and DEA registration. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on our business, operations, and financial condition. Chris L. Claussen, our Chief Innovation Officer, submitted a controlled substance researcher application with the WDOH in order for FP, Inc. to conduct psilocybin research, with such application listing FP, Inc.’s Olympia, Washington, facility as the research lab location. If the WDOH registration is granted, then FP, Inc. intends to utilize such registration to apply for licensure with the DEA to make our current facility in Olympia, Washington, a licensed psilocybin research and production facility.

The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

Unlike in the United States, psilocybin mushrooms are not an illegal drug under the Jamaica Drug Act. As psilocybin is not included in the Jamaica Drug Act, it is not a controlled or restricted substance in Jamaica and therefore no other specific controls, permits, licenses, or authorizations are required to conduct research on psilocybin.

Psilocybin Production and Research

Federally legal psilocybin research was stalled for many years, but has recently experienced a resurgence while psilocybin continues to become more popular in mainstream culture and consciousness. In 2018, journalist Michael Pollan’s book How to Change Your Mind: What the New Science of Psychedelics Teaches Us About Consciousness, Dying, Addiction, Depression and Transcendence became a New York Times bestseller. Cities such as Denver, Berkeley, and Oakland have decriminalized psilocybin, and a number of state bills are pending for various legalization initiatives. Currently, clinical trials using psilocybin are being conducted at the Johns Hopkins Center for Psychedelic & Consciousness Research, the University of California, New York University, the University of Michigan, Yale University, and the Usona Institute, among others.

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In addition to the federally legal process for producing psilocybin and researching the effects of psilocybin, a number of states have recently considered legalizing or decriminalizing the substance for medical patients, and in some cases, for all adults. Many states, including the State of Washington, currently allow for psilocybin research and related activities under state law, with the appropriate controlled substance authorizations from both the state and the DEA. The following legislative discussion focuses on current laws and bills that expand the use of psilocybin beyond the exemption that exists for controlled substances research and DEA permitted controlled substances registration activities. Oregon remains the only state to have legalized the use of psychedelic mushrooms (and such use is limited to therapeutic use in supervised environments), the increased efforts of state legislatures to legalize or decriminalize psilocybin may reflect an increased interest in the populace of those states for psilocybin use or research. The summary of recent and pending state legislation provided below illustrates the types of legislation currently being considered by state legislatures. There is no guarantee that any legislation legalizing or decriminalizing psilocybin will be enacted, and these state laws would not remove or alter the federal constraints on psilocybin.

●	Oregon – In November 2020, Oregon, through its Measure 109, became the first state to legalize psychedelic mushrooms for therapeutic use in supervised environments. The measure directs the Oregon Healthy Authority to develop regulations for the manufacturing, transport, delivery, sale, and purchase of psilocybin products over a two year development period, from January 1, 2021 to December 31, 2022. Measure 109 will allow people who are aged 21 and over to access psychedelic mushrooms for personal development upon passing a screening conducted by a qualified therapist. People who use the drug are expected to be able to do so at a psilocybin service center, with the supervision of a designated service facilitator. Oregon expects to have a two-year planning period in which lawmakers will determine how the drug will be regulated, including qualifications for therapists intending to prescribe psychedelic mushrooms and for psilocybin facilitators. The program is expected to be regulated by the Oregon Health Authority. Oregon also passed Measure 110 at the same time, which went into effect in February of 2021 and decriminalized the personal possession of small amounts of psilocybin, cocaine, heroin, methamphetamine, and oxycodone. Draft rules by the newly created Oregon Psilocybin Services section of the Oregon Health Authority indicate that only one species of fungi, Psilocybe cubensis, will be authorized for cultivation or possession, that manufacturers will not be allowed to use dung or woodchips to cultivate the mushrooms, that synthetic psilocybin will not be permitted, and that all products can only be designed for oral consumption.

●	California – S.B. 519, which would have allowed any adult aged 21 and over to use or share psilocybin, DMT, ibogaine, mescaline, LSD, ketamine, and MDMA, passed relevant Senate committees and cleared its appropriations review, but was pulled by one of its authors, state Senator Scott Weiner, last year. He has stated that he plans to reintroduce it in 2022. The bill would also create an advisory panel to look into research projects on these substances.

●	Colorado – While possession of psilocybin is still illegal in Colorado, H.B. 19-1263, signed by Governor Jared Polis in 2019, changed the personal possession of any Schedule 1 or 2 drug in Colorado from a felony to a misdemeanor. Furthermore, a Denver voter initiative passed in 2019 decriminalized the use of psilocybin by adults aged 21 and over. Terminally ill patients in Colorado can also be permitted access to experimental treatments, including the use of drugs like psilocybin, with their doctor’s approval and assistance. Finally, after polling showed strong support in Colorado for expanding psilocybin decriminalization throughout the state, some believe that a voter initiative that decriminalizes the substance state-wide will be on the ballot in 2022, as the Title Board approved four petitions, with advocates debating which one to put onto the statewide ballot in November.

●	Connecticut – Governor Ned Lamont signed legislation this year that stated that the Department of Mental Health must convene a working group to study the health benefits of psilocybin. The bill specified that the study shall include an examination of whether the use of psilocybin by a person under the direction of a health care provider may be beneficial to the person’s health. The working group must afterwards submit a report with findings and recommendations. A separate bill, H.B. 5396, would allow medical providers to provide MDMA and psilocybin for medical use to “qualified patients” once the FDA approves these substances for depression and PTSD treatment. The bill was approved by the state legislature’s Public Health committee with bipartisan support, and will need to pass a full floor vote and be signed by the governor in order to become law.

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Employees and Human Capital Resources

As of December 31, 2021, we had one full-time Canadian employee, and eight full-time U.S. employees, including eight full-time U.S. employees at FP, Inc.

Properties

Calgary, Alberta Headquarters

First Person is headquartered at 1840, 444 – 5th Ave., SW, Calgary, Alberta, Canada, pursuant to a lease agreement that the Company assumed from the prior tenant effective January 1, 2022. The lease is for 2,885 sq. ft. of office space, and the rent amount is CAD$4,567.92 per month. This lease expires on August 31, 2024. The lease does not provide for renewal options.

Olympia, Washington Facility

First Person leases a 15,000 sq. ft. facility in Olympia, Washington, which is currently utilized by FP, Inc. to grow functional mushrooms. This lease expires April 14, 2023, subject to two renewal options for two years each. The base rent until April 14, 2023, is $3,178 per month. The base rent for the renewal periods, if exercised by the Company, is calculated by multiplying the base rent by the annual change in the Consumer Price Index, published by the Bureau of Labor Statistics, as provided in the most recent publication to the start of the renewal period, by the most recent publication to the option period start date. The Company is currently negotiating a lease extension, and intends to amend the lease to make FP, Inc. the lessee.

WeWork Office

First Person leases a thirteen-person office space in a WeWork building in Los Angeles, California, which is currently utilized by certain of the Company’s officers. Cory J. Rosenberg, the Company’s Chairman, Chief Executive Officer, and President, initially entered into a Membership Agreement with WeWork (the “Membership Agreement”), dated February 25, 2021, for a five-person office, with a term of six months commencing on March 1, 2021, and expiring on August 31, 2021. The initial rent was $2,760 per month; however, Mr. Rosenberg received a discount of $828 per month until August 31, 2021. On June 30, 2021, the Membership Agreement was amended to extend the expiration date until February 28, 2022, with the rent increasing to $2,920 per month beginning September 1, 2021, with a discount of $992.80 per month from September 1, 2021, until February 28, 2022. The Membership Agreement was further amended on August 10, 2021, to move to a ten-person office beginning September 1, 2021, with the rent increasing to $5,450 per month beginning September 1, 2021, with a discount of $1,907.50 per month from September 1, 2021, until February 28, 2022.

On September 29, 2021, First Person assumed the Membership Agreement, and the Membership Agreement was amended to move to a thirteen-person office, with the term for the new office space commencing on October 1, 2021, and expiring on October 31, 2021 (the “Commitment Term”), with the rent increasing to $6,750 per month beginning October 1, 2021, with a discount of $3,208 per month from October 1, 2021, until June 30, 2022. The rent amount is subject to a 3.5 percent increase on each anniversary of the start date with respect to each individual office number (the start date for the currently rented office number was October 1, 2021). Pursuant to the terms of the Membership Agreement, the lease continues on a month-to-month basis after the expiration of the Commitment Term until terminated by either party. Any termination by First Person will be effective on the last business day of the calendar month immediately following the month in which notice of termination is provided. WeWork may terminate the Membership Agreement at any time in its sole discretion.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any legal proceedings, the adverse outcome of which, in our management’s opinion, individually or in the aggregate, would have a material adverse effect on the results of our operations or financial position. There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial holder of more than 5 percent of our Common Shares is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT

Directors, Executive Officers, and Key Employees

Set forth below is certain information with respect to the individuals who are our directors, executive officers, and key employees as of the date of this Prospectus:

Name	Age	Position
Cory J. Rosenberg	42	Chairman, Chief Executive Officer, and President
Darcy A. Campbell	52	Chief Financial Officer
Adam J. Schoenberg	42	Chief Marketing Officer
Chris L. Claussen	51	Director and Chief Innovation Officer
Ariel Fainsod	41	Director
Gail D. Hamilton Azodo	37	Director
Rosema J. Nemorin	41	Director
Robert C. Kaelin	49	Head of Mycology & Psychedelics

Executive Officers

Cory J. Rosenberg, has been our Chairman, Chief Executive Officer, and President since January 2021. Prior thereto, Mr. Rosenberg co-founded and led a high-growth premium international fashion and consumer brand, Hook & Albert, in January 2011. He successfully sold the business to a private equity fund in August 2016. Following the sale, Mr. Rosenberg continued as Co-Chief Executive Officer of Hook & Albert and joined the acquiring fund as a Managing Partner, a position he held from August 2016 until September 2019, advising on acquisition and integration strategy and helping build the foundation for an in-house shared services platform, unlocking value for high-growth portfolio brands. In September 2019, Mr. Rosenberg exited to build the framework for First Person. Mr. Rosenberg is a senior executive and seasoned entrepreneur with more than fourteen years of experience building, leading, and growing omni-channel retail and consumer-packaged-goods brands. As a former investment banker, Mr. Rosenberg advised on corporate strategy, mergers and acquisitions, and capital market activities. He received a Bachelor of Arts degree from Union College and a Master of Business Administration degree from the Darden School at the University of Virginia.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board of Directors since inception, Mr. Rosenberg brings to the Board of Directors significant knowledge of all aspects of our Company and each of the industries in which it operates. In addition, having Mr. Rosenberg on the Board of Directors provides our Company with effective leadership.

Darcy A. Campbell, has been our Chief Financial Officer since January 2021. Mr. Campbell was also our Secretary and a member of our Board of Directors from January 2021 until December 2021. Mr. Campbell brings over twenty-five years of experience in finance and accounting for public and private companies operating in Canada and internationally. From July 1, 2015 until April 1, 2016, Mr. Campbell was the Chief Financial Officer of ATK Oilfield Transportation Inc. (“ATK”), a private oilfield services company. ATK was placed into receivership following an application by its creditors on April 1, 2016. Following the application, the bank called the outstanding loans, closed the company, and sent all the assets to auction. From April 2018 to October 2019, Mr. Campbell served as the Vice President of Finance for Hydrera Water Services, a water services company. From October 2019 to September 2020, he worked as a consultant in his own company, Private Consulting. From September 2020 to May 2021, he served as the Chief Financial Officer for INDVR Brands, a Canadian cannabis company. He is experienced in mergers and acquisitions, dispositions, equity raises, and debt restructuring, and is focused on building highly effective teams within organizations. He received a Bachelor of Commerce degree from the University of Calgary.

Adam J. Schoenberg, has been our Chief Marketing Officer since February 2021. Mr. Schoenberg is an award-winning senior branding executive, growth strategist, and pioneering category founder with significant experience launching and building premium direct-to-consumer brands across the fashion, media, and consumer products sectors. Prior to joining the Company, Mr. Schoenberg was the founder of Chasing Eden Consulting from January 2019 to January 2021. Mr. Schoenberg co-founded a high-growth premium international fashion and consumer brand, Hook & Albert, in January 2011, which was successfully sold to a private equity fund in August 2016. Following the sale, Mr. Schoenberg continued as Co-Chief Executive Officer of Hook & Albert. He has helped lead several successful corporate exits, grooming companies and their brands for multimillion-dollar acquisitions. He received a Bachelor of Arts degree from Ramapo College of New Jersey.

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Chris L. Claussen, has been our Chief Innovation Officer since January 2021 and a member of our Company’s Board of Directors since December 2021. Prior thereto, Mr. Claussen was a partner and project manager of Three Point Group LLC, a company that assists companies with strategic planning, profit improvement, valuation services, and business exit strategies, from February 2016 until January 2021. Mr. Claussen was the co–founder and Director of Operations for Memento Group LLC, a consumer product innovation business, from January 2018 until December 2020. Mr. Claussen has over twenty years of experience in product and business development. For the past five years he has focused exclusively on innovative product development in the functional foods and medicinal mushrooms space at Cognitive Performance Consultants. He received a Bachelor of Business Administration degree from Oklahoma State University.

Key Attributes, Experience and Skills:

Mr. Claussen’s qualifications to serve on our Board of Directors include his twenty years of experience in product and business development, including five years during which he focused exclusively on the functional foods and medicinal mushrooms space. In addition, Mr. Claussen brings experience in exploring, experimenting, and conducting extensive research on the relationship between functional foods/medicinal mushrooms and metabolic, brain, and mental health.

Board of Directors

Ariel Fainsod, has been a member of our Board of Directors since December 2021. Mr. Fainsod co-founded Lease for U in September 2016, and is Lease for U’s Chief Executive Officer. Lease for U provides a comprehensive strategy for its clients with business activity looking for a viable alternative for the acquisition of their assets and financing of working capital. Prior to founding Lease for U, Mr. Fainsod was the Chief Financial Officer of AN Global in Mexico from 2013 to September 2016. Mr. Fainsod received a Master of Business Administration degree from the Darden School at the University of Virginia and a Bachelor of Science and Master of Science in Electronic Engineering from Universidad Iberomericana, Mexico City.

Key Attributes, Experience and Skills:

Mr. Fainsod’s qualifications to serve on our Board of Directors include over five years of business experience as a co-founder of his successful business, which provides practical experience in corporate growth, acquisition strategies, and financial management. Mr. Fainsod also brings financial expertise from his time as the Chief Financial Officer of AN Global in Mexico. This experience, coupled with his educational background, qualifies Mr. Fainsod to serve as a director for the Company.

Gail D. Hamilton Azodo, has been a member of our Board of Directors since December 2021. Ms. Hamilton Azodo co-founded Sips Coffee Roasters in July 2019. Ms. Hamilton Azodo has been an Adjunct Professor at Florida International University since January 2019. Prior thereto, Ms. Hamilton Azodo was the North America whisky Marketing Manager for Bacardi, USA, from July 2014 until August 2016. Prior to that, Ms. Hamilton Azodo was a Brand Manager at Proctor & Gamble, from July 2011 until July 2014. Ms. Hamilton Azodo received a Master of Business Administration degree from the Darden School at the University of Virginia and her Bachelor of Science and Economics from the University of Florida.

Key Attributes, Experience and Skills:

Ms. Hamilton Azodo’s qualifications to serve on our Board of Directors include over two years of business experience as a co-founder of her successful business, which provides practical experience in corporate growth, acquisition strategies, and financial management. This experience, coupled with her educational background, qualifies Ms. Hamilton Azodo to serve as a director for the Company.

Rosema J. Nemorin, has been a member of our Board of Directors since December 2021. Mr. Nemorin co-founded Lendstreet Financial in June 2010, and is Lendstreet Financial’s Chief Executive Officer. Lendstreet Financial is a marketplace lending platform which helps borrowers reduce debt and rebuild their credit. Mr. Nemorin received a Master of Business Administration degree from the Darden School at the University of Virginia and his Bachelor of Science and Sports Management from the University of Florida.

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Key Attributes, Experience and Skills:

Mr. Nemorin’s qualifications to serve on our Board of Directors include over ten years of business experience as a co-founder of his successful business, which provides practical experience in corporate growth, acquisition strategies, and financial management. This experience, coupled with his educational background, qualifies Mr. Nemorin to serve as a director for the Company.

Key Employees

Robert C. Kaelin, has been our Head of Mycology & Psychedelics since April 2021. Mr. Kaelin is a mycologist with over twenty years of experience in propagation, cultivation, and processing. He has extensive knowledge in the handling of good-manufacturing-practice certified mushrooms and mycelium products for use in the nutraceutical and whole foods industry. Mr. Kaelin started his career at Fungi Perfecti, managing a large scale mushroom production facility while working under Paul Stamets, an industry leader in fungi. Since January 2006, Mr. Kaelin has been the operator of Provisions Mushroom Farm, a Community Supported Agriculture mushroom farm. Mr. Kaelin has been adjunct faculty at Bastyr University since 2010, teaching mycology, remediation, and the integration of food landscapes with waste material. He received his Bachelor degree from the University of Utah.

Advisory Board

We also have an advisory board consisting of the following seven individuals: Dr. Dominic D’Agostino (as principal of Ketone Technologies LLC), Dr. Mauro Zappaterra, Dr. Bruce Patsner, Dr. Julia Hoffman, Gregory Elliott, Emily Hofstetter, and Kenn Israel. The members of our advisory board were selected based on leadership in their respective fields, and each member of the advisory board provides direction, knowledge, and leadership based on their professional experiences in order to help guide the Company.

Each member of the advisory board, other than Dr. Julia Hoffman, has entered into a services agreement containing non-disclosure and non-solicitation provisions along with an assignment of intellectual property rights. Each services agreement provides that it continues until terminated by either party thereto upon thirty days’ written notice. The advisory board members are reimbursed for any expenses incurred in the course of providing services, but only if such expenses are incurred with the Company’s prior written approval. Each services agreement provides that, if the agreement has not been terminated, then, upon the listing of our Common Shares on a recognized stock exchange, the Company shall seek the approval of our Board of Directors to (i) create an equity-based incentive compensation plan for the benefit of our directors, officers, employees, consultants, and advisors and (ii) grant rights to the advisor under such plan, in amounts and on terms to be determined by the Board of Directors in its sole discretion.

No members of the advisory board have received any compensation other than equity grants. During the period from January 21, 2021 (inception) through December 31, 2021, the Company made the following equity grants to its advisory board members:

●	On April 26, 2021, we granted to each of Dr. Dominic D’Agostino, Dr. Mauro Zappaterra, Dr. Bruce Patsner, and Dr. Julia Hoffman, options to purchase 20,000 Common Shares, with a five-year term and an exercise price of CAD$2.00 per Common Share, under the Incentive Plan, with the options becoming vested as follows: one-third upon grant, one-third on April 26, 2022, and one-third on April 26, 2023.

●	On May 24, 2021, we granted to Gregory Elliott options to purchase 10,000 Common Shares, with a five-year term and an exercise price of CAD$2.00 per Common Share, under the Incentive Plan, with the options becoming vested as follows: one-third upon grant, one-third on May 24, 2022, and one-third on May 24, 2023.

●	On July 28, 2021, we granted to Emily Hofstetter options to purchase 10,000 Common Shares, with a five-year term and an exercise price of CAD$3.50 per Common Share, under the Incentive Plan, with the options becoming vested as follows: one-third upon grant, one-third on July 28, 2022, and one-third on July 28, 2023.

Family Relationships

There are no family relationships between any of our executive officers and directors.

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CORPORATE GOVERNANCE

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation, and Nominating and Governance Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, will be available in the Governance section of our website at https://www.firstpersongroup.com. In determining who qualifies as an “independent director,” the Board of Directors will consider the independence criteria established by applicable U.S. and Canadian laws and regulations and NASDAQ listing standards, as well as other factors that will contribute to effective oversight and decision-making by the Board of Directors. Our Board has affirmatively determined that each of Ariel Fainsod, Gail D. Hamilton Azodo, and Rosema J. Nemorin qualify as an independent director, as defined under the applicable corporate governance standards of Nasdaq. The Board of Directors shall review and determine annually the independence of all non-management directors, including an evaluation of all relationships between the Company and each director for the purposes of determining whether a material relationship exists that could interfere with such director’s ability to satisfy his or her responsibilities as an independent director. In addition, all Committee members will be evaluated for compliance with any additional NASDAQ or SEC independence requirements applicable to members of each Committee and the Board of Directors may adopt more stringent requirements to determine the independence of directors serving on various Committees.

Director Selection Process

The Nominating and Governance Committee considers candidates suggested by its members, other directors, senior management, and shareholders in anticipation of upcoming elections and actual or expected board vacancies. The Nominating and Governance Committee has not adopted a formal diversity policy or established specific minimum criteria or qualifications because from time to time the needs of the Board of Directors and the Company may change. All candidates, including those recommended by shareholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company, and to ensure the Board of Directors as a whole contains a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests. Of particular importance is the candidate’s integrity, commitment and independence of thought and judgment, the candidate’s confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons, the candidate’s willingness and ability to devote sufficient time, energy and attention to the affairs of the Company, and the candidate’s willingness to make difficult decisions in the best interest of the Company and its shareholders, and demonstrate diligence and faithfulness in attending Board and Committee meetings. The Nominating and Governance Committee will consider director candidates recommended by the Company’s shareholders. Shareholders may recommend director candidates by contacting the Chairman of the Board as provided under “Communications with the Board of Directors” beginning on page 69 of this Prospectus.

Board Leadership Structure

Our Board of Directors has no formal policy with respect to separation of the positions of Chairman of the Board and Chief Executive Officer or with respect to whether the Chairman should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board of Directors from time to time based on the position and direction of the Company and the membership of the Board of Directors. The Board of Directors has determined that having Cory J. Rosenberg, although not considered independent, serve as Chief Executive Officer and Chairman is in the best interest of the Company’s shareholders at this time due to his extensive knowledge of the Company and its industries.

Risk Management

Our Board of Directors believes that risk management is an important component of the Company’s corporate strategy. The Board of Directors and the appropriate Committees consider and periodically discuss with management the Company’s policies and procedures with respect to risk oversight, assessment, and management.

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Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. The Board of Directors has established written charters for each of the Committees, which will be available on our website in the Corporate Governance section located at https://www.firstpersongroup.com and which are also available in print to any shareholder upon request to the Corporate Secretary. Any changes to the charters will be promptly reflected on our website.

Audit Committee

Ariel Fainsod, Gail D. Hamilton Azodo, and Rosema J. Nemorin have been designated as members of our Audit Committee. The principal duties of the Audit Committee under its written charter include monitoring: (i) the integrity of the financial statements of the Company; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s internal audit function and independent auditors; and (iv) the compliance by the Company with legal and regulatory requirements.

The Audit Committee charter requires that the Audit Committee be comprised of at least three directors, each of whom must be independent under our Corporate Governance Guidelines and as defined by NASDAQ Rule 5605(a)(2) and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each member of the Audit Committee is independent under our Corporate Governance Guidelines and as defined by NASDAQ Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. In addition, each member of the Audit Committee is financially literate within the meaning of our Corporate Governance Guidelines, and our Board of Directors has determined that Ariel Fainsod has sufficient accounting or financial management expertise to qualify as an “audit committee financial expert,” in accordance with SEC rules.

Compensation Committee

Ariel Fainsod, Gail D. Hamilton Azodo, and Rosema J. Nemorin have been designated as members of our Compensation Committee. The principal duties of the Compensation Committee under its charter include: (i) overseeing and discharging the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers and directors; and (ii) ensuring that the Company structures its compensation plans, policies, and programs as to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, and to promote the success of the Company’s business. In reviewing and approving the Company’s overall executive compensation program, if applicable, the Compensation Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act. The Compensation Committee confers with our executive officers when making the above determinations.

The Compensation Committee charter requires that the Compensation Committee be comprised of at least three directors, each of whom must be independent under our Corporate Governance Guidelines and as defined by NASDAQ Rule 5605(a)(2). In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board of Directors shall consider all factors specifically relevant to determining whether a director has a relationship with the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (i) the source of compensation of the director, including any director, consulting, advisory or other compensatory fee paid by the Company to the director; and (ii) whether the director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company. At least two members of the Committee also shall qualify as “outside” directors within the meaning of Section 162(m) of the Code, and as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act. The Board has determined that each member of the Compensation Committee is independent as defined under the general independence standards of the Nasdaq listing standards and our Corporate Governance Guidelines. Additionally, the Board has determined that Ariel Fainsod, Gail D. Hamilton Azodo, and Rosema J. Nemorin are non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act.

Nominating and Governance Committee

Ariel Fainsod, Gail D. Hamilton Azodo, and Rosema J. Nemorin have been designated as members of our Nominating and Governance Committee. The principal duties of the Nominating and Governance Committee under its charter include: (i) identifying qualified individuals for membership on the Board of Directors; (ii) recommending to the Board of Directors the persons to be nominated for election as directors at any meeting of shareholders of the Company, and the persons (if any) to be elected by the Board of Directors to fill any vacancies on the Board of Directors; (iii) recommending to the Board of Directors the directors to be appointed to each committee of the Board of Directors; (iv) developing and recommending to the Board of Directors a set of Corporate Governance Guidelines applicable to the Company; (v) providing general oversight of the corporate governance affairs of the Company; and (vi) performing such other matters as directed by the Board of Directors or the committee’s charter. The Nominating and Governance Committee oversees the annual evaluation of succession planning for the Chief Executive Officer and other senior executive positions. The Nominating and Governance Committee charter requires that the Nominating and Governance Committee be comprised of at least three directors, each of whom must be independent under our Corporate Governance Guidelines and as defined by NASDAQ Rule 5605(a)(2). The Board has determined that each of Ariel Fainsod, Gail D. Hamilton Azodo, and Rosema J. Nemorin are independent under our Corporate Governance Guidelines and as defined by NASDAQ Rule 5605(a)(2).

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Governance Practices

We observe corporate governance practices and have adopted principal governance documents which are designed to ensure that we maximize shareholder value in a manner that is consistent with both the legal requirements applicable to us and a business model that requires our employees to conduct business with the highest standards of integrity. Our Board of Directors has adopted and adheres to corporate governance principles which the Board of Directors and senior management believe promote this purpose, are sound and represent best practices, and will review these governance practices, the applicable corporate and securities laws and regulations of Alberta, Canada, where we are incorporated and the regulations of the SEC, as well as best practices recognized by governance authorities to benchmark the standards under which it operates. Our principal governance documents are as follows:

●	Corporate Governance Guidelines;

●	Board of Directors committee charters, including:

● Audit Committee charter;

● Compensation Committee charter; and

● Nominating and Governance Committee charter.

●	Code of Business Conduct and Ethics; and

●	Related Party Transactions Policy.

Our governance documents will be available on our website at https://www.firstpersongroup.com.

Executive Director Sessions

Under our Corporate Governance Guidelines, the independent directors will meet in regular executive sessions to, among other matters, review the performance of the Chief Executive Officer. The Chairman (if independent), or the lead independent director, if applicable, or in the absence of a lead independent director, the chairperson of the Nominating and Governance Committee, will lead regularly scheduled meetings of independent directors following Board meetings to discuss matters as such independent directors consider appropriate.

Communications with the Board of Directors

Shareholders and other interested persons seeking to communicate directly with the Board of Directors, the independent directors as a group or any of the Audit, Compensation, Nominating or Corporate Governance Committees of the Board of Directors, should submit their written comments c/o Corporate Secretary, Jan Campbell, Shareholder Communications at our principal executive offices at 1840, 444 – 5th Ave., SW, Calgary, AB, T2P 2T8 and should indicate in the address whether the communication is intended for the Chairman of the Board, the Independent Directors or a Committee Chair. The Chairman of the Board will review any such communication at the next regularly scheduled Board of Directors meeting unless, in his or her judgment, earlier communication to the Board of Directors is warranted.

If a shareholder communication raises concerns about our ethical conduct or the ethical conduct of our management, it should be sent directly to our Corporate Secretary at our principal executive offices. The Corporate Secretary will promptly forward a copy of any such communication to the Chairman of the Audit Committee and, if appropriate, our Chairman of the Board, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate committee of the Board of Directors, by management and/or by the full Board of Directors.

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At the direction of the Board of Directors, we reserve the right to screen all materials sent to its directors for potential security risks, harassment purposes or routine solicitations.

Board Observers

On July 14, 2021, in connection with the Company’s private placement offering, the Company entered into a Board Observer Agreement with Samuel Tullman and Glen Tullman (the “Board Observer Agreement”), pursuant to which Samuel Tullman and Glen Tullman may appoint one observer (the “Observer”) to attend, receive notice of, and observe all of the formal meetings of the Company’s Board of Directors in a nonvoting capacity. The Observer may participate in discussions at meetings of the Board of Directors, but in no event shall the Observer (i) be deemed to be a member of the Board of Directors in any way whatsoever, (ii) have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its shareholders, or (iii) have the right to vote on, propose, or offer any motions or resolutions to the Board of Directors. Samuel Tullman and Glen Tullman appointed Samuel Tullman as the Observer. The Board Observer Agreement terminates upon the later of (i) July 14, 2022 and (ii) the day that Samuel Tullman and Glen Tullman collectively cease to own or exercise control or direction over 4 percent or more of the Company’s outstanding Common Shares. The Board Observer Agreement contains confidentiality provisions with respect to information obtained by the Observer from the Company that extend for two years following the termination of the Board Observer Agreement.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers, employees, and third party representatives. Our code of ethics is available on our website at:            .

Related Party Transactions Policy

On December 16, 2021, our Board of Directors adopted a Related Party Transactions Policy which is administered by our Audit Committee. This policy applies to any transaction or series of transactions in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved, in any fiscal year, will or may be expected to exceed the lesser of (A) $120,000 or (B) 1 percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and (iii) any related party (as defined in the policy) has or will have a direct or indirect material interest. This also includes any material amendment or modification to an existing transaction with a related party. Under the Related Party Transactions Policy, the Company’s compliance officer will determine whether a transaction meets the requirements of a related party transaction requiring review by the Audit Committee. Transactions that fall within this definition will be referred to the Audit Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction. If the Company becomes aware of an existing related party transaction that has not been approved under this Policy, the matter will be referred to the Audit Committee. The Audit Committee will evaluate all options available, including ratification, revision, or discontinuation or rescission of such transaction, and shall examine the facts and circumstances regarding the failure to report such related party transaction for approval and shall take any action it deems appropriate as a result. Please review the information under “Certain Relationships and Related Party Transactions” on page 77 of this Prospectus.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation received by, or earned by, our named executive officers from January 21, 2021 (inception) through December 31, 2021: Cory J. Rosenberg, our Chief Executive Officer, President and Chairman of the Board, Darcy A. Campbell, our Chief Financial Officer, and Adam J. Schoenberg, our Chief Marketing Officer (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	Share Awards ($)(2)	Option Awards ($)(3)	All other Compensation ($)	Total ($)
Cory J. Rosenberg	2021	137,500	-	-		-
Chairman, Chief Executive Officer, and President

Darcy A. Campbell	2021	129,500	-	-		-
Chief Financial Officer and Director

Adam J. Schoenberg	2021	137,500	-	-		-
Chief Marketing Officer

(1)	The amounts shown in this column reflects salary during the relevant period irrespective of when such salary was paid.
(2)	The amounts shown in this column reflect the aggregate grant date fair value of restricted share awards computed off the average Common Shares price on the grant date in accordance with FASB ASC Topic 718.
(3)	The amounts shown in this column reflect the aggregate grant date fair value of option awards computed off the average Common Shares price on the grant date in accordance with FASB ASC Topic 718.

Narrative Disclosure Regarding Summary Compensation Table

Employment Arrangements

We, have entered into employment agreements with each of our Named Executive Officers. The employment agreements generally provide for at-will employment and six weeks of paid vacation per year (up to one week of which may be carried forward to a succeeding year). The key terms of employment with our Named Executive Officers are further described below. Copies of the employment agreements are attached as exhibits to this registration statement of which this Prospectus forms a part.

Cory J. Rosenberg

Cory J. Rosenberg, our Chairman, Chief Executive Officer, and President, entered into an employment agreement with FP, Inc., effective as of January 1, 2022. Mr. Rosenberg’s base salary is currently $150,000 per year, and is reviewed annually for the purposes of determining increases, if any, based on his performance, the performance of FP, Inc., the then-prevailing salary scales for comparable positions, inflation, and other relevant factors.

Mr. Rosenberg is eligible for an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for FP, Inc.’s key executive officers, as amended from time to time (the “Cash Bonus Plan”). During the first quarter of each fiscal year, our Compensation Committee, in consultation with our Board of Directors, establishes threshold, target, and maximum performance goals for such fiscal year in accordance with the terms of the Cash Bonus Plan. If the target performance goals for a fiscal year are attained, then the annual cash bonus for such fiscal year is not less than 20 percent of the executive’s base salary and if the maximum performance goals for a fiscal year are attained, the annual cash bonus for such fiscal year is equal to 100 percent of the executive’s base salary, unless our Compensation Committee (with approval from our Board of Directors) determines extraordinary circumstances justify a larger annual cash bonus.

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Mr. Rosenberg is eligible to receive grants of equity awards each year pursuant to the Incentive Plan. The type of equity awards, vesting conditions, and the number of Common Shares subject to such annual grant of equity awards are determined by our Compensation Committee in its sole discretion.

Mr. Rosenberg is entitled to participate in all employee benefit plans, programs, and arrangements made available generally to FP, Inc.’s senior executives or to other full-time employees on substantially the same basis that such benefits are provided to such senior executives of a similar level or to other full-time employees (including, without limitation profit-sharing, savings, and other retirement plans or programs (e.g., a 401(k) plan), long-term cash incentive plan, program, or arrangement, medical, dental, hospitalization, vision, short- term and long-term disability, and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other fringe benefit or employee welfare benefit plans or programs that may be sponsored by FP, Inc. from time-to-time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded); provided, however, that Mr. Rosenberg is not eligible to participate in any generally available severance benefit plan, program, or arrangement sponsored or maintained by FP, Inc.

Mr. Rosenberg’s employment agreement provides for termination of his employment by either party for any reason upon thirty days’ prior written notice.

Mr. Rosenberg’s employment terminates immediately upon his death. If Mr. Rosenberg becomes disabled (as defined in his employment agreement) then FP, Inc. may terminate his employment upon written notice.

Mr. Rosenberg may terminate his employment for good reason (as defined in his employment agreement) if (i) not later than ninety days after the occurrence of any act or omission that constitutes good reason, he provides FP, Inc. with a written notice setting forth in reasonable detail the acts or omissions that constitute good reason, (ii) FP, Inc. fails to correct or cure the acts or omissions within thirty days after it receives such written notice, and (iii) Mr. Rosenberg terminates his employment after the expiration of such cure period but not later than sixty days after the expiration of such cure period.

Mr. Rosenberg’s employment agreement provides that, upon the occurrence of any act or omission that constitutes cause (as defined in his employment agreement), FP, Inc. may terminate his employment if (i) no fewer than fifteen days prior to the termination date, FP, Inc. provides him with written notice of its intent to consider termination of his employment for cause, including a reasonably detailed description of the acts or omissions that our Board of Directors believes constitute cause; and (ii) Mr. Rosenberg fails to cure the acts or omissions that constitute cause within fifteen days after receiving such notice.

For information regarding the compensation owed to Mr. Rosenberg upon termination of his employment, see “Potential Payments upon Termination or Change-in-Control” beginning on page 74 of this Prospectus.

Adam J. Schoenberg

Adam J. Schoenberg, our Chief Marketing Officer, entered into an employment agreement with FP, Inc., effective as of January 1, 2022. Mr. Schoenberg’s base salary is currently $150,000 per year, and is reviewed annually for the purposes of determining increases, if any, based on his performance, the performance of FP, Inc., the then-prevailing salary scales for comparable positions, inflation, and other relevant factors.

Mr. Schoenberg is eligible for an annual cash bonus in accordance with the terms of the Cash Bonus Plan. During the first quarter of each fiscal year, our Compensation Committee, in consultation with our Board of Directors, establishes threshold, target, and maximum performance goals for such fiscal year in accordance with the terms of the Cash Bonus Plan. If the target performance goals for a fiscal year are attained, then the annual cash bonus for such fiscal year is not less than 20 percent of the executive’s base salary and if the maximum performance goals for a fiscal year are attained, the annual cash bonus for such fiscal year is equal to 100 percent of the executive’s base salary, unless our Compensation Committee (with approval from our Board of Directors) determines extraordinary circumstances justify a larger annual cash bonus.

Mr. Schoenberg is eligible to receive grants of equity awards each year pursuant to the Incentive Plan. The type of equity awards, vesting conditions, and the number of Common Shares subject to such annual grant of equity awards are determined by our Compensation Committee in its sole discretion.

Mr. Schoenberg is entitled to participate in all employee benefit plans, programs, and arrangements made available generally to FP, Inc.’s senior executives or to other full-time employees on substantially the same basis that such benefits are provided to such senior executives of a similar level or to other full-time employees (including, without limitation profit-sharing, savings, and other retirement plans or programs (e.g., a 401(k) plan), long-term cash incentive plan, program, or arrangement, medical, dental, hospitalization, vision, short- term and long-term disability, and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other fringe benefit or employee welfare benefit plans or programs that may be sponsored by FP, Inc. from time-to-time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded); provided, however, that Mr. Schoenberg is not eligible to participate in any generally available severance benefit plan, program, or arrangement sponsored or maintained by FP, Inc.

Mr. Schoenberg’s employment agreement provides for termination of his employment by either party for any reason upon thirty days’ prior written notice.

Mr. Schoenberg’s employment terminates immediately upon his death. If Mr. Schoenberg becomes disabled (as defined in his employment agreement) then FP, Inc. may terminate his employment upon written notice.

Mr. Schoenberg may terminate his employment for good reason (as defined in his employment agreement) if (i) not later than ninety days after the occurrence of any act or omission that constitutes good reason, he provides FP, Inc. with a written notice setting forth in reasonable detail the acts or omissions that constitute good reason, (ii) FP, Inc. fails to correct or cure the acts or omissions within thirty days after it receives such written notice, and (iii) Mr. Schoenberg terminates his employment after the expiration of such cure period but not later than sixty days after the expiration of such cure period.

Mr. Schoenberg’s employment agreement provides that, upon the occurrence of any act or omission that constitutes cause (as defined in his employment agreement), FP, Inc. may terminate his employment if (i) no fewer than fifteen days prior to the termination date, FP, Inc. provides him with written notice of its intent to consider termination of his employment for cause, including a reasonably detailed description of the acts or omissions that our Board of Directors believes constitute cause; and (ii) Mr. Schoenberg fails to cure the acts or omissions that constitute cause within fifteen days after receiving such notice.

For information regarding the compensation owed to Mr. Schoenberg upon termination of his employment, see “Potential Payments upon Termination or Change-in-Control” beginning on page 74 of this Prospectus.

Darcy A. Campbell

We entered into an employment agreement with Darcy A. Campbell, our Chief Financial Officer, effective as of January 1, 2022. Mr. Campbell’s annual salary is currently $150,000 per year (paid in CAD equivalent, adjusted for exchange rate differences on January 1, April 1, July 1, and October 1 annually. The annual salary is reviewed on an annual basis, and may, in the sole discretion of our Board of Directors, be increased.

Mr. Campbell is eligible to participate in our (i) bonus program, as established or amended from time to time, at our sole discretion, (ii) benefit plan that may be adopted for our senior executive employees, as may be amended from time to time, at our sole discretion, subject to the terms of the applicable plan documents provided by the relevant carrier, and (iii) long-term incentive plan or plans that may be adopted for our senior executive employees, as may be amended from time to time, at our sole discretion, subject to terms and conditions of such plan.

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We may terminate Mr. Campbell’s employment for just cause (as defined in his employment agreement) at any time and without notice. We may terminate his employment without just cause at any time by providing written notice.

Mr. Campbell may terminate his employment at any time and for any reason by providing thirty days’ prior written notice. Mr. Campbell’s employment automatically terminates upon his death.

For information regarding the compensation owed to Mr. Campbell upon termination of his employment, see “Potential Payments upon Termination or Change-in-Control” beginning on page 74 of this Prospectus.

Long Term Incentive Plan

The Incentive Plan, initially adopted on March 31, 2021, was amended and restated on March 22, 2022. The purpose of the Incentive Plan is to (i) enhance the Company’s ability to attract, retain, and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities, (ii) align the interests of such individuals with the Company’s shareholders, and (iii) promote ownership of the Company’s equity. The Company has reserved a maximum number of Common Shares for the grant of awards under the Incentive Plan of not more than 10 percent of the aggregate number of issued and outstanding Common Shares from time to time. Incentives available under the Incentive Plan may include options, restricted share units, performance share units, deferred share units, and restricted shares. 20,135 Common Shares remain available to be awarded under the Incentive Plan as of the date hereof:

During the period from January 21, 2021 (inception) through December 31, 2021, the Company made the following equity grants to its Named Executive Officers:

●	On April 26, 2021, we granted to Cory J. Rosenberg options to purchase 50,000 Common Shares, with a five-year term and an exercise price of CAD$2.00 per Common Share, under the Incentive Plan, with the options becoming vested as follows: one-third upon grant, one-third on April 26, 2022, and one-third on April 26, 2023.

●	On April 26, 2021, we granted to Darcy A. Campbell options to purchase 50,000 Common Shares, with a five-year term and an exercise price of CAD$2.00 per Common Share, under the Incentive Plan, with the options becoming vested as follows: one-third upon grant, one-third on April 26, 2022, and one-third on April 26, 2023.

●	On April 26, 2021, we granted to Adam J. Schoenberg options to purchase 75,000 Common Shares, with a five-year term and an exercise price of CAD$2.00 per Common Share, under the Incentive Plan, with the options becoming vested as follows: one-third upon grant, one-third on April 26, 2022, and one-third on April 26, 2023.

●	On September 27, 2021, we granted to Darcy A. Campbell options to purchase 25,000 Common Shares, with a five-year term and an exercise price of CAD$3.50 per Common Share, under the Incentive Plan, with the options becoming vested immediately upon grant.

●	On September 27, 2021, we granted to Adam J. Schoenberg options to purchase 25,000 Common Shares, with a five-year term and an exercise price of CAD$3.50 per Common Share, under the Incentive Plan, with the options becoming vested immediately upon grant.

The following table presents certain data for the Incentive Plan as of December 31, 2021.

Plan	Total Common Shares reserved under plan(1)	Shares available for future grants under plan(1)	Aggregate number of options exercised(1)	Aggregate number of options outstanding(1)	Weighted average exercise price of options outstanding(1)
Incentive Plan	580,425	105,425	0	475,000	CAD $2.30

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information on the current holdings of stock options and unvested Restricted Stock by our Named Executive Officers at December 31, 2021.

		Option Awards				Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price (CAD$)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Cory J. Rosenberg	4/26/2021	16,666	33,334	$2.00	4/26/2026	-	-
Darcy A. Campbell	4/26/2021	16,666	33,334	$2.00	4/26/2026
	9/27/2021	25,000	0	$3.50	9/27/2026	-	-
Adam J. Schoenberg	4/26/2021	25,000	50,000	$2.00	4/26/2026
	9/27/2021	25,000	0	$3.50	9/27/2021	-	-

Potential Payments upon Termination or Change-in-Control

Cory J. Rosenberg

Cory J. Rosenberg’s employment agreement provides for the following if his employment is terminated for any reason: (i) a lump sum payment in an amount equal to the sum of the earned but unpaid base salary through the termination date plus the accrued but unused vacation days at the base salary in effect as of the termination date; plus (ii) any other benefits or rights accrued or earned through the termination date in accordance with the terms of the applicable fringe or employee benefit plans and programs (including any vested rights to outstanding equity awards pursuant to the terms of such equity awards).

If Mr. Rosenberg’s employment is terminated as a result of death or disability (as defined in his employment agreement), then, in addition to the renumeration owed to him if his employment is terminated for any reason, he (or his estate) shall receive the accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the termination date.

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If Mr. Rosenberg’s employment is terminated without cause (as defined in his employment agreements), or if Mr. Rosenberg terminates his employment for good reason (as defined in his employment agreement), then, in addition to the renumeration owed to him if his employment is terminated for any reason, he (or his estate) shall receive (i) the accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the termination date, (ii) the annual bonus, if any, payable for the fiscal year in which his employment is terminated, based on actual fiscal year performance (pro-rated for the period of employment during such fiscal year through the termination date), (iii) if the termination date does not occur within twenty-four months following a change of control, then (a) a lump sum payment upon termination in an amount equal to the sum of (I) twenty-four months of the base salary in effect as of the termination date (without regard to any reduction in base salary that constitutes good reason), and (II) the amount equal to the product of two times the average annual bonus earned for the three most recent complete fiscal years preceding the termination date; provided, however, if the termination date occurs prior to the completion of three full fiscal years in which he was eligible for an annual bonus, then the amount shall be determined on the basis of the number of fiscal years completed at that time; and (b) reimbursement of the COBRA premiums, if any, paid by him for continuation coverage for him, his spouse, and his eligible dependents under the Company’s group health, dental, and vision plans for the lesser of twelve months or the maximum COBRA continuation period, and (iv) if the termination date occurs within twenty-four months following a change of control, then (a) a lump sum payment upon termination in an amount equal to the sum of (I) twenty-four months of the base salary in effect as of the termination date (without regard to any reduction in base salary that constitutes good reason), and (II) the amount equal to the product of two times the average annual bonus earned by him for the three most recent complete fiscal years preceding the termination date; provided, however, if the termination date occurs prior to the completion of three full fiscal years in which he was eligible for an annual bonus, then the amount shall be determined on the basis of the number of fiscal years completed at that time; (b) reimbursement of the COBRA premiums, if any, paid by him for continuation coverage for him, his spouse, and his eligible dependents under the Company’s group health, dental, and vision plans for the lesser of eighteen months or the maximum COBRA continuation period; and (c) the status of his outstanding equity awards will be determined in accordance with the provisions of the long-term incentive plan in effect on the termination date.

Adam J. Schoenberg

Adam J. Schoenberg’s employment agreement provides for the following if his employment is terminated for any reason: (i) a lump sum payment in an amount equal to the sum of the earned but unpaid base salary through the termination date plus the accrued but unused vacation days at the base salary in effect as of the termination date; plus (ii) any other benefits or rights accrued or earned through the termination date in accordance with the terms of the applicable fringe or employee benefit plans and programs (including any vested rights to outstanding equity awards pursuant to the terms of such equity awards).

If Mr. Schoenberg’s employment is terminated as a result of death or disability (as defined in his employment agreement), then, in addition to the renumeration owed to him if his employment is terminated for any reason, he (or his estate) shall receive the accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the termination date.

If Mr. Schoenberg’s employment is terminated without cause (as defined in his employment agreements), or if Mr. Schoenberg terminates his employment for good reason (as defined in his employment agreement), then, in addition to the renumeration owed to him if his employment is terminated for any reason, he (or his estate) shall receive (i) the accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the termination date, (ii) the annual bonus, if any, payable for the fiscal year in which his employment is terminated, based on actual fiscal year performance (pro-rated for the period of employment during such fiscal year through the termination date), (iii) if the termination date does not occur within twenty-four months following a change of control, then (a) a lump sum payment upon termination in an amount equal to the sum of (I) twenty-four months of the base salary in effect as of the termination date (without regard to any reduction in base salary that constitutes good reason), and (II) the amount equal to the product of two times the average annual bonus earned for the three most recent complete fiscal years preceding the termination date; provided, however, if the termination date occurs prior to the completion of three full fiscal years in which he was eligible for an annual bonus, then the amount shall be determined on the basis of the number of fiscal years completed at that time; and (b) reimbursement of the COBRA premiums, if any, paid by him for continuation coverage for him, his spouse, and his eligible dependents under the Company’s group health, dental, and vision plans for the lesser of twelve months or the maximum COBRA continuation period, and (iv) if the termination date occurs within twenty-four months following a change of control, then (a) a lump sum payment upon termination in an amount equal to the sum of (I) twenty-four months of the base salary in effect as of the termination date (without regard to any reduction in base salary that constitutes good reason), and (II) the amount equal to the product of two times the average annual bonus earned by him for the three most recent complete fiscal years preceding the termination date; provided, however, if the termination date occurs prior to the completion of three full fiscal years in which he was eligible for an annual bonus, then the amount shall be determined on the basis of the number of fiscal years completed at that time; (b) reimbursement of the COBRA premiums, if any, paid by him for continuation coverage for him, his spouse, and his eligible dependents under the Company’s group health, dental, and vision plans for the lesser of eighteen months or the maximum COBRA continuation period; and (c) the status of his outstanding equity awards will be determined in accordance with the provisions of the long-term incentive plan in effect on the termination date.

Darcy A. Campbell

Darcy A. Campbell’s employment agreement provides that if his employment is terminated for just cause (as defined in his employment agreement), then Mr. Campbell shall receive any remuneration and benefits that have accrued and are unpaid up to and including the termination date and, any other minimum entitlements under the Employment Standards Code (Alberta), as amended.

If Mr. Campbell’s employment is terminated (i) without just cause, or (ii) at the election of Mr. Campbell within ninety days following a change of control (as defined in his employment agreement), then Mr. Campbell shall receive (a) payment of any remuneration that has accrued and is unpaid up to and including the termination date, (b) payment of earned but unpaid bonus amounts, (c) all accrued and unused vacation pay and reimbursable expenses owing up to and including the termination date, and (d) a lump sum payment representing the following: (I) twenty-four months of his salary at the time of the termination, and (II) an additional amount equal to two multiplied by the amount that is the average of the total annual bonus amount paid to Mr. Campbell over the three most recently completed financial years, provided however that if, at the time of termination, three financial years have not been completed, the amount shall be determined on the basis of the number of financial years completed at that time.

If Mr. Campbell’s employment terminates as a result of his death, then Mr. Campbell’s estate will be entitled to (i) payment of any portion of his annual salary due and owing up to the termination date, (ii) reimbursement of all expenses properly incurred up to such date, (iii) payment for any vacation pay, accrued but unpaid as of such date, and (iv) any other minimum entitlements under the Employment Standards Code (Alberta), as amended.

Director Compensation

Until December 15, 2021, there were no nonemployee directors of the Company and there was no compensation paid to directors. On April 14, 2022, each of the current nonemployee directors of the Company was issued options to purchase 20,000 Common Shares, with a five-year term and an exercise price of $5.00 per Common Share. The options will vest as follows: one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant, and one-third on the third anniversary of the date of grant. The Compensation Committee periodically reviews our director compensation practices.

The Compensation Committee believes that our director compensation is fair and appropriate in light of the responsibilities and obligations of our directors.

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Fiscal 2021 Director Compensation Table

The following table lists the fiscal 2021 compensation for each person who served as a nonemployee director during fiscal 2021. This table does not include compensation to Cory J. Rosenberg and Chris L. Claussen, who serve as directors now and served as directors during fiscal 2021. Neither Mr. Rosenberg nor Mr. Claussen received compensation for his service as a director during fiscal 2021. Mr. Rosenberg is a Named Executive Officer and his compensation is set forth in “Executive Compensation” beginning on page 71 of this Prospectus.

Name	Dates of Board Service During Fiscal 2021	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Ariel Fainsod	December 15, 2021 – December 31, 2021	0	0	0	0	0
Gail D. Hamilton Azodo	December 15, 2021 – December 31, 2021	0	0	0	0	0
Rosema J. Nemorin	December 15, 2021 – December 31, 2021	0	0	0	0	0

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has served as an officer or employee of the Company or has any relationship with the Company that is required to be disclosed under the heading “Certain Relationships and Related Party Transactions”. No executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) of any company that employed or employs as an executive officer any member of the Company’s Compensation Committee.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons, Promoters, and Certain Control Persons

On April 21, 2021, the Company provided a $25,000 advance to Chris L. Claussen, the Company’s Chief Innovation Officer, for capital expenses related to the Company’s facility in Olympia, Washington. Chris L. Claussen has submitted expense reports for the purchase of the capital expenses, and receipts for the full amount of the advance were submitted by December 8, 2021.

On August 12, 2021, the Company provided a $10,500 advance to Joseph Claussen, the Company’s Director of Business Development, for travel related expenses. On October 1, 2021, the Company provided an additional $5,000 advance. Joseph Claussen has submitted expense reports for incurred expenses, and receipts for the full amount of the advance were submitted by November 23, 2021.

On September 29, 2021, the Company assumed that certain WeWork Membership Agreement, as amended, between 3900 W Alameda Ave Tenant LLC and Cory J. Rosenberg, the Company’s Chairman, Chief Executive Officer, and President. In connection with the Company’s assumption of the Membership Agreement, the Membership Agreement was amended to move from a ten-person office to a thirteen-person office, with the term for the new office space commencing on October 1, 2021, and expiring on October 31, 2021, with the rent increasing from $5,450 per month to $6,750 per month beginning October 1, 2021, with a discount of $3,208 per month from October 1, 2021, until June 30, 2022. See “Properties” on page 63 of this Prospectus for additional information.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of Common Shares by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, (ii) each of the Company’s directors and Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all Common Shares indicated as being beneficially owned by them and except as otherwise noted, the address of the referenced individual is c/o First Person Ltd., 1840, 444 – 5th Ave., SW, Calgary, AB, T2P 2T8.

Unless otherwise noted, the security ownership information provided below is given as of June 29, 2022, and all securities are owned directly.

		Percentage beneficially owned
Name	Common Shares (1)	Before Offering (2)	After Offering (3)
5% or greater shareholders
Cory J. Rosenberg (4)	765,000	12.50%		%
Chris L. Claussen	700,000	11.49%		%
Joseph Claussen	690,000	11.24%		%
Stephen Leider	706,400	11.12%		%
Luminous Capital Inc. (5)	600,000	9.45%		%

Directors and Named Executive Officers
Cory J. Rosenberg (4)	765,000	12.50%		%
Chris L. Claussen	700,000	11.49%		%
Darcy A. Campbell	155,000	3.33%		%
Adam J. Schoenberg	30,000	1.63%		%
Ariel Fainsod	0	0%		%
Gail D. Hamilton Azodo	0	0%		%
Rosema J. Nemorin	0	0%		%

All directors and executive officers as a group (seven persons)	1,650,000	28.95%		%

(1)	Includes Common Shares subject to stock options that are or become exercisable within sixty days of June 29, 2022, as follows:

Stock Options
Cory J. Rosenberg	33,333
Stephen Leider	0
Chris L. Claussen	33,333
Joseph Claussen	26,666
Luminous Capital Inc.	0
Darcy A. Campbell	58,333
Adam J. Schoenberg	75,000
Ariel Fainsod	0
Gail D. Hamilton Azodo	0
Rosema J. Nemorin	0

(2)	Percentage ownership information is based on 6,351,354 Common Shares issued and outstanding. Common Shares that a person has the right to acquire within sixty days of June 29, 2022, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers of the Company as a group.

(3)	Percentage ownership information is based on Common Shares issued and outstanding assuming completion of the Offering in which Common Shares are issued. Common Shares that a person has the right to acquire within sixty days of June 29, 2022, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers of the Company as a group.

(4)	Includes 15,000 Common Shares held jointly with Mr. Rosenberg’s spouse.

(5)	The following individuals have voting power over the shares held by Luminous Capital Inc.: (i) Joshua Mann, (ii) John Darwin, and (iii) Mac McDonald. The address for Luminous Capital Inc. is 207 9 Ave. SW FL 10, Calgary, Alberta, T2P 1K3.

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DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As of June 29, 2022, there were 6,351,354 Common Shares issued and outstanding and nil preferred shares issued and outstanding.

Common Shares

Holders of Common Shares are entitled to one vote per Common Share held on all matters to be voted on by the shareholders. Holders of Common Shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Shares.

Preferred Shares

We are authorized to issue, without shareholder approval, an unlimited number of preferred shares, issuable in one or more series, and, subject to the provisions of the ABCA, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as our Board of Directors may determine, and such rights and privileges, including dividend and voting rights, may be superior to those of the Common Shares. The rights of holders of our Common Shares will be subject to the rights of the holders of any preferred shares that may be issued in the future. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our Common Shares. Although there are no preferred shares currently outstanding, and we have no present intention to issue any preferred shares, any issuance could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting shares.

Options

As of June 29, 2022, the Company had options to purchase 615,000 Common Shares outstanding pursuant to the Incentive Plan, of which 365,000 have an exercise price of CAD$2.00 per Common Share, 110,000 have an exercise price of CAD$3.50 per Common Share, and 140,000 have an exercise price of $5.00 per Common Share.

Warrants

Warrants Outstanding prior to this Offering

As of June 29, 2022, the Company had outstanding warrants to purchase up to 500,620 Common Shares at a price of CAD$5.00 per Common Share. All outstanding warrants were issued on July 14, 2021, and have a term of two years from the date of issuance.

Warrants Offered Pursuant to this Prospectus

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant Indenture between us and the Warrant Agent, filed as an exhibit to the registration statement of which this Prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Indenture, including the annexes thereto.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Shares underlying the warrants under the Securities Act is effective and available for the issuance of such Common Shares, or an exemption from registration under the Securities Act is available for the issuance of such Common Shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Common Shares underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such Common Shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant. No fractional Common Shares will be issued in connection with the exercise of a Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole Common Share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own more than 4.99 percent of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99 percent of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Exercise Price. The exercise price per Common Share purchasable upon exercise of the Warrants is $    per Common Share, or 125 percent of the public offering price of the combined initial public offering price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our Common Shares and also upon any distributions of assets, including cash, shares, or other property to our shareholders.

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Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent.

Exchange Listing. We have applied for the listing of the Warrants offered in this offering on The Nasdaq Capital Market under the symbol “FPERW”. No assurance can be given that such listing will be approved or that a trading market will develop.

Warrant Agent. The Warrants will be issued in registered form under the Warrant Indenture between us and the Warrant Agent. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization, or reclassification of our Common Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50 percent of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50 percent of the voting power represented by our outstanding Common Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants and the Warrant Indenture are governed by the laws of the province of Alberta, Canada.

Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, and Alberta Law

Our amended and restated articles of incorporation and our amended and restated bylaws described below contain provisions that could make the following transactions more difficult: (i) acquisitions of us by means of a tender offer, a proxy contest, or otherwise; or (ii) removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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In addition, we are subject to the laws of Alberta, Canada, which laws contain certain provisions that could make it more difficult for a third party to acquire us. The summary of these laws, set forth below, is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding applicable law in Alberta, Canada.

Directors

Power to vote on matters in which a director is materially interested. The ABCA states that a director must disclose to us, in accordance with the provisions of the ABCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction.

A director who holds an interest in respect of any material contract or transaction into which we have entered or propose to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless the contract or transaction:

●	is an arrangement by way of security for money lent to or obligations undertaken by the director, or by a body corporate in which the director has an interest, for the benefit of us or an affiliate of ours;

●	relates primarily to the director’s remuneration as a director, officer, employee, or agent of us or an affiliate of ours;

●	is for indemnity or insurance otherwise permitted under the ABCA; or

●	is with an affiliate of ours;

Directors’ power to determine the remuneration of directors. The ABCA provides that the remuneration of our directors, if any, may be determined by our directors subject to our articles of incorporation and bylaws. That remuneration may be in addition to any salary or other remuneration paid to any of our employees who are also directors.

Vacancies on the Board of Directors. Our amended and restated bylaws provide that a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from (i) an increase in the number or minimum number of directors set out in the articles of incorporation or (ii) a failure to elect the number or minimum number of directors required by the articles of incorporation.

Retirement or non-retirement of directors under an age limit requirement. Neither our amended and restated articles of incorporation nor the ABCA imposes any mandatory age-related retirement or non-retirement requirement for our directors.

Number of shares required to be owned by a director. Neither our amended and restated articles of incorporation nor the ABCA provides that a director is required to hold any of our shares as a qualification for holding his or her office. Our Board of Directors has discretion to prescribe minimum share ownership requirements for directors.

Action Necessary to Change the Rights of Holders of Our Shares

Our shareholders can authorize the alteration of our amended and restated articles of incorporation to create or vary the special rights or restrictions attached to any of our shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution means a resolution passed by: (i) a majority of not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting, or (ii) a resolution consented to in writing by all of the shareholders entitled to vote holding the applicable class or series of shares.

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Shareholder Meetings

Under the ABCA, we must hold an annual meeting of our shareholders within fifteen months of the last annual meeting at a time and place determined by our Board of Directors. Pursuant to our amended and restated articles of incorporation, a meeting of our shareholders may be held anywhere within Canada or the United States, as our Board of Directors so determines.

Under the ABCA and our amended and restated bylaws, a notice to convene a meeting, specifying the date, time, and location of the meeting, and the general nature of any special business, must be sent to shareholders, to each director and to the auditor not less than twenty-one or more than fifty days prior to the meeting. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

A quorum for meetings is one or more persons present in person or by means of a telephonic, electronic, or other communication facility that permits all participants to communicate adequately with each other during the meeting and each entitled to vote at the meeting and holding or representing by proxy not less than 33.33 percent of the votes entitled to be cast at the meeting.

Holders of our Common Shares will be entitled to attend meetings of our shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of our preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of our shareholders. Our directors, our secretary (if any), our auditor, and any other persons invited by our chairman or directors or with the consent of those at the meeting will be entitled to attend at any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Change of Control

Our amended and restated articles of incorporation do not contain any change of control limitations with respect to a merger, acquisition, or corporate restructuring that involves us.

Shareholder Ownership Disclosure

Although applicable securities laws regarding shareholder ownership by certain persons require disclosure, our amended and restated articles of incorporation do not provide for any ownership threshold above which shareholder ownership must be disclosed.

Other Anti-Takeover Provisions

Among other things, our amended and restated articles of incorporation and our amended and restated bylaws, as applicable:

●	establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than ninety days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting;

●	provide our Board of Directors the ability to authorize undesignated preferred shares. This ability makes it possible for our Board of Directors to issue, without shareholder approval, preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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●	provide that the authorized number of directors may be changed only by resolution of our Board of Directors, subject to the rights of the holders of any series of our preferred shares to elect directors under specified circumstances; and

●	provide that all vacancies of directors may, subject to the rights of the holders of any series of our preferred shares, be filled by the affirmative vote of a majority of directors then in office constituting a quorum.

In addition, certain provisions of the ABCA have the effect of discouraging coercive takeover practices and inadequate takeover bids, including the following:

●	any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of shareholders, unless consented to in writing by all of our shareholders entitled to vote;

●	generally, an amendment to our amended and restated articles of incorporation will require a special resolution of the shareholders; and

●	our Board of Directors is expressly authorized to adopt, or to alter or repeal, our amended and restated bylaws, subject to a shareholder ratification requirement by ordinary resolution at the next meeting of shareholders.

Forum Selection

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Queen’s Bench of the Province of Alberta, Canada, and the appellate courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the ABCA or our amended and restated articles of incorporation or (iv) any action or proceeding asserting a claim otherwise related to the relationships among us, our affiliates and their respective shareholders, directors, and/or officers, but excluding claims related to our business or such affiliates. The forum selection provision also provides that our shareholders are deemed to have consented to personal jurisdiction in the Province of Alberta and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. Although we believe these provisions will benefit us by providing increased consistency in the application of the ABCA for the specified types of actions and proceedings, the provisions may have the effect of increasing the costs to investors to bring a claim against us, limiting investors’ ability to bring a claim in a judicial forum that they find favorable, and discouraging lawsuits against our directors, officers, employees, and agents. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which courts other than those specified in the forum selection bylaw have exclusive jurisdiction. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings in other jurisdictions, and it is possible that, in connection with one or more such actions or proceedings, a court could rule that this provision in our bylaws is inapplicable or unenforceable.

Limitations on Liability and Indemnification of Directors and Officers

Under the ABCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of his or her association with us or another entity. The ABCA also provides that we may also advance moneys to a director, officer, or other individual for costs, charges, and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

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However, indemnification is prohibited under the ABCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our amended and restated bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or in a similar capacity, of another entity, as well as their respective heirs and legal representatives to the full extent permitted by the ABCA.

Our amended and restated bylaws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We intend to enter into indemnity agreements with our directors and our executive officers which provide, among other things, that we will indemnify him or her to the fullest extent permitted by law from and against all liabilities, claims, damages, costs, charges, or expenses reasonably incurred in any proceeding in which the indemnified party is involved in or made a party to, or that arises because the indemnified party is or was a director or officer of the Company; provided that, we shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or penal action, the individual did not have reasonable grounds for believing that his or her conduct was lawful.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification would be required or permitted

Registration Rights Agreements

The Company is not a party to any registration rights agreements.

Listing

Our Common Shares are not presently quoted on any exchange. We have applied to list our Common Shares and Warrants on The Nasdaq Capital Market under the symbols “FP” and “FPERW”, respectively.

Transfer Agent

Odyssey Trust Company will serve as our transfer agent, warrant agent, and registrar. Its address is Stock Exchange Tower, 1230 – 300 5th Avenue SW, Calgary, Alberta, T2P 3CR, and its telephone number is (587) 885-0960.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, our Common Shares were not quoted on any exchange. Future sales of substantial amounts of our Common Shares in the public market, including Common Shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering we estimate that we will have       Common Shares issued and outstanding, calculated as of    , 2022, assuming no exercise of outstanding options or warrants, and no exercise of the underwriters’ option. All of the Common Shares sold in this offering will be freely tradable without restriction immediately following this offering, except that any Common Shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. All remaining Common Shares held by existing shareholders immediately prior to the completion of this offering, will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, summarized below.

Sale of Restricted Securities

Our Common Shares sold pursuant to this offering will be registered under the Securities Act, and therefore freely transferable, except for securities owned by our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this Prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by, or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their securities unless such securities are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e. securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1 percent of the then outstanding shares as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice, and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least ninety days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited resales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a shareholder who purchased our Common Shares pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding ninety days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety days after the date of this Prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

Lock-Up Agreements

The Company, each of our directors and executive officers, certain of our shareholders affiliated with our directors and executive officers, and Luminous Capital Inc. will agree not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of our Common Shares, for a period of 180 days after the date of this Prospectus, without the prior written consent of the representative of the underwriters. Each such holder’s Common Shares will thereafter be incrementally released from this lock-up arrangement as follows: (i) 25 percent of each such holder’s Common Shares will be released from the lock-up arrangement on the date that is 180 days after the date of this Prospectus; (ii) 25 percent of each such holder’s Common Shares will be released from the lock-up arrangement on the date that is 360 days after the date of this Prospectus; (iii) 25 percent of each such holder’s Common Shares will be released from the lock-up arrangement on the date that is 540 days after the date of this Prospectus; and (iv) 25 percent of each such holder’s Common Shares will be released from the lock-up arrangement on the date that is 720 days after the date of this Prospectus. See “Underwriting—Lock-up Agreements” on page 106 of this Prospectus.

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MATERIAL DIFFERENCES BETWEEN THE ALBERTA BUSINESS CORPORATIONS ACT AND

THE DELAWARE GENERAL CORPORATION LAW

We are a corporation incorporated under the laws of the Province of Alberta, Canada. The following discussion summarizes material differences between the rights of holders of our Common Shares and the rights of holders of the common shares of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of Alberta, Canada, and Delaware. This summary is qualified in its entirety by reference to the Delaware General Corporation Law (the “DGCL”), the ABCA, and our governing corporate statutes.

	DGCL	ABCA
Capital Structure	Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation may give the Board of Directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the Board of Directors.	Under our current Alberta articles of incorporation, we have the authority to issue an unlimited number of Common Shares and an unlimited number of preferred shares. Under Alberta law, there is no franchise tax on our authorized share capital. Under our amended and restated articles of incorporation, we have the authority to issue an unlimited number of Common Shares, with no par value, and an unlimited number of preferred shares, with no par value, issuable in series.

Dividends	The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.	Under the ABCA and our amended and restated articles, dividends may be declared on the shares at the discretion of our Board of Directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Our directors shall not declare dividends if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due or the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital of all classes.

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Vote Required for Certain Transactions	Under the DGCL, the affirmative vote of the holders of two thirds of the outstanding shares entitled to vote thereon (or the affirmative vote of the holders of a majority of such outstanding shares, if a statement to that effect was included in the articles at the time they were initially filed or is included in an amendment to the articles approved by the affirmative vote of the holders of two-thirds of the then-outstanding shares entitled to vote thereon) is required to authorize any merger, share exchange, consolidation, dissolution, or sale of all or substantially all of the assets of the corporation, except that, unless required by its certificate of incorporation, no authorizing shareholder vote is required to approve a plan of merger or share exchange if (i) the articles of incorporation of the surviving corporation will not differ from the corporation’s articles (other than certain inconsequential differences), (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the transaction will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the transaction, (iii) the number of voting shares outstanding immediately after the transaction plus the number of voting shares issuable as a result of the transaction, either by conversion or upon the exercise of rights and warrants issued pursuant to the transaction, will not exceed by more than 20 percent the total number of voting shares of the surviving corporation outstanding immediately before the transaction, and (iv) the number of participating shares (defined to mean shares that entitled their shareholders to participate without limitation in dividends) outstanding immediately after the transaction plus the number of participating shares issuable as a result of the transaction, either by the conversion or upon the exercise of rights and warrants issued pursuant to the transaction, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the transaction. In certain cases, a plan of merger or share exchange is also required to be approved separately by the holders of a class or series of shares.

Under the ABCA, certain extraordinary corporate actions, including, without limitation, continuances, certain amalgamations and sales, leases or exchanges of all, or substantially all, of our property (other than in the ordinary course of business), and liquidations, dissolutions, and certain arrangements, are required to be approved by special resolution of our shareholders.

A special resolution is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

In specified cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

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Amendments to Organizing Documents	The DGCL provides that a corporation may amend its certificate of incorporation if its Board of Directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences, or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.	Under the ABCA, an amendment to our articles generally requires approval by special resolution of holders of our voting shares. Specified amendments may also require the approval of other classes of our shares. In the event that an amendment to our articles would prejudice or interfere with a right or special right attached to our issued shares of a class or series of our shares, such amendment must be approved separately by the holders of the class or series of shares being affected.

Amendments to Bylaws

The DGCL also provides that a corporation’s Board of Directors may amend or repeal a corporation’s bylaws unless the certificate of incorporation reserves the power exclusively to the shareholders, in whole or in part, or unless the shareholders, in amending, adding or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw. The foregoing notwithstanding, the shareholders may amend or repeal a corporation’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

Under the ABCA, our Board of Directors may, by resolution, make, amend or repeal any bylaw that regulates our business or affairs. Where our Board of Directors makes, amends or repeals a bylaw, they are required under the ABCA to submit that action to our shareholders at the next meeting of shareholders and our shareholders may confirm, reject or amend that action by ordinary resolution. If the action is rejected by our shareholders, or our Board of Directors does not submit the action to our shareholders at the next meeting of shareholders, the action will cease to be effective and no subsequent resolution of our directors to make, amend or repeal a bylaw having substantially the same purpose or effect will be effective until it is confirmed.

Quorum of Shareholders	Under the DGCL, the certificate of incorporation or bylaws may specify the required quorum, but generally a quorum may consist of not less than one third of the total voting power.

The ABCA provides that, unless the bylaws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.

Our amended and restated bylaws provide that one or more persons holding not less than 33.33 percent of the voting power of the outstanding shares entitled to vote at the meeting shall constitute a quorum at a meeting of shareholders.

Annual Meetings of Shareholders	Under the DGCL, a corporation must hold an annual meeting of shareholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the Board of Directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of shareholders must be given to each shareholder of record at least ten and no more than sixty days before the date of the meeting.

Under the ABCA, we must hold an annual meeting of our shareholders not later than eighteen months after the date of incorporation and subsequently not later than fifteen months after holding our last preceding annual meeting at a time and place determined by our Board of Directors. Pursuant to the ABCA, if the articles of the corporation so provide, meetings of shareholders may be held outside of Alberta, Canada. Under our amended and restated articles of incorporation, meetings of shareholders may be held at any place within Canada or the United States, as our Board of Directors so determines.

Under the ABCA, and our bylaws, we must provide notice of an annual meeting to each shareholder entitled to vote thereat, to each director, and to our auditor at least twenty-one, and no more than fifty, days in advance of the meeting.

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Special Meetings of Shareholders	Under the DGCL, special meetings of shareholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.		Under the ABCA and our bylaws, our Board of Directors has the power at any time to call a special meeting of shareholders. Under the ABCA, the holders of not less than 5 percent of our issued shares that carry the right to vote at a meeting sought to be held can also requisition our directors to call a meeting of shareholders for the purposes stated in the requisition.

Shareholder Consent in Lieu of Meeting	Under the DGCL, unless otherwise limited by the certificate of incorporation, shareholders may act by written consent without a meeting if holders of outstanding shares representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action.		Under the ABCA, a resolution in writing signed by all of the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of shareholders.

Anti-takeover Provisions and Interested Shareholder Transactions	Some powers granted to companies under Delaware law may allow a Delaware corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:		The ABCA provides for certain anti-takeover provisions, some of which will be implemented by us.

	●	implement a staggered Board of Directors, which prevents an immediate change in control of the Board of Directors;	As permitted by the ABCA, our amended and restated bylaws will require that notice of nominations for directors be given to us prior to a meeting where our directors will be elected.

	●	require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;	As required by the ABCA, a shareholder resolution in writing is only valid if it is signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders.

	●	only allow the Board of Directors to call a special meeting of shareholders, which may deny a raider the ability to call a meeting to make disruptive changes;	As permitted by the ABCA, our amended and restated articles provide that our Board of Directors may fix the number of preferred shares in, and determine the designation of the shares of, each series and create, define and attach rights, restrictions and conditions to the preferred shares without shareholder approval.

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	●	eliminate shareholders’ action by written consent, which would require a raider to attend a meeting of shareholders to approve any proposed action by the corporation;	Neither the ABCA nor our amended and restated articles restrict us from adopting a shareholder rights plan. The ABCA does not restrict related party transactions; however, in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies, some of which will apply to us.

	●	remove a director from a staggered board only for cause, which gives some protection to directors on a staggered board from arbitrary removal;

	●	provide that the power to determine the number of directors and to fill vacancies be vested solely in the Board of Directors, so that the incumbent board, not a raider, would control vacant board positions;

	●	provide for supermajority voting in some circumstances, including mergers and certificate of incorporation amendments; and

	●	issue “blank check” preferred shares, which may be used to make a corporation less attractive to a raider.

Interested Director Transactions	Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the Board of Directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (i) the material facts of the conflict of interest are known to or disclosed to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (ii) the material facts of the conflict of interest are known or disclosed to the shareholders of the corporation and the transaction is approved in good faith by the shareholders, or (iii) the Board of Directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the Board of Directors, committee or shareholders.

Under the ABCA, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter is generally not permitted to vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer is:

●  a party to the contract or transaction;

●  is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

●  has a material interest in a party to the contract or transaction.

Under the ABCA, directors do not have to abstain from voting on matters related to director compensation.

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Fiduciary Duty of Directors

The fiduciary obligations of directors of corporations incorporated or organized under the DGCL are more expansive and run not just to the corporation, but to the corporation’s shareholders. These obligations fall into two broad categories: a duty of care and a duty of loyalty. The duty of care requires a director to act in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she believes to be in the best interests of the corporation. It is qualified by the business judgment rule, which protects a disinterested director from personal liability to the corporation and its shareholders if the director acted in good faith, was reasonably informed and rationally believed the action taken was in the best interests of the corporation. The duty of loyalty requires directors to exercise their powers in the interests of the corporation and not in the directors’ own interests or in the interest of another person (including a family member) or organization. Stated more simply, the duty of loyalty precludes directors from using their corporate position to make a personal profit or gain, or for other personal advantage.

The personal liability of a director under the DGCL for breach of his or her fiduciary duty is expansive and can be established by the corporation, through a derivative action brought on behalf of the shareholders, or by an aggrieved shareholder, in a separate action.

Under the DGCL, a corporation may limit such personal liability; however, these limitations are not effective with respect to the following proscribed conduct under the DGCL:

Directors of a corporation incorporated under the ABCA have fiduciary obligations to the corporation. The ABCA requires directors and officers of an Alberta corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

	●	any breach of the director’s duty of loyalty to the corporation or its shareholders;

	●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

	●	an unlawful payment of a dividend or an unlawful share purchase or redemption; and

	●	any transaction from which the director derived an improper personal benefit.

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Directors’ and Officers’ Liability and Indemnification	Delaware law permits a corporation to indemnify its present or former directors and officers, employees, and agents made a party, or threatened to be made a party, to any third-party proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, if such person:		Under the ABCA and pursuant to our amended and restated bylaws, we will indemnify present or former directors or officers against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of his or her association with us. In order to qualify for indemnification such directors or officers must:

	●	acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and	●	have acted honestly and in good faith with a view to the best interests of the corporation; and

	●	with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.	●	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.

In a derivative action, or an action by or in the right of the corporation, the corporation is permitted to indemnify directors, officers, employees, and agents against expenses actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. However, in such a case, no indemnification shall be made if the person is adjudged liable to the corporation, unless and only to the extent that, the court in which the action or suit was brought or the Chancery Court of the State of Delaware shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability to the corporation.

The DGCL allows the corporation to advance expenses before the resolution of an action, if in the case of current directors and officers, such persons agree to repay any such amount advanced if they are later determined not to be entitled to indemnification.

We currently carry liability insurance for the corporation and its subsidiaries’ officers and directors. We expect that this will continue following the closing of this offering.

The ABCA also provides that such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was substantially successful on the merits of the action or proceeding, otherwise meets the qualifications for indemnity described above, and is fairly and reasonably entitled to indemnity.

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Dissent or Dissenters’ Appraisal Rights

The DGCL grants the holder of any class or series of shares to dissent from and obtain payment of the fair value of his shares with respect to:

● any plan of merger to which the corporation is a party (other than mergers with certain subsidiary corporations) requiring shareholder approval;

● any plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

● the sale or exchange of all or substantially all of the property of the corporation other than in the normal course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan through which all of the net proceeds of sale will be distributed to the shareholders within one year;

● an amendment to the articles that materially and adversely affects the dissenting shareholder because it (i) alters or abolishes a preferential right, (ii) creates, alters, or abolishes a right in respect of redemption, (iii) alters or abolishes a preemptive right, (iv) excludes or limits the right of shares to be voted on any matter or to accumulate votes, or (v) reduces the number of shares owned by a shareholder to a fractional share if the fractional share so created is to be acquired for cash; and

● any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the Board of Directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

The ABCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and demand payment for the fair value of their shares in connection with specified matters, including, among others:

● an amendment to our articles of incorporation to add, change or remove any provisions restricting the issue or transfer of shares;

● amend our articles of incorporation to add, change, or remove any restrictions on the business or businesses that the corporation may carry on;

● any amalgamation with another corporation (other than with certain affiliated corporations);

● a continuance under the laws of another jurisdiction; and

● a sale, lease, or exchange of all or substantially all the property of the corporation other than in the ordinary course of business.

However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

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Oppression Remedy	The DGCL does not contain an oppression remedy, although causes of action seeking to obtain comparable remedies can be asserted against a corporation and its affiliates under any of several common law theories.	The ABCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of any security holder, creditor, director, or officer of the corporation if an application is made to a court by a “complainant.”

A “complainant” with respect to a corporation means any of the following:

● a present or former registered holder or beneficial owner of a security of the corporation or any of its affiliates;

● a present or former director or officer of the corporation or of any of its affiliates;

● a creditor in respect of an application under a derivative action; or

● any other person who, in the discretion of the court, is a proper person to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants.

Shareholder Derivative Actions	Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation to enforce a corporate right, including the breach of a director’s duty to the corporation. Delaware law requires that the plaintiff in a derivative suit be (i) a shareholder of the corporation at the time of the wrong complained of and remain so throughout the duration of the suit, (ii) that the plaintiff make a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile, and (iii) that the plaintiff is an adequate representative of the other shareholders.	Under the ABCA, a complainant may also apply to the court for permission to bring an action in the name of, and on behalf of, the corporation or any of its subsidiaries, or to intervene in an existing action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on the corporation’s behalf or on behalf of its subsidiary. Under the ABCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that (i) the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute, defend, or discontinue the action, (ii) the complainant is acting in good faith, and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended, or discontinued.

Under the ABCA, the court in a derivative action may make any order it sees fit including orders pertaining to the control or conduct of the lawsuit by the complainant or the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.

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	DGCL	ABCA
Business Combinations

Section 203 of the DGCL provides, with some exceptions, that a Delaware corporation may not engage in any business combination with a person, or an affiliate or associate of such person, who is an interested shareholder for three years from the time that person became an interested shareholder unless:

● the Board of Directors approved the transaction before the “interested shareholder” obtained such status;

● upon consummation of the transaction that resulted in the shareholder becoming an “interested shareholder,” the “interested shareholder” owned at least 85 percent of a Delaware corporation’s outstanding voting shares at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and are also officers and (ii) employee share plans in which the participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in the tender or exchange offer; or

● on or subsequent to such date, the business combination or merger is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by two-thirds of the holders of the outstanding common shares not owned by the “interested shareholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a shareholder. In general, an “interested shareholder” is a person who, together with affiliates and associates, owns 15 percent or more of a corporation’s voting shares or within three years did own 15 percent or more of a corporation’s voting shares.

A corporation may, at its option, exclude itself from the coverage of Section 203 by an appropriate provision in its certificate of incorporation.

There is no comparable provision relating to business combinations under the ABCA. In Canada, business combinations (as defined in provincial securities legislation) and other related party transactions are addressed in provincial securities legislation and policies, some of which will apply to us.

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Election and Removal of Directors

Delaware law provides that a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of shareholders at which the term of the class of directors to which the newly elected director has been elected expires.

Delaware law provides that, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

The ABCA provides for the election of directors by a majority of votes cast at an annual meeting of shareholders.

Under the ABCA, provided that the articles of a corporation do not provide for cumulative voting, shareholders of a corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an “ordinary resolution” at a meeting of the shareholders of that class or series.

An “ordinary resolution” means a resolution (i) passed by a majority of the votes cast by the shareholders who voted in respect of that resolution, or (ii) signed by all the shareholders entitled to vote on that resolution.

Under the ABCA, a vacancy among the directors created by the removal of a director may be filled at a meeting of shareholders at which the director is removed. The ABCA also allows a vacancy on the Board of Directors to be filled by a quorum of directors, except when the vacancy is a result of a failure to elect the number or minimum number of directors required by the articles. In addition, as permitted by the ABCA and pursuant to our amended and restated articles, between annual general meetings, our directors will be authorized to appoint one or more additional directors of the corporation to serve until the next annual general meeting, so long as the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the corporation.

Director Independence	The DGCL does not have director residency requirements although a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws. However, the NASDAQ’s governance standards require a majority of a listed company’s directors to be independent.	Both the ABCA and certain applicable provincial securities legislation and policies, prescribe director independence requirements.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of our Common Shares and Warrants purchased in this offering, which we refer to collectively as our securities, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Code, final, temporary, and proposed United States Treasury regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of our securities.

For United States federal income and other applicable tax purposes, a purchaser of our securities must allocate their purchase price between each component (i.e., the Common Shares and Warrants) based on the relative fair market value of each at the time of issuance. These allocated amounts will be the holder’s tax basis in each component. Because each investor must make their own determination of the relative value of each component, we urge investors to consult their tax advisors in connection with this analysis.

This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local, or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, or other financial institutions;

●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, PFICs, and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5 percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction,” integrated investment transaction, or other similar transaction;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

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Holders are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, ownership, and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Tax Residence of the Company for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is a Canadian-incorporated entity, would generally be classified as a non-U.S. corporation. Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that the Company should be taxed as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, then certain distributions made by the Company to non-U.S. holders of our Common Shares would be subject to U.S. withholding tax. The rules under Section 7874 of the Code are complex and require analysis of all relevant facts, and there is limited guidance as to their application.

Pursuant to the Plan of Merger, the Company indirectly acquired all of LEIIO’s assets through the acquisition of all of LEIIO’s outstanding shares of stock on February 17, 2021. Although this acquisition satisfies one of the conditions for application of Section 7874 of the Code (i.e., the acquisition of all of the stock of a U.S. corporation by a non-U.S. corporation), we do not expect the Company to be treated as a U.S. corporation for U.S. federal income tax purposes. However, interpretations of the Treasury Regulations describing the tests for determining the application of Section 7874 of the Code are subject to uncertainty and there is limited guidance regarding their application. In addition, changes to the rules in Section 7874 of the Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect the Company’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. The remainder of this discussion assumes that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

We are, and expect to continue to be, a Canadian corporation as of the date of this registration statement. We are treated as a Canadian resident company under the Income Tax Act (Canada), as amended, and are subject to Canadian income taxes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, a U.S. holder means a beneficial owner of our securities, other than a partnership, that for U.S. federal income tax purposes is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate or trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a “United States person.”

Passive Foreign Investment Company Rules

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the Code, for any taxable year if either:

●	at least 75 percent of its gross income for such taxable year is passive income (the “income test”); or

●	at least 50 percent of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents, and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25 percent (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (i) the cash we raise in this offering will generally be considered to be held for the production of passive income and (ii) the value of our assets must be determined based on the market value of our Common Shares from time to time, which could cause the value of our non-passive assets to be less than 50 percent of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on the expected nature and composition of our income and assets for our taxable year ending December 31, 2021, we anticipate that we will not be classified as a PFIC for our taxable year ending December 31, 2021. The application of the PFIC rules is subject to uncertainty in several respects, and therefore, no assurances can be provided with respect to our PFIC status for our taxable year ending December 31, 2021 or with regard to our PFIC status in the future.

A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. As a result, our PFIC status may change from year to year. The total value of our assets for purposes of the asset test generally may be determined in part by reference to the market price of our Common Shares, which may fluctuate considerably. Fluctuations in the market price of our Common Shares may result in our being a PFIC for any taxable year. Because of the uncertainties involved in establishing our PFIC status, our U.S. counsel expresses no opinion regarding our PFIC status.

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If we are classified as a PFIC in any year with respect to which a U.S. holder owns Common Shares or Warrants, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns our securities, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. holder has made a valid “deemed sale” election under the PFIC rules, (ii) we cease to be a PFIC and the U.S. holder has a valid mark-to-market election in effect (as described below) or (iii) the U.S. holder makes a valid QEF Election with respect to all taxable years during such U.S. holder’s holding period in which we are a PFIC. However, a U.S. holder may make a QEF Election with respect to our Common Shares only if we annually provide such U.S. holder with certain tax information.

If we are a PFIC for our taxable year ending December 31, 2021, or any subsequent taxable years, we expect to provide U.S. holders, upon request, a “PFIC Annual Information Statement,” with the information required to allow U.S. holders to make a QEF Election for U.S. federal income tax purposes.

If a U.S. holder makes a QEF Election with respect to a PFIC, in lieu of the tax consequences described below, the U.S. holder will be subject to current taxation on its pro rata share of the PFIC’s ordinary earnings and net capital gain for each taxable year that the entity is classified as a PFIC. If a U.S. holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. holder’s income under the QEF Election would not be taxable to the holder. A U.S. holder will increase its tax basis in its Common Shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on our securities that is not included in the holder’s income. In addition, a U.S. holder will recognize capital gain or loss on the disposition of Common Shares in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in our Common Shares. U.S. holders should note that if they make QEF Elections with respect to us and lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their Common Shares for any taxable year significantly in excess of any cash distributions (which are expected to be zero) received on our Common Shares for such taxable year. U.S. holders should consult their tax advisors regarding making QEF Elections in their particular circumstances. If a U.S. holder does not make and maintain a QEF election for the U.S. holder’s entire holding period for our Common Shares by making the election for the first year in which the U.S. holder owns such Common Shares pursuant to this offering, the U.S. holder will be subject to the adverse PFIC rules discussed above unless the U.S. holder can properly make a “purging election” with respect to our Common Shares in connection with the U.S. holder’s QEF Election. A purging election may require the U.S. holder to recognize taxable gain on the U.S. holder’s shares. No purging election is necessary for a U.S. holder that timely makes a QEF election for the first year in which the U.S. holder acquired our Common Shares.

If the “deemed sale” election is made, a U.S. holder will be deemed to have sold our Common Shares the U.S. holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. holder’s Common Shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. holder receives from us or any gain from an actual sale or other disposition of our Common Shares. U.S. holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. holders, U.S. holders will be subject to special tax rules with respect to any “excess distribution” such U.S. holder receives and any gain such U.S. holder recognizes from a sale or other disposition (including a pledge) of Common Shares, unless (i) such U.S. holder makes a QEF Election with respect to all taxable years of a U.S. holder’s holding period during which we are a PFIC or makes a purging election to cause a deemed sale of our Common Shares at their fair market value in conjunction with a QEF election or (ii) our Common Shares constitute “marketable” securities, and such U.S. holder makes a mark-to-market election as discussed below. Distributions a U.S. holder receives in a taxable year that are greater than 125 percent of the average annual distributions a U.S. holder received during the shorter of the three preceding taxable years or the U.S. holder’s holding period for our Common Shares will be treated as excess distributions; in addition, any gain recognized from the disposition of our Common Shares will constitute an excess distribution. Under these special tax rules:

●	an excess distribution will be allocated ratably over a U.S. holder’s holding period for our Common Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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The tax liability for amounts allocated to years prior to the year of disposition or the year of an “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of our Common Shares cannot be treated as capital, even if a U.S. holder holds our Common Shares as capital assets.

If we are a PFIC, a U.S. holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the shares of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. holder.

If we are a PFIC, U.S. holders can avoid the interest charge on excess distributions or gain relating to our Common Shares by making a mark-to-market election with respect to our Common Shares, provided that our Common Shares are “marketable.” Common Shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, our Common Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least fifteen days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our Common Shares will be listed on the Nasdaq Capital Market, which is a qualified exchange for these purposes. Consequently, if we are a PFIC and our Common Shares remain listed on the Nasdaq Capital Market and are regularly traded, then we would expect the mark-to-market election to be available to U.S. holders with respect to our Common Shares. Any mark-to-market election made by a U.S. Holder for the Common Shares will also apply to such U.S. Holder’s Common Shares acquired upon exercise of a Warrant. Each U.S. holder should consult its tax advisors as to whether a mark-to-market election is available or advisable with respect to our Common Shares.

A U.S. holder that makes a mark-to-market election must include as ordinary income for each year an amount equal to the excess, if any, of the fair market value of our Common Shares at the close of the taxable year over the U.S. holder’s adjusted tax basis in our Common Shares. Accordingly, such mark-to-market election may accelerate the recognition of income without a corresponding receipt of cash. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. holder’s adjusted basis in our Common Shares over the fair market value of our Common Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of our Common Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of our Common Shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS, unless our Common Shares cease to be marketable. However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. holder validly makes a mark-to-market election with respect to our Common Shares, the U.S. holder may continue to be subject to the PFIC rules with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Unless otherwise provided by the U.S. Treasury, each U.S. holder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. holder’s failure to file the annual report will cause the statute of limitations for such U.S. holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. holder’s entire U.S. federal income tax return will remain open during such period.

WE STRONGLY URGE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE IMPACT OF OUR PFIC STATUS ON AN INVESTMENT IN OUR SECURITIES AS WELL AS THE APPLICATION OF THE PFIC RULES TO THEIR INVESTMENT IN OUR SECURITIES.

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Controlled Foreign Corporation Rules

If a U.S. holder owns directly, indirectly or constructively (under Section 318 of the Code) at least 10 percent of the voting power or value of shares of a foreign corporation, such U.S. person is considered a “U.S. Shareholder” with respect to the foreign corporation. If U.S. Shareholders, in the aggregate, own more than 50 percent of the voting power or value of the shares of such corporation, the foreign corporation will be classified as a CFC. Additionally, even absent U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of the Company alone may cause certain related foreign corporations to be treated as CFCs by reason of certain “downward attribution” rules.

We believe that we were not a CFC in the 2021 taxable year, and we do not expect to become a CFC in the 2022 taxable year or in a subsequent taxable year. However, given that the Company’s Common Shares are widely held, the constructive ownership rules under Section 318 of the U.S. Tax Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to the Company and its non-U.S. subsidiaries and whether the Company or any of its non-U.S. subsidiaries is a CFC.

Because the Company group will include one or more U.S. subsidiaries, the Company’s non-U.S. subsidiaries could be treated as CFCs (regardless of whether the Company is treated as a CFC), depending on the structure of the Company group at any given time. If the Company, or any non-U.S. subsidiary of the Company, is treated as a CFC, any U.S. Shareholder must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless of whether any distributions are made to such U.S. Shareholder. In addition, gain on the sale of the CFC shares by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a U.S. Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. The Company cannot provide any assurances that it will assist investors in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. Shareholder with respect to any such CFC or furnish to any U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A U.S. holder should consult its advisors regarding the potential application of these rules to an investment in our securities.

Distributions

As described in “Dividend Policy” on page 38 of this Prospectus, we do not pay cash dividends on our Common Shares and do not anticipate paying any dividends on our Common Shares in the foreseeable future. However, if we do make distributions of cash or property on our Common Shares, those payments generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in a U.S. holder’s income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such holder’s tax basis in the Common Shares. Any remaining excess will be treated as capital gain, subject to the tax treatment described in “Sale, Exchange, or Other Taxable Disposition of our Common Shares or Warrants” below.

For non-corporate U.S. holders, dividends with respect to our Common Shares would generally be taxed as ordinary income, however, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the U.S. which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the current income tax treaty between the United States and Canada meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. Once listed, our Common Shares will be considered readily tradable on an established securities market in the United States. There can be no assurance, however, that our Common Shares will be considered readily tradable on an established securities market in later years. Furthermore, non-corporate U.S. holders will not be eligible for the reduced rates of taxation on any dividends received from the Company if the Company is a “surrogate foreign corporation” as defined under Section 7874 of the Code or if the Company is characterized as a PFIC in the taxable year in which such dividend is paid or in a preceding taxable year (see “Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules” beginning on page 98 of this Prospectus). U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends.

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Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange, or Other Taxable Disposition of our Common Shares or Warrants

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of our Common Shares or Warrants. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such securities. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such securities. A U.S. holder’s adjusted tax basis in the securities will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the transferred securities for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Foreign Tax Credit Limitation

Although we don’t anticipate being subject to tax both as a U.S. domestic corporation and as a Canadian corporation, if that position proves incorrect, then a U.S. holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on the Common Shares (or with respect to any constructive dividend on the Warrants). For U.S. federal income tax purposes, a U.S. holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. Our status as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by us to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from us. Similarly, to the extent a sale or disposition of our securities by a U.S. holder results in Canadian tax payable by the U.S. holder (for example, because the securities constitute taxable Canadian property within the meaning of the Income Tax Act (Canada), as amended), a U.S. foreign tax credit may be unavailable to the U.S. holder for such Canadian tax. In each case, however, the U.S. holder should be able to claim a deduction for the U.S. holder’s Canadian tax paid, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year, although such deductions may be significantly limited for non-corporate holders. The foreign tax credit rules are complex, and each U.S. holder should consult its own tax advisors regarding these rules.

Foreign Currency

The amount of any distribution paid to a U.S. holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of the Common Shares or Warrants, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. holders who use the accrual method of tax accounting. Each U.S. holder should consult its own U.S. tax advisors.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

Certain U.S. holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8 percent tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Common Shares. A U.S. holder that is an individual, estate or trust, is encouraged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of such holder’s investment in our Common Shares.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

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MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada), as amended, and the regulations promulgated thereunder (collectively, the “Tax Act”) to a purchaser of the Common Shares and Warrants pursuant to this offering, and who, for purposes of the Tax Act and at all relevant times (i) is not, and is not deemed to be, resident in Canada, (ii) acquires Common Shares and Warrants as purchaser and beneficial owner pursuant to this offering and acquires and holds such Common Shares and Warrants as capital property, (iii) deals at arm’s length with, and is not affiliated with, the Company or the underwriters, and (iv) does not use or hold and will not be deemed to use or hold, the Common Shares or Warrants in a business carried on in Canada (hereinafter, a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an “authorized foreign bank” within the meaning of the Tax Act or an insurer carrying on an insurance business in Canada and elsewhere. Any such Non-Resident Holder should consult its own tax advisor.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), the Canada-U.S. Tax Treaty (the “Treaty”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or assessing practices, whether by legislative, governmental, or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial, or foreign tax considerations, which may differ significantly from those discussed herein.

This summary is not applicable to a Non-Resident Holder who makes or has made a “functional currency” reporting election; or that has entered or enters into a “derivative forward agreement” with respect to the Common Shares (each as defined in the Tax Act). Any such Non-Resident Holder should consult its own tax advisors with respect to an investment in the Common Shares and Warrants.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding, or disposition of our securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Non-Resident Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OR HOLDER OF OUR SECURITIES, AND NO REPRESENTATIONS WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO ANY PROSPECTIVE PURCHASER OR HOLDER ARE MADE. CONSEQUENTLY, PROSPECTIVE PURCHASERS OR HOLDERS OF THE COMMON SHARES AND WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

Tax Cost

The adjusted cost base to a Non-Resident Holder of each Common Share acquired pursuant to this offering will be determined by averaging the cost of such Common Share with the adjusted cost base to such Non-Resident Holder of all other Common Shares (if any) held by the Non-Resident Holder as capital property immediately prior to the acquisition. Similarly, the adjusted cost base to a Non-Resident Holder of each Warrant acquired pursuant to this offering will be determined by averaging the cost of such Warrant with the adjusted cost base to such Non-Resident Holder of all other Warrants (if any) held by the Non-Resident Holder as capital property immediately prior to the acquisition.

Exercise of Warrants

No gain or loss will be realized by a Non-Resident Holder on the exercise of a Warrant. When a Warrant is exercised, the Non-Resident Holder’s cost of the Common Share acquired thereby will be the aggregate of the Non-Resident Holder’s adjusted cost base of such Warrant for purposes of the Tax Act and the exercise price paid for the Common Share upon exercise of the Warrant. The Non-Resident Holder’s adjusted cost base of the Common Share so acquired will be determined by averaging such cost with the adjusted cost base (as determined under the rules of the Tax Act) to the Non-Resident Holder of all Common Shares held by the Non-Resident Holder as capital property immediately prior to such acquisition.

Dispositions

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of Warrants or Common Shares, unless such Warrants or Common Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. In addition, capital losses arising on the disposition or deemed disposition of Warrants or Common Shares will not be recognized under the Tax Act, unless the Warrants or Common Shares constitute “taxable Canadian property” to the Non-Resident Holder thereof for purposes of the Tax Act.

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Provided the Common Shares are listed on a “designated stock exchange,” as defined in the Tax Act (which currently includes the Nasdaq Capital Market), at the time of disposition, the Common Shares and Warrants will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the sixty-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25 percent or more of the issued shares of any class or series of the shares of the Company; and (ii) more than 50 percent of the fair market value of the shares of the Company was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties,” “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties, whether or not such properties exist. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares or Warrants could be deemed to be “taxable Canadian property.” Even if the Common Shares or Warrants are “taxable Canadian property” to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares or Warrants by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of Common Shares or Warrants that may constitute “taxable Canadian property” should consult its own tax advisors prior to such disposition.

Dividends

Dividends paid or credited on the Common Shares or deemed to be paid or credited on the Common Shares to a Non-Resident Holder by the Company are subject to Canadian withholding tax under the Tax Act at the rate of 25 percent of the gross amount of such dividends, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, under the Treaty, the rate of withholding tax on dividends paid or credited or deemed to be paid or credited to a beneficially entitled Non-Resident Holder who is resident in the United States for purposes of the Treaty and who is fully entitled to the benefits of the Treaty (a “U.S. holder”) is generally limited to 15 percent of the gross amount of the dividend (or 5 percent in the case of a U.S. holder that is a corporation beneficially owning at least 10 percent of the Company’s voting shares). Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Certain entities (including most limited liability companies) that are treated as being fiscally transparent for U.S. federal income tax purposes will not qualify as residents of the United States and therefore will not be entitled to relief from Canadian tax under the provisions of the Treaty. However, the Treaty allows certain U.S. resident owners of transparent entities to enjoy benefits of the Treaty under certain circumstances. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief from Canadian withholding tax under the provisions of the Treaty based on their particular circumstances.

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UNDERWRITING

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) is acting as the Representative of the underwriters named below. Subject to the terms and conditions of an underwriting agreement among us and the underwriters, each of the underwriters has agreed to purchase, severally and not jointly, and we have agreed to sell to each underwriter, the number of Common Shares and Warrants listed next to its name in the following table.

Underwriter	Number of Common Shares and Warrants
EF Hutton, division of Benchmark Investments, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Common Shares and Warrants sold under the underwriting agreement if any of these securities are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the Common Shares and Warrants covered by the underwriters’ option described below. The underwriters are offering the Common Shares and accompanying Warrants, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable one or more times in whole or in part for forty-five days after the date of this Prospectus, to purchase up to an additional          Common Shares and/or up to an additional       Warrants, at the public offering price per Common Share and accompanying Warrant, less, in each case, the underwriting discounts payable by us. This option equals 15 percent of the Common Shares and Warrants in this offering, which may be allocated in the sole discretion of the Representative. The securities issuable upon exercise of this option are identical to those offered by this Prospectus and have been registered under the registration statement of which this Prospectus forms a part.

Underwriting Commissions and Discounts

Common Shares and accompanying Warrants sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this Prospectus. Any Common Shares and accompanying Warrants sold by the underwriters to securities dealers may be sold at a discount of up to $      per Common Share and accompanying Warrant from the public offering price. The underwriters may offer the Common Shares and accompanying Warrants through one or more of their respective affiliates or selling agents. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The underwriting discount is equal to the public offering price per Common Share and accompanying Warrant, less the amount paid by the underwriters to us per Common Share and accompanying Warrant. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

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The following table shows the per Common Share and accompanying Warrant and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option.

	No Exercise	Full Exercise
Per Common Share and Warrant	$	$
Total	$	$

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $        . We have agreed to reimburse the underwriters for certain of their expenses in an amount not to exceed $150,000 in the aggregate. Additionally, 0.5 percent of the gross proceeds of the offering will be provided to EF Hutton for non-accountable expenses.

Right of First Refusal

Subject to certain conditions, we granted to EF Hutton, for a period of twelve months after closing of the offering, a right of first refusal to act as sole investment banker, book runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this Prospectus forms a part.

Lock-up Agreements

The Company, each of our directors and executive officers, certain of our shareholders affiliated with our directors and executive officers, and Luminous Capital Inc. will agree not to, subject to certain limited exceptions, offer, pledge, sell, contract to sell, grant any option to purchase, or otherwise dispose of our Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, or to enter into any hedge or other arrangement or any transaction that transfers, directly or indirectly, the economic consequence of ownership of our Common Shares, for a period of 180 days after the date of this Prospectus, without the prior written consent of EF Hutton. Each such holder’s Common Shares will thereafter be incrementally released from this lock-up arrangement as follows: (i) 25 percent of each such holder’s Common Shares will be released from the lock-up arrangement on the date that is 180 days after the date of this Prospectus; (ii) 25 percent of each such holder’s Common Shares will be released from the lock-up arrangement on the date that is 360 days after the date of this Prospectus; (iii) 25 percent of each such holder’s Common Shares will be released from the lock-up arrangement on the date that is 540 days after the date of this Prospectus; and (iv) 25 percent of each such holder’s Common Shares will be released from the lock-up arrangement on the date that is 720 days after the date of this Prospectus.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Stock Exchange

Prior to this offering, there has been no public market for our securities. We have applied to list our Common Shares and Warrants on The Nasdaq Capital Market under the symbols “FP” and “FPERW”, respectively.

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Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain, or otherwise affect the price of our Common Shares during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Common Shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Common Shares, which involve the sale by an underwriter of a greater number of Common Shares than it is required to purchase in this offering and purchasing Common Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option.

Naked short sales are short sales made in excess of the underwriters’ option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchased in this offering.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result of these activities, the price of our Common Shares may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market, or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Common Shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

The principal factors to be considered in determining the public offering price include:

●	the information set forth in this Prospectus and otherwise available to the underwriters;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

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The assumed public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Common Shares or that the Common Shares will trade in the public market at or above the public offering price.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their respective affiliates have in the past, and may from time to time in the future, engage with us and perform services for us or in the ordinary course of their business for which they have in the past, and may in the future, receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their respective affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the Prospectus or the registration statement of which this Prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacities as underwriters, and should not be relied upon by investors.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation (each, a “Relevant Member State”), an offer to the public of the securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of the securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

108

United Kingdom

Each underwriter has represented and agreed that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to us; and

(ii)	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the securities in, from, or otherwise involving the United Kingdom.

Hong Kong

The securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation, or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

109

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dentons US LLP, New York, New York, with respect to U.S. law, and by Dentons Canada LLP, Calgary, Alberta, with respect to Canadian law. Certain legal matters will be passed upon on behalf of the underwriters by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

Our financial statements for the period from January 21, 2021 (inception) through December 31, 2021, have been audited by Marcum LLP, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This Prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules, and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus about the contents of any contract, agreement, or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement, or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may access our filings with the SEC, including the registration statement of which this Prospectus is a part, at the SEC’s website at www.sec.gov. In addition, the Canadian regulatory authorities maintain a website that contains reports, proxy, and information statements and other information at www.sedar.com.

Upon effectiveness of this registration statement, we will be subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements, and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at https://www.firstpersongroup.com. You may access our reports, proxy statements, and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this Prospectus.

110

FIRST PERSON LTD.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements as of and for the Year Ended December 31, 2021

Unaudited Consolidated Financial Statements as of March 31, 2022 and December 31, 2021 and for the Three-Months Ended March 31, 2022 and the Period from January 21, 2021 (Inception) through March 31, 2021

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

First Person Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of First Person Ltd. (the “Company”) as of December 31, 2021, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the period from January 21, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from January 21, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Costa Mesa, CA
March 23, 2022, except as to Note 14, as to which the date is June 29, 2022

F-2

FIRST PERSON LTD. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2021

Current assets:
Cash	$559,158
Inventory	97,636
Prepaid expenses and other current assets	539,592
Deferred offering cost	297,437
Total current assets	1,493,823

Property and equipment, net	9,595
Construction-in-progress	452,405
Deposits	3,178
Intangible assets	189,956
Operating lease right-of-use asset	158,451
Total assets	$2,307,408

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$436,011
Accrued expenses and other current liabilities	116,825
Lease liability, current portion	36,449
Total current liabilities	589,285

Lease liability, net of current portion	122,002
Total liabilities	711,287

Commitments and contingencies (see Note 9)

Shareholders’ equity
Preferred shares, no par value - unlimited authorized, 0 shares issued and outstanding	-
Common shares, no par value - unlimited authorized, 5,804,254 shares issued and outstanding	4,357,943
Additional paid-in capital	195,501
Accumulated deficit	(2,921,325)
Accumulated other comprehensive loss	(35,998)
Total shareholders’ equity	1,596,121
Total liabilities and shareholders’ equity	$2,307,408

See accompanying notes to consolidated financial statements.

F-3

FIRST PERSON LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD FROM JANUARY 21, 2021 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2021

Revenues	$-

Operating expenses:
Selling, general and administrative	2,948,245
Depreciation and amortization	1,378
Foreign currency transaction gains	(28,146)
Total operating expenses	2,921,477

Loss from operations	(2,921,477)

Other income:
Interest income	152
Total other income	152

Loss before provision for income taxes	(2,921,325)

Provision for income taxes	-

Net loss	(2,921,325)

Other comprehensive loss, net of provision for income taxes:
Foreign currency translation loss	(35,998)

Comprehensive loss	$(2,957,323)

Net Loss per Common Share
Basic and diluted	(0.60)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	4,917,792

See accompanying notes to consolidated financial statements.

F-4

FIRST PERSON LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Preferred Shares		Common Shares		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity
Balance, January 21, 2021 (date of inception)	-	$-	-	$-	$-	$-	$-	$-

Issuance of Common Shares in exchange for cash (Note 1)	-	-	2,800,000	90	-	-	-	90

Issuance of Common Shares as part of the Plan of Merger (Note 1)	-	-	1,000,000	359,505	(359,505)	-	-	-

Issuance of 1,003,012 Common Shares, net of issuance costs of $138,256 (Note 1)	-	-	1,003,012	1,478,582	-	-	-	1,478,582

Issuance of 1,001,242 Units, net of issuance costs of $62,155 (Note 1)	-	-	1,001,242	2,519,766	199,672	-	-	2,719,438

Share-based compensation related to grants of stock options	-	-	-	-	355,334	-	-	355,334

Foreign currency translation adjustment loss, net of provision for income taxes	-	-	-	-	-	-	(35,998)	(35,998)

Net loss	-	-	-	-	-	(2,921,325)		(2,921,325)

Balance, December 31, 2021	-	$-	5,804,254	$4,357,943	$195,501	$(2,921,325)	$(35,998)	$1,596,121

See accompanying notes to consolidated financial statements.

F-5

FIRST PERSON LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 21, 2021 (DATE OF INCEPTION)

THROUGH DECEMBER 31, 2021

Cash flows from operating activities:
Net loss	$(2,921,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,378
Non-cash lease expense	14,523
Share-based compensation	355,334
Change in operating assets and liabilities:
Inventories	(97,636)
Prepaid expenses and other current assets	(539,592)
Deferred offering cost	(297,437)
Deposits	(3,178)
Accounts payable	436,011
Accrued expenses and other current liabilities	116,825
Operating lease liability	(14,523)
Net cash used in operating activities	(2,949,620)

Cash flows from investing activities:
Purchases of property and equipment	(11,024)
Purchases of intangibles	(193,668)
Purchases of construction-in-progress	(452,405)
Advances to related parties	(50,500)
Receipts from related parties	50,500
Cash used in investing activities	(657,097)

Cash flows from financing activities:
Issuance of 1,001,242 Units, net of issuance costs of $62,155	2,719,438
Issuance of 1,003,012 Common Shares, net of issuance costs of $138,256	1,478,582
Net cash provided by financing activities	4,198,020

Effect of foreign currency exchange rate changes on cash	(32,145)

Net change in cash	559,158
Cash, beginning of period	-
Cash, end of period	559,158

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-
State income taxes	$-

Supplemental disclosures of noncash financing activities:
Issuance of 2,800,000 Common Shares as part of the Plan of Merger (Note 1)	$359,505
Right-of-use asset acquired through operating lease	$172,974

See accompanying notes to consolidated financial statements.

F-6

1.	ORGANIZATION

Nature of Business LEIIO Wellness Ltd., First Person Ltd.’s (“First Person”) predecessor by name change, was incorporated on January 21, 2021 (date of inception) under the laws of the province of Alberta, Canada. First Person’s wholly owned subsidiary, LEIIO Inc., First Person, Inc.’s (“INC”) predecessor by name change, was incorporated the next day, on January 22, 2021, in the state of Delaware, United States. First Person and INC are hereby collectively referred to as the “Company.” The Company, headquartered in Alberta, Canada, is engaged in the business of formulation and distribution of wholesale food grade functional mushrooms as well as cognitive performance products focusing on the mental performance and wellness markets in the United States.

Since its inception, the Company has devoted substantially all of its efforts to business and product developments relating to the operations of the functional mushroom farm in Olympia, Washington, and to the development of its own proprietary formulations of cognitive performance products containing functional mushrooms. As of December 31, 2021, the Company has not generated any revenues. The Company’s activities are subject to significant risks and uncertainties.

First Person Formation On January 21, 2021, First Person issued two pre-Consolidation Common Shares (see Note 14; unless otherwise noted, share and per share information included herein gives effect to the Consolidation) at a purchase price of $0.05 each in Canadian Dollars (“CAD”). On February 3, 2021, First Person issued a total of 1,000,000 Common Shares of First Person to four individuals in exchange for consulting services whose total consideration amounted to CAD$162,500.

INC Formation On January 22, 2021, INC entered into share purchase agreements with four purchasers (collectively, “INC Purchasers”) to transfer a total of 9,000,000 Common Shares of INC (collectively, the “Purchased Shares”) to INC Purchasers. Each purchaser received an equal number of Common Shares and each Common Share was issued at a purchase price of $0.00001 per Common Share. The consideration paid for the Purchased Shares per purchaser was a combination of $22.50 in cash and the assignment to INC of certain intellectual property rights, pursuant to a technology assignment agreement. Immediately after, INC became wholly owned by INC Purchasers.

Plan of Merger On February 17, 2021, First Person entered into an agreement and plan of merger (the “Plan of Merger”). Pursuant to the Plan of Merger, a merger between INC and LEIIO Merger Sub, a Delaware corporation (“Merger Sub”) occurred. Immediately after the merger, INC became a wholly owned subsidiary of First Person and INC Purchasers obtained control of First Person, resulting in a reverse acquisition.

Pursuant to the Plan of Merger entered into between First Person, INC, and Merger Sub, the merger was completed in a series of transactions as follows:

●	On February 17, 2021, Merger Sub was formed.

●	On February 17, 2021, First Person subscribed for 100 Common Shares of Merger Sub for total consideration of $1. Immediately after, Merger Sub became a wholly owned subsidiary of First Person.

●	Pursuant to the Plan of Merger, Merger Sub merged with and into INC, with INC continuing as the surviving corporation. The merger became effective upon filing of the certificate of merger with the Delaware Secretary of State (the “Effective Time”).

●	Immediately prior to the Effective Time and by virtue of the merger, each share of INC issued and outstanding converted into 0.31111112 Common Shares of First Person (each, a “First Person Share”). The consideration in the merger consisted of 2,800,000 First Person Shares, with the first 700,000 First Person Shares and the next 2,100,000 First Person Shares issued at a price of CAD$0.05 and CAD$0.20 per First Person Shares, respectively. The total consideration in the merger amounted to CAD$455,000 ($359,505 USD).

●	By virtue of the merger, each share of Merger Sub issued and outstanding immediately prior to the Effective Time converted into one share of INC.

●	Immediately after, INC became a wholly owned subsidiary of First Person.

F-7

Pursuant to the Plan of Merger, INC Purchasers, the accounting acquirer, became the majority shareholders of First Person. The transaction was accounted for as a reverse acquisition under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805-40, Reverse Acquisitions, since INC Purchasers obtained control of First Person. The transaction was not treated as a business combination.

On March 4, 2021, the Company issued 1,003,012 Common Shares at a price of CAD$2.00 per share for aggregate gross proceeds of CAD$2,006,022 ($1,616,838 USD).

On July 14, 2021, the Company issued 1,001,242 Units at a price of CAD$3.50 per Unit for aggregate gross proceeds of CAD$3,504,346 ($2,781,593 USD). Each Unit consists of one common share and one half of one warrant (“Warrant”). The issuance resulted in 500,620 Warrants. Each Warrant entitles the holder to acquire one Common Share upon payment of the exercise price prior to the expiration time.

Legal Entity Name On December 15, 2021, LEIIO Wellness Ltd. amended its articles under the laws of the province of Alberta, Canada, to change its legal entity name to “First Person Ltd.” On October 4, 2021, LEIIO Inc. amended its articles under the laws of the state of Delaware, United States, to change its legal entity name to “First Person, Inc.”

2.	GOING CONCERN AND MANAGEMENT’S PLAN

The Company has not yet achieved profitability and expects to continue to incur cash outflows from operations. It is expected that its operating expenses will continue to increase and, as a result, the Company will eventually need to generate significant revenues to achieve profitability. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern.

Although the Company’s management believes that it has access to capital resources, there are currently no commitments in place for new financing at this time and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. If the Company is unable to obtain adequate funds on reasonable terms, it may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment that might become necessary should the Company be unable to continue as a going concern

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting The Company maintains its accounting records under the accrual method of accounting in conformity with US GAAP, where revenues and expenses are recorded as earned and incurred, respectively.

Principles of Consolidation The accompanying consolidated financial statements include the accounts of First Person and INC. All significant intercompany balances and transactions have been eliminated upon consolidation.

Foreign Currency In accordance with FASB ASC Topic 830, Foreign Currency Matters, the Company has determined the functional currency of First Person is the Canadian dollar. The Company translates the financial statements of First Person to U.S. dollars using month-end exchange rates for assets and liabilities, and average exchange rates for revenues and expenses. Translation gains and losses are recorded in accumulated other comprehensive loss as a component of shareholders’ equity. For the period from January 21, 2021 (date of inception) through December 31, 2021, the Company recorded a realized gain from foreign currency transactions of $28,146, in the accompanying consolidated statement of operations and comprehensive loss. Unrealized losses resulting from foreign currency transactions and translation adjustments of $35,998 are reported as an element of other comprehensive loss, net of provision for income taxes, on the consolidated statement of operations and comprehensive loss and accumulated other comprehensive loss in the consolidated statement of changes in shareholders’ equity.

F-8

Use of Estimates The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the consolidated financial statements have been prepared on the basis of the most current and best available information. Significant items subject to such estimates and assumptions include grant date fair values of equity awards and valuation allowance for deferred income taxes. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the consolidated financial statements.

Cash and Cash Equivalents The Company considers all short-term, highly liquid, unrestricted investments with original maturities of three months or less, to be cash equivalents. As of December 31, 2021, the Company did not have any cash equivalents.

Inventory Inventory consists of raw materials such as inputs for functional mushroom and packaging materials that are stated at the lower of cost or net realizable value. Net realizable value is determined based on the estimated selling price less reasonably predictable cost of completion, disposal, and transportation. The Company evaluates the need for inventory reserves associated with obsolete, slow-moving, and non-sellable inventory by reviewing estimated net realized values on a periodic basis. As of December 31, 2021, the Company did not have a product for sale and did not have a reserve for obsolescence.

Financial Instruments and Concentrations of Business and Credit Risk Financial instruments that potentially subject the Company to concentrations of business and credit risks consist of cash and cash equivalents.

The Company maintains cash balances that can, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

Property and Equipment Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization expense is calculated using the straight-line method over the estimated useful lives of the related assets, which is approximately five years for computer equipment.

Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation or amortization applicable to assets retired are removed from the accounts and the gain or loss on disposition, if any, is recognized in the accompanying consolidated statement of operations and comprehensive loss.

Impairment of Long-Lived Assets In accordance with FASB ASC Topic 360, Property, Plant, and Equipment, long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. In such cases, the carrying value of these assets are adjusted to their estimated fair value and assets held for sale are adjusted to their estimated fair value less estimated selling expenses.

No impairment losses of long-lived assets were recognized for the period from January 21, 2021 (date of inception) through December 31, 2021.

Website Development Costs The Company recognizes website development costs in accordance with ASC 350-50, Accounting for Website Development Costs. As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development of its website. Direct costs incurred in the development phase are capitalized and recognized over the estimated useful life (see Note 8). Costs associated with operating the website are expensed as incurred.

F-9

Advertising Advertising costs are expensed as incurred. Advertising expenses for the period from January 21, 2021 (date of inception) through December 31, 2021 amounted to $24,337 and are included in selling, general and administrative expenses on the accompanying consolidated statement of operations and comprehensive loss.

Income Taxes The Company accounts for income taxes under FASB ASC Topic 740, Accounting for Income Taxes. As part of the process of preparing the consolidated financial statements, the Company is required to estimate an income tax provision (benefit) in each of the jurisdictions in which it operates. This process involves estimating the current income tax provision (benefit) together with assessing temporary differences resulting from differing items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheets. The Company provides a valuation allowance against its deferred tax assets when circumstances indicate that it will, more likely than not, no longer be realized.

INC accounts for income taxes in accordance with FASB ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740-10”). The impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain tax position will not be recognized if it has less than 50 percent likelihood of being sustained.

INC is a Delaware C corporation and is subject to taxation and files income tax returns in the United States. Since inception, INC tax returns are subject to examination by taxing authorities, and no examinations are currently pending.

As of December 31, 2021, INC does not have any unrecognized tax benefits. INC does not anticipate any material changes to its unrecognized tax benefits within the next twelve months.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act which extended many of the benefits of the CARES Act that were scheduled to expire. The Company is evaluating the impact of the Consolidated Appropriations Act on its consolidated financial statements and related disclosures.

Lease Accounting In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) (“ASU 2016-02” or “ASC 842”). ASC 842 establishes a right-of-use (ROU) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the balance sheets for all leases with terms greater than twelve months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of income. Effective January 21, 2021 (date of inception), the Company adopted ASC 842 for all leases existing at the date of adoption. The Company has made an accounting policy election to not recognize right of use assets or lease liabilities for leases with an initial term of twelve months or less, and recognizes the related expense in the accompanying consolidated statement of operations and comprehensive loss on a straight-line basis over the lease term.

Under ASC 842, the Company determines if an arrangement is a lease at inception. If an arrangement contains a lease, an operating or finance ROU asset and obligation are recognized at the commencement date based on the present value of lease payments over the lease term. That ROU asset and obligation represent the Company’s right to use an underlying asset for the lease term and the Company’s obligation to make lease payments arising from the lease, respectively. The ROU asset recorded includes any prepaid lease payments made and excludes lease incentives received.

The Company’s lease terms include options to extend the lease for a total of two renewal periods with each term being two years which may be exercised by giving written notice to lessor no less than sixty days prior to the expiration of the current lease or renewal period. The lease renewal terms were recognized as part of the Company’s ROU assets and lease liabilities.

Lease expense for lease payments and amortization expense for the ROU assets are recognized on a straight-line basis over the lease term and are included in selling, general and administrative expenses in the accompanying statement of operations and comprehensive loss.

F-10

There was no impact of adopting FASB ASC 842 on the accompanying statements of changes in shareholders’ equity as of January 21, 2021 (date of inception). One of the Company’s office leases commenced on April 15, 2021, for which the Company recognized ROU assets and lease liabilities in the amount of $172,974.

Share-based Compensation In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The amendments in ASU 2018-07 expand the scope of FASB ASC 718, Compensation – Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. Upon adoption, entities shall be required to apply FASB ASC 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. FASB ASU 2018-07 is effective for private entities for fiscal years beginning after December 15, 2019, with early adoption permitted, but no earlier than an entity’s adoption date of FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company adopted FASB ASC 2018-07 effective January 21, 2021 (date of inception). In accordance with ASU 2018-07, the Company records its share-based payments at the estimated grant date fair value over the service period for equity-classified awards granted to nonemployees in the same period and in the same manner as if the Company paid cash for the goods or services. In addition, the Company has elected to account for forfeitures when they occur in accordance with FASB ASC 718-10-35-3. The calculation of expected term is based on the “simplified” method described in Staff Accounting Bulletin (“SAB”) Topic 14, Share-Based Payment. SAB Topic 14 provides a simplified method for estimating the expected term for “plain vanilla” options if a company does not have sufficient appropriate exercise data on which to base its own estimate or exercise data relating to employees of comparable companies is not easily obtainable. The risk-free interest rate is based on the U.S. Treasury yield at the date of grant for an instrument with a maturity that is commensurate with the expected term of the stock options. The dividend yield is zero since the Company has never paid cash dividends on its common shares and has no present intention to pay cash dividends. Options granted under the Company’s Equity Incentive Plan generally vest generally vest based on three years of continuous service and have five-year contractual terms (see Note 11).

Revenue Recognition Effective January 21, 2021 (date of inception), the Company adopted FASB ASU 2014-09, Revenue from Contracts with Customers, and related subsequent amendments (collectively, “ASC 606”). However, the Company has not generated any revenues to date and the adoption did not have a material impact on the Company’s financial position or results of operations. During 2021, the Company has continued developing its formulation and distribution of functional mushroom products focusing on the mental performance and wellness markets.

Impact of Coronavirus During 2021, the COVID-19 pandemic continued to rapidly evolve. Mandates from federal, state and/or local authorities to mitigate the spread of the virus have adversely impacted global commercial activity and contributed to significant volatility in financial markets. However, the pandemic to date has not had a significant impact on the financial performance of the Company. While the Company was not materially affected by the pandemic during the period from January 21, 2021 (date of inception) through December 31, 2021, the Company is unable to predict the impact the COVID-19 pandemic will have on its financial condition, results of operations and cash flows due to numerous uncertainties.

Recently Issued Accounting Pronouncements In June 2016, the FASB issued ASU 2016-13 Topic 326, Financial Instruments - Credit Losses (“ASU 2016-13”), which in conjunction with subsequent amendments issued by FASB amends the FASB’s guidance on the impairment of financial instruments. The ASU adds to US GAAP an impairment model (known as the “current expected credit loss model”) that is based on expected losses rather than incurred losses. For public companies, ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2021. In November 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 326): Effective Date for Certain Entities (“ASU 2019-10”). The amendments of ASU 2019-10 defer the effective date of ASU 2016-13 for certain entities by one year. Private companies should apply the guidance in ASU 2016-13 to annual reporting periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently in the process of evaluating the potential impact of this new accounting guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

F-11

4.	INVENTORIES

A summary of inventories is as follows:

As of December 31, 2021
Raw materials	$97,636
Work in process	-
Finished goods	-
Inventories, at cost	$97,636
Less: reserve for obsolescence	-
Inventories, net	97,636

Inventory consists of raw materials such as inputs for functional mushroom and packaging materials that are stated at the lower of cost or net realizable value. Net realizable value is determined based on the estimated selling price less reasonably predictable cost of completion, disposal, and transportation. As of December 31, 2021, the Company did not have a product for sale and did not have a reserve for obsolescence.

5.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

As of December 31, 2021
Prepaid expenses & deposits	$304,127
Prepaid expenses, other	2,569
Prepaid expenses, production deposit	188,385
Prepaid expenses, rent deposit	15,125
Other current assets	29,386
Prepaid expenses and other current assets	$539,592

Prepaid expenses and other current assets primarily consist of prepayments related to insurance premiums, product development, office space rent, security deposit for office space, deposit for acquisition, and other miscellaneous items.

6.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

As of December 31, 2021
Computer equipment	$10,962
Less: accumulated depreciation	(1,367)
Property and equipment, net	$9,595

Depreciation expense related to property and equipment amounted to $1,378 for the period from January 21, 2021 (date of inception) through December 31, 2021.

7.	CONSTRUCTION-IN-PROGRESS

Construction-in-progress consist of the following:

As of December 31, 2021
Greenhouse costs	$452,405
Construction-in-progress	$452,405

As of December 31, 2021, the Company has not completed the development of its greenhouses in Olympia, Washington that will be used to grow mushrooms. Therefore, the Company has not recorded any depreciation expense for the period from January 21, 2021 (date of inception) through December 31, 2021. Future depreciation related to the costs described above will commence once the greenhouses are substantially complete and ready for its intended use.

F-12

8.	INTANGIBLE ASSETS

Intangible assets consist of the following:

As of December 31, 2021
Website development costs	$189,956
Intangible assets	$189,956

As of December 31, 2021, the Company has not completed the development and design of its website. Therefore, the Company has not recorded amortization expense related for the period from January 21, 2021 (date of inception) through December 31, 2021. Future amortization related to the costs described above will commence once the website is substantially complete and ready for its intended use in accordance with FASB ASC 350-50.

9.	COMMITMENTS AND CONTINGENCIES

Leases The Company leases certain office facilities. Certain leases provide the Company with the option to renew for additional periods. The exercise of lease renewal options is at the Company’s sole discretion, and the Company has only included renewal options in the lease term when the Company can be reasonably certain that it will exercise the renewal options.

For the period from January 21, 2021 (date of inception) through December 31, 2021, the components of lease expenses were as follows:

Lease cost	Consolidated Statement of Operations and Comprehensive Loss Classification	Amount
Operating lease costs	Selling, general and administrative	$25,424
Total		$25,424

Supplemental cash flow information related to leases was as follows:

Cash paid for amount included in the measurement of lease liabilities	Amount as of December 31, 2021
Operating cash flows from operating leases	$25,424

The weighted-average remaining lease term for the Company’s operating lease was 5.25 years as of December 31, 2021. The weighted-average discount rate for the Company’s operating lease was 10 percent as of December 31, 2021.

As of December 31, 2021, the Company has no operating or financing leases that have not yet commenced.

The future maturities of the contractual lease payments included in the operating lease liabilities as of December 31, 2021 are as follows:

Years Ending December 31:	Total
2022	$38,136
2023	38,136
2024	38,136
2025	38,136
2026	38,136
Thereafter	12,712
Total	203,392
Less: amount representing interest	(44,941)
Total	$158,451

F-13

Litigation The Company is subject to certain legal proceedings and claims that arise in the normal course of business. The Company does not believe that the amount of liability, if any, as a result of these proceedings and claims will have a materially adverse effect on the Company’s financial position, results of operations, and cash flows.

10.	SHAREHOLDERS’ EQUITY

Preferred Shares The Company’s certificate of incorporation authorizes the issuance of an unlimited number of Preferred Shares, without nominal or par value. Holders of Preferred Shares are entitled to receive dividends, if and when declared by the Company, and to share ratably in the Company’s assets legally available for distribution to shareholders in the event of liquidation. As of December 31, 2021, there were no Preferred Shares issued and outstanding.

Preferred Share Dividends The holders of Preferred Shares are entitled to receive dividends when and if declared by the Company. The dividends are cumulative and as of December 31, 2021, there were no undeclared accumulated preferred share dividends.

Preferred Share Liquidation In the event of any liquidation, dissolution or winding-up of the Company, the holders of Preferred Shares are entitled to preference over holders of Common Share or any other shares of the Company ranking by their terms junior to the Preferred Shares with respect to payment of dividends and the distribution of assets or return of capital.

Preferred Share Voting Rights No holder of Preferred Shares shall be entitled to vote on any matter submitted to a vote of shareholders.

Common Shares The Company’s certificate of incorporation authorizes the issuance of an unlimited number of Common Shares, without nominal or par value. As of December 31, 2021, there were 5,804,254 Common Shares issued and outstanding.

Common Voting Rights Each shareholder of Common Shares shall be entitled to one vote for each share of Common Shares held at all meetings of the Company’s shareholders. Holders of Common Shares are entitled to receive dividends, if and when declared by the Company, and to receive the remaining property of the Company upon dissolution.

11.	SHARE-BASED PAYMENTS

Equity Incentive Plan On March 31, 2021, the Company adopted an equity compensation plan (the “Plan”) pursuant to which the Company’s Board of Directors may grant awards, including stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards, and other stock-based awards, to certain directors, officers, employees, or consultants of the Company. The Plan authorizes grants consisting of the Company’s authorized but unissued Common Shares.

The maximum number of Common Shares reserved for issuance under the Plan shall not exceed 10  percent of the then issued and outstanding Common Shares on a rolling basis. Common Shares available under the Plan may be used for options or any other awards. The terms and conditions of an award granted would be set forth in an award agreement on an individual basis approved by the Company’s Board of Directors. Vesting and exercise of awards would be conditioned upon reasonable conditions such as term of employment (“Time Options”). Time Options generally vest based on three years of continuous service and have five-year contractual terms.

For grants for which vesting is deemed probable, the Company recognizes stock-based compensation expense pro-rata over the vesting period for each non-employee option agreement.

F-14

The Company accounts for any forfeitures of options when they occur. In addition, previously recognized stock-based compensation expense for a non-vested award is reversed in the period that the award is forfeited.

Time Options On April 26, 2021, the Company issued 395,000 Time Options to eleven employees, advisory board members, and members of management. On May 24, 2021, the Company issued 10,000 Time Options to an advisory board member. On July 28, 2021, the Company issued 10,000 Time Options to an advisory board member. On September 27, 2021, the Company issued 100,000 Time Options to six employees and members of management. As of December 31, 2021, 195,833 Time Options had vested under the Plan. During the period from January 21, 2021 (date of inception) through December 31, 2021, there were no other options or other share awards granted.

The Company estimated the fair value of each stock option award on the date of grant using a Black-Scholes option-pricing model based on the following weighted average assumptions applied during the period from January 21, 2021 (date of inception) through December 31, 2021:

Non-employee
Risk-free interest rate	0.09% - 0.56%
Expected term	3.0 - 3.5 years
Expected average stock price volatility	106.83% - 120.94%
Expected dividend yield	0.00%
Weighted average grant-date fair value of stock options	$1.70

A summary of nonemployee option activity as of December 31, 2021, and changes during the period from January 21, 2021 (date of inception) through December 31, 2021, is presented below:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Term	Intrinsic
	Options	Price	(in Years)	Value
Balance, January 21, 2021	-	$-	-	-
Granted	515,000	1.90	-	-
Exercised	-	-	-	-
Forfeited	(26,667)	1.60	-	-
Expired	(13,333)	1.60
Balance, December 31, 2021	475,000	$1.90	4.41	$288,788

A summary of unvested nonemployee options as of December 31, 2021, and changes during the period from January 21, 2021 (date of inception) through December 31, 2021, is presented below:

		Weighted
		Average Grant
	Number of	Date Fair Value
	Options	Per Share
Unvested as of January 21, 2021	-	$-
Granted	515,000	1.70
Vested	(195,833)	1.70
Forfeited or expired	(26,667)	1.80
Exercised	-	-
Unvested as of December 31, 2021	292,500	$1.80

The Company recognized $355,334 of nonemployee share-based compensation expense for the period from January 21, 2021 (date of inception) through December 31, 2021, which is included in selling, general and administrative expenses in the consolidated statement of operations and comprehensive loss. As of December 31, 2021, $496,786 of unrecognized compensation expense remained under the Plan related to unvested nonemployee Time Options.

F-15

Warrants On July 14, 2021, the Company issued 1,001,242 Units of First Person at a price of CAD$3.50 per Unit for aggregate gross proceeds of CAD$3,504,346. Each Unit consists of one Common Share and one half of one Warrant. The issuance resulted in 500,620 Warrants. Each Warrant entitles the holder to acquire one Common Share upon payment of the exercise price prior to the expiration time. These Warrants are treated as freestanding warrants and are classified as equity and are measured based on relative fair values of the base instrument. The warrants are not remeasured subsequently.

The Company used the following approximate assumptions in connection with its estimation of fair value of Warrants:

For the Year Ended December 31, 2021
Expected term (years)	2.00
Expected volatility	91.05%
Risk free interest rate	0.23%
Expected dividends	0.00%

A summary of the warrant activity during the period from January 21, 2021 (date of inception) through December 31, 2021 is presented below:

Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life
	Warrants	Price	(in Years)
Balance, January 21, 2021	-	$-	-
Issued	500,620	4.0	-
Exercised	-	-	-
Forfeited or expired	-	-	-
Balance, December 31, 2021	500,620	$4.00	1.7

12.	INCOME TAXES

Pre-tax book losses for foreign (Canada) and domestic (the U.S.) jurisdictions are as follows:

For the period from January 21, 2021 (date of inception) through December 31, 2021
Domestic	$1,625,589
Foreign	1,295,736

The provision for income taxes is as follows:

For the period from January 21, 2021 (date of inception) through December 31, 2021
Current:
Federal	$-
State	-
Foreign	-
Total current	-

Deferred:
Federal	-
State	-
Foreign	-
Total deferred	-

Provision for income taxes	$-

F-16

Deferred income taxes are to be recognized on the expected future tax consequences of temporary differences between book and tax bases of assets and liabilities.

The reconciliation of the expected federal statutory income tax rate to the effective income tax rate is as follows:

For the period from January 21, 2021 (date of inception) through December 31, 2021
Statutory income tax rate	23.00%
Entertainment	(0.03)%
U.S. federal rate differential	(1.11)%
Valuation allowance	(19.06)%
Stock-based compensation	(2.80)%
Total	0.00%

In 2021, the Canadian corporate statutory rate of 23 percent is being used due to the reporting entity being domiciled in Canada. In 2021, the difference between the statutory and effective tax rate is due primarily to the application of a full valuation allowance against the deferred tax assets, Canadian stock-based compensation treatment, and income tax rate differences between Canadian and U.S. jurisdictions.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

As of December 31, 2021
Deferred tax assets:
Start-up costs	$228,309
Net operating loss	329,133
Total deferred tax assets	557,442
Deferred tax liabilities:
Federal effect of State DTA	-
Total deferred tax liabilities:	-
Less: valuation allowance	(557,442)
Net deferred taxes	$-

As of December 31, 2021, $534,091 of federal net operating losses and $943,365 of foreign net operating losses were available to the Company to offset future taxable income. The federal net operating losses will carryforward indefinitely and the foreign net operating losses will expire in 2041.

The Company may recognize the tax benefits from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. As of December 31, 2021, the Company did not identify any uncertain tax positions that have a more likely than not chance of not being sustained upon examination by the tax authorities.

The Company has a December 31 tax year-end. The federal, state and foreign income tax returns of the Company are subject to examination by various tax authorities, generally for three years after they are filed.

13.	RELATED PARTY TRANSACTIONS

As of December 31, 2021, the Company had $0 due from/to a related party. Prior to December 31, 2021, the Company had advances due from related parties amounting to $50,500, all of which has been repaid as of December 31, 2021. The related parties were two of the four INC Purchasers (see Note 1) and the advances were used to accommodate the development of the mushroom farm in Olympia, Washington, and for travel-related expenses.

14.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred from January 1, 2022, through the date that the consolidated financial statements were issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the consolidated financial statements, except as described below.

On December 15, 2021, the shareholders of the Company authorized the filing of articles of amendment to consolidate the issued and outstanding common shares of the Company within the range of one Common Share for every two to twelve Common Shares that are outstanding, which is expected to be effective in February 2022.

On February 2, 2022, the Company issued 196,400 Common Shares for gross proceeds of $982,000.

On February 15, 2022, the Company completed the acquisition of 100 percent of all outstanding shares of TruMed Limited in exchange for the aggregate consideration of $750,000, which consists of $130,000 of cash consideration, $70,000 payable pursuant to the terms of a promissory note, and $550,000 of contingent consideration payable upon TruMed Limited achieving certain milestones.

On March 4, 2022, the Company issued 188,100 Common Shares for gross proceeds of $940,500.

Subsequent events (unaudited)

The events described below occurred after the date that the consolidated financial statements were issued.

On April 14, 2022, we granted options to purchase a total of 140,000 Common Shares, with a five-year term and an exercise price of $5.00 per Common Share, under the Incentive Plan, to ten employees, advisory board member, board members, and members of management, with the options becoming vested as follows: one-third on April 14, 2023 grant, one-third on April 14, 2024, and one-third on April 14, 2025.

On April 20, 2022, the Company issued 162,600 Common Shares for gross proceeds of $813,000.

On April 21, 2022, the Company effected a consolidation (the “Consolidation”) of all outstanding Common Shares, as approved by the Company’s shareholders at a meeting of the shareholders held on December 15, 2021. with a consolidation ratio of one post-Consolidation Common Share for every ten pre-Consolidation Common Shares outstanding prior to the effective date of the Consolidation. As a result of the Consolidation, each ten pre-Consolidation Common Shares outstanding prior to the effective date of the Consolidation were automatically consolidated into one post-Consolidation Common Share without any action on the part of the holders, and the number of outstanding Common Shares was reduced from 63,513,530 Common Shares to 6,351,354 Common Shares. The Consolidation also applied to Common Shares issuable upon the exercise of the Company’s outstanding stock options as well as warrants convertible into Common Shares. Prior to the Consolidation, there were up to 6,150,000 Common Shares issuable upon the exercise of outstanding options, of which 3,650,000 had an exercise price of CAD$0.20 per Common Share, 1,100,000 had an exercise price of CAD$0.35 per Common Share, and 1,400,000 have an exercise price of $0.50 per Common Share; immediately following the Consolidation, there were up to 615,000 Common Shares issuable upon the exercise of outstanding options under the Incentive Plan, of which 365,000 have an exercise price of CAD$2.00 per Common Share, 110,000 have an exercise price of CAD$3.50 per Common Share, and 140,000 have an exercise price of $5.00 per Common Share. Prior to the Consolidation, there were 5,006,204 warrants outstanding, with an exercise price of CAD$0.50; immediately following the Consolidation, there were 500,620 warrants outstanding, with an exercise price of CAD$5.00. The effect of this Consolidation has been retrospectively reflected throughout these financial statements.

F-17

FIRST PERSON LTD.

CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
AS OF	2022	2021
	(Unaudited)
Current assets:
Cash	$926,862	$559,158
Accounts receivable, net	10,298	-
Inventory	778,186	97,636
Prepaid expenses and other current assets	210,754	539,592
Deferred offering cost	406,060	297,437
Total current assets	2,332,160	1,493,823

Property and equipment, net	853,033	9,595
Construction-in-progress	-	452,405
Deposits	22,703	3,178
Intangible assets	194,513	189,956
Operating lease right-of-use asset	152,752	158,451
Total assets	$3,555,161	$2,307,408

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$946,585	$436,011
Accrued expenses and other current liabilities	14,491	116,825
Lease liability, current portion	36,449	36,449
Note payable	70,000	-
Total current liabilities	1,067,525	589,285

Lease liability, net of current portion	116,302	122,002
Total liabilities	1,183,827	711,287

Commitments and contingencies (see Note 9)

Shareholders’ equity
Preferred shares, no par value - unlimited authorized, 0 shares issued and outstanding	-	-
Common shares, no par value - unlimited authorized, 6,188,754 and 5,804,254 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	6,272,808	4,357,943
Additional paid-in capital	276,207	195,501
Accumulated deficit	(4,151,645)	(2,921,325)
Accumulated other comprehensive loss	(26,036)	(35,998)
Total shareholders’ equity	2,371,334	1,596,121
Total liabilities and shareholders’ equity	$3,555,161	2,307,408

See accompanying notes to consolidated financial statements.

F-18

FIRST PERSON LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended	January 21, 2021 (Inception) through
	March 31, 2022	March 31, 2021
	(Unaudited)	(Unaudited)
Revenues, net	$49,447	$-

Cost of Goods Sold	11,660	-

Gross Profit	37,787	-

Operating expenses:
Selling, general and administrative	1,267,651	309,016
Depreciation and amortization	550	54
Foreign currency transaction losses (gains)	0	(1,506)
Total operating expenses	1,268,201	307,564

Loss from operations	(1,230,414)	(307,564)

Other income:
Interest income	94	-
Total other income	94	-

Loss before provision for income taxes	(1,230,320)	(307,564)

Provision for income taxes	-	-

Net loss	(1,230,320)	(307,564)

Other comprehensive loss, net of provision for income taxes:
Foreign currency translation gain (loss)	9,962	(27,403)

Comprehensive loss	$(1,220,358)	$(334,967)

Net Loss per Common Share
Basic and diluted	(0.21)	(0.11)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	5,822,335	2,908,425

See accompanying notes to consolidated financial statements.

F-19

FIRST PERSON LTD.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM DECEMBER 31, 2021 THROUGH MARCH 31, 2022 (Unaudited)

	Preferred Shares		Common Shares
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance, December 31, 2021	-	$-	5,804,254	$4,357,943	$195,501	$(2,921,325)	$(35,998)	$1,596,121

Issuance of 196,400 Common Shares, net of issuance costs of $7,565 (Note 1)	-	-	196,400	974,435	-	-	-	974,435

Issuance of 178,100 Common Shares, net of issuance costs of $70 (Note 1)	-	-	178,100	890,430	-	-	-	890,430

Issuance of 10,000 Common Shares – Accounts payable conversion	-	-	10,000	50,000				50,000

Foreign currency translation adjustment gain, net of provision for income taxes	-	-	-	-	-	-	9,962	9,962

Share-based compensation related to grants of stock options	-	-	-	-	80,706	-	-	80,706

Net loss	-	-	-	-	-	(1,230,320)	-	(1,230,320)

Balance, March 31, 2022	-	$-	6,188,754	$6,272,808	$276,207	$(4,151,645)	$(26,036)	$2,371,334

See accompanying notes to consolidated financial statements.

F-20

FIRST PERSON LTD.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 21, 2021 (DATE OF INCEPTION) THROUGH MARCH 31, 2021 (Unaudited)

	Preferred Shares		Common Shares
	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance, January 21, 2021 (date of inception)	-	$-	-	$-	$-	$-	$-	$-

Issuance of Common Shares in exchange for cash (Note 1)	-	-	2,800,000	90	-	-	-	90

Issuance of Common Shares as part of the Plan of Merger (Note 1)	-	-	1,000,000	359,505	(359,505)	-	-	-

Issuance of 1,003,012 Common Shares, net of issuance costs of $138,256 (Note 1)	-	-	1,003,012	1,478,582	-	-	-	1,478,582

Foreign currency translation adjustment loss, net of provision for income taxes	-	-	-	-	-	-	(27,403)	(27,403)

Net loss	-	-	-	-	-	(307,564)	-	(307,564)

Balance, March 31, 2021	-	$-	4,803,012	$1,838,177	$(359,505)	$(307,564)	$(27,403)	$1,143,705

See accompanying notes to consolidated financial statements.

F-21

FIRST PERSON LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended	January 21, 2021 (Inception) through
	March 31, 2022	March 31, 2021
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,230,320)	$(307,564)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	550	54
Non-cash lease expense	5,699	-
Share-based compensation	80,706	-
Change in operating assets and liabilities:
Accounts receivable	(10,207)	-
Inventories	(680,550)	-
Prepaid expenses and other current assets	274,399	-
Deferred offering cost	(100,097)	-
Deposits	(19,525)	(6,900)
Accounts payable	549,262	28,273
Accrued expenses and other current liabilities	(103,340)	-
Operating lease liability	(5,699)	-
Net cash used in operating activities	(1,239,122)	(286,137)

Cash flows from investing activities:
Purchases of property and equipment	(144,358)	(3,303)
Asset acquisition of TruMed	(114,000)	-
Cash used in investing activities	(258,358)	(3,303)

Cash flows from financing activities:
Issuance of 1,003,012 Common Shares, net of issuance costs of $138,256	-	1,478,582
Issuance of 196,400 Common Shares, net of issuance costs of $7,565	974,435	-
Issuance of 188,100 Common Shares, net of issuance costs of $70	890,430	-
Net cash provided by financing activities	1,864,865	1,478,582

Effect of foreign currency exchange rate changes on cash	319	(27,129)

Net change in cash	367,704	1,162,013
Cash, beginning of period	559,158	-
Cash, end of period	$926,862	$1,162,013

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$-
State income taxes	$-	$-

Supplemental disclosures of noncash financing activities:
Issuance of 2,800,000 Common Shares as part of the Plan of Merger (Note 1)	$-	$359,505
Issuance of notes payable in exchange for acquisition of TruMed	$70,000	$-

See accompanying notes to consolidated financial statements

F-22

1.	ORGANIZATION

Nature of Business LEIIO Wellness Ltd., First Person Ltd.’s (“First Person”) predecessor by name change, was incorporated on January 21, 2021 (date of inception) under the laws of the province of Alberta, Canada. First Person’s wholly owned subsidiary, LEIIO Inc., First Person, Inc.’s (“INC”) predecessor by name change, was incorporated the next day, on January 22, 2021, in the state of Delaware, United States. First Person and INC are hereby collectively referred to as the “Company.” The Company, headquartered in Alberta, Canada, is engaged in the business of formulation and distribution of wholesale food grade functional mushrooms as well as cognitive performance products focusing on the mental performance and wellness markets in the United States.

Since its inception, the Company has devoted substantially all of its efforts to business and product developments relating to the operations of the functional mushroom farm in Olympia, Washington, and to the development of its own proprietary formulations of cognitive performance products containing functional mushrooms. The Company’s activities are subject to significant risks and uncertainties.

First Person Formation On January 21, 2021, First Person issued 0.2 Common Shares at a purchase price of $0.05 each in Canadian Dollars (“CAD”). On February 3, 2021, First Person issued a total of 1,000,000 Common Shares of First Person to four individuals in exchange for consulting services whose total consideration amounted to CAD$162,500.

INC Formation On January 22, 2021, INC entered into share purchase agreements with four purchasers (collectively, “INC Purchasers”) to transfer a total of 9,000,000 Common Shares of INC (collectively, the “Purchased Shares”) to INC Purchasers. Each purchaser received an equal number of Common Shares and each Common Share was issued at a purchase price of $0.00001 per Common Share. The consideration paid for the Purchased Shares per purchaser was a combination of $22.50 in cash and the assignment to INC of certain intellectual property rights, pursuant to a technology assignment agreement. Immediately after, INC became wholly owned by INC Purchasers.

Plan of Merger On February 17, 2021, First Person entered into an agreement and plan of merger (the “Plan of Merger”). Pursuant to the Plan of Merger, a merger between INC and LEIIO Merger Sub, Inc., a Delaware corporation (“Merger Sub”) occurred. Immediately after the merger, INC became a wholly owned subsidiary of First Person and INC Purchasers obtained control of First Person, resulting in a reverse acquisition.

Pursuant to the Plan of Merger entered into between First Person, INC, and Merger Sub, the merger was completed in a series of transactions as follows:

●	On February 17, 2021, Merger Sub was formed.

●	On February 17, 2021, First Person subscribed for 100 common shares of Merger Sub for total consideration of $1. Immediately after, Merger Sub became a wholly owned subsidiary of First Person.

●	Pursuant to the Plan of Merger, Merger Sub merged with and into INC, with INC continuing as the surviving corporation. The merger became effective upon filing of the certificate of merger with the Delaware Secretary of State (the “Effective Time”).

●	Immediately prior to the Effective Time and by virtue of the merger, each share of INC issued and outstanding converted into 0.31111112 Common Shares of First Person (each, a “First Person Share”). The consideration in the merger consisted of 2,800,000 First Person Shares, with the first 700,000 First Person Shares and the next 2,100,000 First Person Shares issued at a price of CAD$0.05 and CAD$0.20 per First Person Share, respectively. The total consideration in the merger amounted to CAD$455,000 ($359,505 USD).

●	By virtue of the merger, each share of Merger Sub issued and outstanding immediately prior to the Effective Time converted into one share of INC.

●	Immediately after, INC became a wholly owned subsidiary of First Person.

F-23

Pursuant to the Plan of Merger, INC Purchasers, the accounting acquirer, became the majority shareholders of First Person. The transaction was accounted for as a reverse acquisition under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805-40, Reverse Acquisitions, since INC Purchasers obtained control of First Person. The transaction was not treated as a business combination.

On March 4, 2021, the Company issued 1,003,012 Common Shares of First Person at a price of CAD$2.00 per share for aggregate gross proceeds of CAD$2,006,022 ($1,616,838 USD).

On July 14, 2021, the Company issued 1,001,242 Units of First Person at a price of CAD$3.50 per Unit for aggregate gross proceeds of CAD$3,504,346 ($2,781,593 USD). Each Unit consists of one Common Share and one half of one warrant (“Warrant”). The issuance resulted in 500,620 Warrants. Each Warrant entitles the holder to acquire one Common Share upon payment of the exercise price prior to the expiration time.

On February 2, 2022, the Company issued 196,400 Common Shares of First Person at a price of $5.00 per share for aggregate gross proceeds of $982,000.

On March 4, 2022, the Company issued 178,100 Common Shares of First Person at a price of $5.00 per share for aggregate gross proceeds of $890,500. In addition, the Company issued 10,000 Common Shares of First Person for the debt conversion of accounts payable in the amount of $50,000.

Legal Entity Name On December 15, 2021, LEIIO Wellness Ltd. amended its articles under the laws of the province of Alberta, Canada, to change its legal entity name to “First Person Ltd.” On October 4, 2021, LEIIO Inc. amended its articles under the laws of the state of Delaware, United States, to change its legal entity name to “First Person, Inc.”

Acquisition of TruMed On February 15, 2022, the Company completed the acquisition of 100 percent of all outstanding shares of TruMed Limited (“TruMed”) in exchange for the aggregate consideration of $750,000, which consists of $130,000 of cash consideration, $70,000 payable pursuant to the terms of a promissory note, and $550,000 of contingent consideration payable upon TruMed achieving certain milestones. In conjunction with the acquisition of TruMed, the Company capitalized $197,562 to the acquired asset.

The determination of whether an acquisition qualifies as a business combination or an asset acquisition requires management’s use of judgment. An acquisition not meeting the accounting criteria to be accounted for as a business combination is accounted for as an asset acquisition. The acquisition of TruMed was accounted for as an asset acquisition at its purchase price, inclusive of acquisition costs, which was allocated to the acquired assets based upon its fair value at the date of acquisition. There was no liability assumed as a result of the acquisition. In accordance with ASC 450, Contingencies, contingent consideration is generally recognized when the contingency is resolved. As of March 31, 2022, management has determined the contingent consideration is not both probable and reasonably estimable.

2.	GOING CONCERN AND MANAGEMENT’S PLAN

The Company has not yet achieved profitability and expects to continue to incur cash outflows from operations. It is expected that its operating expenses will continue to increase and, as a result, the Company will eventually need to generate significant revenues to achieve profitability. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern.

Although the Company’s management believes that it has access to capital resources, there are currently no commitments in place for new financing at this time and there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. If the Company is unable to obtain adequate funds on reasonable terms, it may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment that might become necessary should the Company be unable to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements The consolidated balance sheet as of March 31, 2022, the consolidated statements of operations, the consolidated statements of comprehensive loss, the consolidated statements of changes in shareholders’ equity, and the consolidated statements of cash flows for the three months ended March 31, 2022 and 2021, as well as other information disclosed in the accompanying notes, are unaudited. The consolidated balance sheet as of December 31, 2021 was derived from the audited consolidated financial statements as of that date. The interim consolidated financial statements and the accompanying notes should be read in conjunction with the annual consolidated financial statements and the accompanying notes for the year ended December 31, 2021.

The interim consolidated financial statements and the accompanying notes have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the results of operations for the periods presented. The consolidated results of operations for any interim period are not necessarily indicative of the results to be expected for the full year or for any other future years or interim periods.

F-24

The Company’s significant accounting policies are described in Note 3 to the Company’s consolidated financial statements as of December 31, 2021. There have been no material changes to the Company’s significant accounting policies

Revenue Recognition The Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five steps:

●	Identification of customer contracts;

●	Identification of the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

●	Determination of the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

●	Allocation the transaction price to the performance obligation(s) in the contract; and

●	Recognition revenue when or as the Company satisfies the performance obligation(s).

The Company’s contracts with customers for the cognitive supplements and other related products consist of single performance obligations. The performance obligation in a contract is determined based on each individual order and the respective quantities shipped, with revenue being recognized at a point in time when obligations under the terms of the agreement are satisfied. This generally occurs with the transfer of control when the product is shipped to the customer.

The amount of revenue recognized is reduced for estimated returns and other customer credits, such as discounts and rebates, based on the expected value to be realized. Payment terms are consistent with terms standard to the markets the Company serves.

Revenue received from shipping and handling fees is reflected in net sales. Shipping and handling costs are included in selling, general and administrative expenses as incurred or at the time revenue is recognized for the related goods.

Recently Issued Accounting Pronouncements In June 2016, the FASB issued ASU 2016-13 Topic 326, Financial Instruments - Credit Losses (“ASU 2016-13”), which in conjunction with subsequent amendments issued by FASB amends the FASB’s guidance on the impairment of financial instruments. The ASU adds to US GAAP an impairment model (known as the “current expected credit loss model”) that is based on expected losses rather than incurred losses. For public companies, ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2021. In November 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 326): Effective Date for Certain Entities (“ASU 2019-10”). The amendments of ASU 2019-10 defer the effective date of ASU 2016-13 for certain entities by one year. Private companies should apply the guidance in ASU 2016-13 to annual reporting periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently in the process of evaluating the potential impact of this new accounting guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

4.	INVENTORIES

A summary of inventories is as follows:

As of:	(Unaudited) March 31, 2022	December 31, 2021
Raw materials	$-	$97,636
Work in process	-	-
Finished goods	778,186	-
Inventory	$778,186	$97,636

Inventory consists of raw materials such as inputs for functional mushroom and packaging materials that are stated at the lower of cost or net realizable value. Net realizable value is determined based on the estimated selling price less reasonably predictable cost of completion, disposal, and transportation.

F-25

5.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

As of:	(Unaudited) March 31, 2022	December 31, 2021
Prepaid expenses & deposits	$183,646	$304,127
Prepaid expenses, other	6,876	2,569
Prepaid expenses, production deposit	-	188,385
Prepaid expenses, rent deposit	-	15,125
Other current assets	20,232	29,386
Prepaid expenses and other current assets	$210,754	$539,592

Prepaid expenses and other current assets primarily consist of prepayments related to insurance premiums, product development, office space rent, security deposit for office space, deposit for acquisition, and other miscellaneous items.

6.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

As of:	(Unaudited) March 31, 2022	December 31, 2021
Facility	$462,756	$-
Equipment	381,170	-
Computer equipment	11,039	10,962
Less: accumulated depreciation	(1,932)	(1,367)
Property and equipment, net	$853,033	$9,595

Depreciation expense related to property and equipment amounted to $550 and $54 for the three-months ended March 31, 2022, and for the period from January 21, 2021 (date of inception) through March 31, 2021, respectively.

7.	CONSTRUCTION-IN-PROGRESS

Construction-in-progress consist of the following:

	(Unaudited)
As of:	March 31, 2022	December 31, 2021
Greenhouse costs	$-	$452,405
Construction-in-progress	$-	$452,405

As of March 31, 2022, the Company substantially completed the development of its greenhouses in Olympia, Washington that will be used to grow mushrooms. The Company has not recorded any depreciation expense related to the greenhouses fixed assets for the three-months ended March 31, 2022. Depreciation expense related to the greenhouses fixed assets will commence in the second quarter of 2022.

F-26

8.	INTANGIBLE ASSETS

Intangible assets consist of the following:

	(Unaudited)
As of:	March 31, 2022	December 31, 2021
Intangible assets	$194,513	$189,956
Intangible assets	$194,513	$189,956

Intangible assets include website development costs. As of March 31, 2022, the Company has not completed the development and design of its website. Therefore, the Company has not recorded amortization expense related to its website development costs for the three-months ended March 31, 2022. Future amortization will commence once the website is substantially complete and ready for its intended use.

9.	COMMITMENTS AND CONTINGENCIES

Leases The Company leases certain office facilities. Certain leases provide the Company with the option to renew for additional periods. The exercise of lease renewal options is at the Company’s sole discretion, and the Company has only included renewal options in the lease term when the Company can be reasonably certain that it will exercise the renewal options.

For the three-months ended March 31, 2022 and March 31, 2021, the components of lease expenses were as follows:

Lease cost as of:	Consolidated Statement of Operations and Comprehensive Loss Classification	(Unaudited) For the Three Months Ended March 31, 2022	(Unaudited) For the Period from January 21, 2021 (Inception) to March 31, 2021
Operating lease costs	Selling, general and administrative	$9,534	$-
Total		$9,534	$-

Supplemental cash flow information related to leases was as follows:

Cash paid for amount included in the measurement of lease liabilities	(Unaudited) For the Three Months Ended March 31, 2022
Operating cash flows from operating leases	$9,534

Cash paid for amount included in the measurement of lease liabilities	(Unaudited) For the Period from January 21, 2021 (Inception) to March 31, 2021
Operating cash flows from operating leases	$-

The weighted-average remaining lease term for the Company’s operating lease was 5.00 years as of March 31, 2022. The weighted-average discount rate for the Company’s operating lease was 10 percent as of March 31, 2022.

As of March 31, 2022, the Company has no operating or financing leases that have not yet commenced.

The future maturities of the contractual lease payments included in the operating lease liabilities as of March 31, 2022, are as follows:

Total
Remainder of 2022	$28,602
2023	38,136
2024	38,136
2025	38,136
2026	38,136
Thereafter	12,712
Total	193,858
Less: amount representing interest	(41,107)
Total	$152,751

Litigation The Company is subject to certain legal proceedings and claims that arise in the normal course of business. The Company does not believe that the amount of liability, if any, as a result of these proceedings and claims will have a materially adverse effect on the Company’s financial position, results of operations, and cash flows.

F-27

10.	SHAREHOLDERS’ EQUITY

Preferred Shares The Company’s certificate of incorporation authorizes the issuance of an unlimited number of Preferred Shares, without nominal or par value. Holders of Preferred Shares are entitled to receive dividends, if and when declared by the Company, and to share ratably in the Company’s assets legally available for distribution to shareholders in the event of liquidation. As of March 31, 2022, there were no Preferred Shares issued and outstanding.

Preferred Share Dividends The holders of Preferred Shares are entitled to receive dividends when and if declared by the Company. The dividends are cumulative and as of March 31, 2022, there were no undeclared accumulated preferred share dividends.

Preferred Share Liquidation In the event of any liquidation, dissolution or winding-up of the Company, the holders of Preferred Shares are entitled to preference over holders of Common Share or any other shares of the Company ranking by their terms junior to the Preferred Shares with respect to payment of dividends and the distribution of assets or return of capital.

Preferred Share Voting Rights No holder of Preferred Shares shall be entitled to vote on any matter submitted to a vote of shareholders.

Common Shares The Company’s certificate of incorporation authorizes the issuance of an unlimited number of Common Shares, without nominal or par value. As of March 31, 2022, there were 6,188,754 Common Shares issued and outstanding.

Common Voting Rights Each shareholder of Common Shares shall be entitled to one vote for each share of Common Shares held at all meetings of the Company’s shareholders. Holders of Common Shares are entitled to receive dividends, if and when declared by the Company, and to receive the remaining property of the Company upon dissolution.

11.	SHARE-BASED PAYMENTS

Equity Incentive Plan On March 31, 2021, the Company adopted an equity compensation plan (the “Plan”) pursuant to which the Company’s Board of Directors may grant awards, including stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards, and other stock-based awards, to certain directors, officers, employees, or consultants of the Company. The Plan authorizes grants consisting of the Company’s authorized but unissued Common Shares.

The maximum number of Common Shares reserved for issuance under the Plan shall not exceed 10 percent of the then issued and outstanding Common Shares on a rolling basis. Common Shares available under the Plan may be used for options or any other awards. The terms and conditions of an award granted would be set forth in an award agreement on an individual basis approved by the Company’s Board of Directors. Vesting and exercise of awards would be conditioned upon reasonable conditions such as term of employment (“Time Options”). Time Options generally vest based on three years of continuous service and have five-year contractual terms.

For grants for which vesting is deemed probable, the Company recognizes stock-based compensation expense pro-rata over the vesting period for each non-employee option agreement.

The Company accounts for any forfeitures of options when they occur. In addition, previously recognized stock-based compensation expense for a non-vested award is reversed in the period that the award is forfeited.

On March 22, 2022, the Company adopted a long term incentive plan (“LTIP”), pursuant to which the Board of Directors may, from time to time, create and issue incentive stock options to directors, officers, employees, and consultants of the Company.

F-28

Time Options On April 26, 2021, the Company issued 395,000 Time Options to eleven employees, advisory board members, and members of management. On May 24, 2021, the Company issued 10,000 Time Options to an advisory board member. On July 28, 2021, the Company issued 10,000 Time Options to an advisory board member. On September 27, 2021, the Company issued 100,000 Time Options to six employees and members of management. During the period from January 21, 2021 (date of inception) through December 31, 2021, 26,667 and 13,333 options were forfeited and expired, respectively.

As of March 31, 2022, 195,833 Time Options had vested under the Plan. During the three-months ended March 31, 2022, there were no options or other share awards granted.

We estimate the fair value of each stock option award on the date of grant using a Black-Scholes option-pricing model based on the following weighted average assumptions applied during the period from January 21, 2021 (date of inception) through March 31, 2022:

Risk-free interest rate	0.09% - 0.56%
Expected term	3.0 - 3.5 years
Expected average stock price volatility	106.83% - 120.94%
Expected dividend yield	0.00%
Weighted average grant-date fair value of stock options	$1.70

A summary of option activity for the three months ended March 31, 2022, is presented below. There was no option activity for the three months ended March 31, 2021.

Weighted
Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Term	Intrinsic
	Options	Price	(in Years)	Value
Balance, December 31, 2021	475,000	$1.90	-	$288,788
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-
Balance, March 31, 2022	475,000	$1.90	4.17	$291,813

A summary of unvested options for the three months ended March 31, 2022, is presented below:

		Weighted
		Average Grant
	Number of	Date Fair Value
	Options	Per Share
Unvested as of December 31, 2021	292,500	$1.80
Granted	-	-
Vested	(195,833)	-
Forfeited or expired	-	-
Exercised	-	-
Unvested as of March 31, 2022	96,667	$1.80

The Company recognized $80,706 and $0 of share-based compensation expense for the three months ended March 31, 2022, and for the period from January 21, 2021 (date of inception) through March 31, 2021, respectively, which is included in selling, general and administrative expenses in the consolidated statement of operations and comprehensive loss. As of March 31, 2022, $420,301 of unrecognized compensation expense remained under the Plan related to unvested non-employee Time Options.

F-29

Warrants On July 14, 2021, the Company issued 1,001,242 Units of First Person at a price of CAD$3.50 per Unit for aggregate gross proceeds of CAD$3,504,346. Each Unit consists of one Common Share and one half of one Warrant. The issuance resulted in 500,620 Warrants. Each Warrant entitles the holder to acquire one Common Share upon payment of the exercise price prior to the expiration time.

The Company used the following approximate assumptions in connection with its estimation of fair value of Warrants:

Assumptions
Expected term (years)	2.00
Expected volatility	91.05%
Risk free interest rate	0.23%
Expected dividends	0.00%

A summary of the warrant activity during the three-months as of March 31, 2022, is presented below. There was no warrant activity for the three months ended March 31, 2021.

Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life
	Warrants	Price	(in Years)
Balance, December 31, 2021	500,620	$4.00	-
Issued	-	-	-
Exercised	-	-	-
Forfeited or expired	-	-	-
Balance, March 31, 2022	500,620	$4.00	1.5

F-30

12.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events that have occurred from January 1, 2022, through the date that these consolidated financial statements were issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the consolidated financial statements, except as described below.

On April 14, 2022, the Company granted stock options to purchase a total of 140,000 Common Shares, with a five-year term and an exercise price of $5.00 per Common Share, under the Incentive Plan, to ten employees, advisory board member, board members, and members of management, with the options becoming vested as follows: one-third on April 14, 2023 grant, one-third on April 14, 2024, and one-third on April 14, 2025.

On April 20, 2022, the Company issued 162,600 Common Shares for gross proceeds of $813,000.

On April 21, 2022, the Company effected a consolidation (the “Consolidation”) of all outstanding Common Shares, as approved by the Company’s shareholders at a meeting of the shareholders held on December 15, 2021. with a consolidation ratio of one post-Consolidation Common Share for every ten pre-Consolidation Common Shares outstanding prior to the effective date of the Consolidation. As a result of the Consolidation, each ten pre-Consolidation Common Shares outstanding prior to the effective date of the Consolidation were automatically consolidated into one post-Consolidation Common Share without any action on the part of the holders, and the number of outstanding Common Shares was reduced from 63,513,530 Common Shares to 6,351,354 Common Shares. The effect of this Consolidation has been retrospectively reflected throughout these financial statements

F-31

Common Shares and

Warrants to Purchase up to Common Shares

PROSPECTUS

Sole Bookrunner

EF Hutton

division of Benchmark Investments, LLC

     , 2022

Through and including      , 2022 (the 25th day after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee.

Securities and Exchange Commission Registration Fee		$3,128.63
FINRA filing fee		$4,812.50
Nasdaq listing fees		$5,000.00
Accountants’ fees and expenses*	$
Legal fees and expenses*	$
Miscellaneous*	$
Total*	$

*	To be provided by amendment

ITEM 14. Indemnification of Directors and Officers

Under the ABCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of his or her association with us or another entity. The ABCA also provides that we may advance moneys to a director, officer, or other individual for costs, charges, and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the ABCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and
●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our bylaws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We intend to enter into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify him or her to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of his or her actions in the exercise of his or her duties as a director or officer.

II-1

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification would be required or permitted.

We have directors’ and officers’ liability insurance providing coverage to our directors and officers within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 15. Recent Sales of Unregistered Securities

On January 21, 2021, we issued two pre-Consolidation Common Shares to two members of management for CAD$0.05 per Common Share, for aggregate gross proceeds of CAD$0.10.

On February 3, 2021, we issued 1,000,000 Common Shares to accredited investors in exchange for consulting services, whose total consideration amounted to CAD$162,500, consisting of (i) 250,000 Common Shares for CAD$0.05 per Common Share and (ii) 750,000 Common Shares for CAD$0.20 per Common Share.

On February 17, 2021, in connection with the Plan of Merger, each share of LEIIO issued and outstanding converted into 0.31111112 Common Shares of Wellness Share. The consideration in the merger consisted of 2,800,000 Wellness Shares, with 700,000 Wellness Shares issued to each of the Wellness Share Recipients. The first 175,000 Wellness Shares issued to each of the Wellness Share Recipients were issued at a price of CAD$0.05 per share and the remaining Wellness Shares were issued at a price of CAD$0.20 per share. The total consideration in the merger amounted to CAD$455,000. By virtue of the merger, each share of Merger Sub issued and outstanding immediately prior to the effective time of the merger converted into one share of LEIIO. Immediately after the merger, the surviving corporation, LEIIO became a wholly-owned subsidiary of Wellness and the owners of LEIIO obtained control of Wellness, resulting in a reverse acquisition.

On March 4, 2021, we closed a non-brokered private placement of Common Shares at CAD$2.00 per Common Share, pursuant to which we issued 1,003,012 Common Shares to accredited investors for gross proceeds of approximately CAD$2,006,022. The shares issued were subject to a contractual restriction on transfer subject to the consent of the Company’s management and other restrictions under applicable law.

On March 31, 2021, we adopted the Incentive Plan, which was amended and restated on March 22, 2022. The purpose of the Incentive Plan is to (i) enhance the Company’s ability to attract, retain, and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities, (ii) align the interests of such individuals with the Company’s shareholders, and (iii) promote ownership of the Company’s equity. The Company has reserved a maximum number of Common Shares for the grant of awards under the Incentive Plan of not more than 10 percent of the aggregate number of issued and outstanding Common Shares from time to time. Incentives available under the Incentive Plan may include options, restricted share units, performance share units, deferred share units, and restricted shares.

On April 26, 2021, we granted options to purchase a total of 395,000 Common Shares, with a five-year term and an exercise price of CAD$2.00 per Common Share, under the Incentive Plan, to eleven employees, advisory board members, and members of management, with the options becoming vested as follows: one-third upon grant, one-third on April 26, 2022, and one-third on April 26, 2023. On September 28, 2021, we terminated our relationship with one of the options recipients. Pursuant to the terms of the Incentive Plan, the options recipient has three months from the date of his termination to exercise the 13,333 options granted to him that were vested on the date of his termination, after which time such options will expire, and the 26,667 options granted to him but not yet vested as of the date of his termination have been cancelled.

On May 24, 2021, we granted options to purchase 10,000 Common Shares, with a five-year term and an exercise price of CAD$2.00 per Common Share, under the Incentive Plan, to an advisory board member, with the options becoming vested as follows: one-third upon grant, one-third on May 24, 2022, and one-third on May 24, 2023.

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On July 14, 2021, we closed a non-brokered private placement of units (“Units”) at CAD$3.50 per Unit, pursuant to which we issued 1,001,242 Units to accredited investors for gross proceeds of approximately CAD$3,504,346. This amount includes the issuance of 20,657 Units to Red Antler Ventures 3 LLC, an affiliate of Red Antler, as payment for certain amounts owed to Red Antler. Each Unit consisted of one Common Share and one-half of one warrant (“Warrant”). Each whole Warrant entitles the holder thereof to acquire one Common Share at an exercise price of CAD$5.00 per Common Share, for a period of two years following the date of issuance. The securities issued were subject to a contractual restriction on transfer subject to our management’s consent and other restrictions under applicable law.

On July 28, 2021, we granted options to purchase 10,000 Common Shares, with a five-year term and an exercise price of CAD$3.50 per Common Share, under the Incentive Plan, to an advisory board member, with the options becoming vested as follows: one-third upon grant, one-third on July 28, 2022, and one-third on July 28, 2023.

On September 27, 2021, we granted options to purchase a total of 22,500 Common Shares, with a five-year term and an exercise price of CAD$3.50 per Common Share, under the Incentive Plan, to two employees, with the options becoming vested as follows: one-third upon grant, one-third on September 27, 2022, and one-third on September 27, 2023.

On September 27, 2021, we granted options to purchase a total of 27,500 Common Shares, with a five-year term and an exercise price of CAD$3.50 per Common Share, under the Incentive Plan, to two employees, with the options becoming vested as follows: one-third on September 27, 2022, one-third on September 27, 2023, and one-third on September 27, 2024.

On September 27, 2021, we granted options to purchase a total of 50,000 Common Shares, with a five-year term and an exercise price of CAD$3.50 per Common Share, under the Incentive Plan, to two members of management, with the options immediately becoming vested upon grant.

On February 2, 2022, we closed a private placement of Common Shares at $5.00 per Common Share, pursuant to which we issued 196,400 Common Shares to accredited investors for gross proceeds of approximately $982,000. EF Hutton served as broker for the sale of Common Shares in the United States, while the sales of Common Shares in foreign jurisdictions was non-brokered.

On March 4, 2022, we closed a private placement of Common Shares at $5.00 per Common Share, pursuant to which we issued 188,100 Common Shares to accredited investors for gross proceeds of approximately $940,500. This amount includes the issuance of 10,000 Common Shares to Chris Bonds as payment for certain amounts owed to Chris Bonds Construction. EF Hutton served as broker for the sale of Common Shares in the United States, while the sales of Common Shares in foreign jurisdictions was non-brokered.

On April 14, 2022, we granted options to purchase a total of 140,000 Common Shares, with a five-year term and an exercise price of $5.00 per Common Share, under the Incentive Plan, to ten employees, advisory board member, board members, and members of management, with the options becoming vested as follows: one-third on April 14, 2023 grant, one-third on April 14, 2024, and one-third on April 14, 2025.

On April 20, 2022, we closed a private placement of Common Shares at $5.00 per Common Share, pursuant to which we issued 162,600 Common Shares to accredited investors for gross proceeds of approximately $813,000. This amount includes the issuance of 1,600 Common Shares to Mandy Belkin as payment for certain amounts owed to Chris Bonds Construction. EF Hutton served as broker for the sale of Common Shares in the United States, while the sales of Common Shares in foreign jurisdictions was non-brokered.

Exemptions

The sales of the above-described securities were deemed to be exempt from registration under the Securities Act because they were made in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The grants of options described above were made in reliance upon the exemption from registration under the Securities Act under Regulation S or Section 4(a)(2), or under Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation.

No underwriter was employed in connection with the securities issuances set forth in this Item 15.

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ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

(b) Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.
2.1**	Agreement and Plan of Merger by and among LEIIO Wellness Ltd., LEIIO Merger Sub, Inc., and LEIIO Inc., dated February 17, 2021.
2.2**	Share Purchase Agreement amount First Person Ltd., each of the shareholders of TruMed Limited, and TruMed Limited, dated as of February 15, 2022.
3.1**	Articles of Incorporation of First Person Ltd., as amended.
3.2**	Amended and Restated By-Law No. 1 of LEIIO Wellness Ltd.
4.1**	Form of Certificate for Common Shares of LEIIO Wellness Ltd.
4.2**	Form of Warrant of LEIIO Wellness Ltd.
4.3**	Warrant Indenture between LEIIO Wellness Ltd. and Odyssey Trust Company, dated July 14, 2021.
4.4**	Form of Warrant Indenture between First Person Ltd. and Odyssey Trust Company.
5.1*	Legal Opinion of Dentons Canada LLP.
10.1#***	First Person Ltd. Long Term Incentive Plan, dated March 22, 2022.
10.2***	Form of Option Agreement of LEIIO Wellness Ltd.
10.3**	Assignment of Lease between INDVR Brands, Inc. and First Person Ltd., dated as of December 21, 2021.
10.4**	Commercial Lease Agreement between LEIIO Wellness Ltd. and Provisions Mushroom Farm LLC, dated April 19, 2021.
10.5**	WeWork Membership Agreement between Cory Rosenberg and 3900 W Alameda Ave Tenant LLC, dated February 25, 2021.
10.6**	WeWork Membership Agreement between Cory Rosenberg and 3900 W Alameda Ave Tenant LLC, dated June 30, 2021.
10.7**	Amendment to WeWork Membership Agreement between Cory Rosenberg and 3900 W Alameda Ave Tenant LLC, dated August 10, 2021.
10.8**	Amendment to WeWork Membership Agreement between First Person and 3900 W Alameda Ave Tenant LLC, dated September 29, 2021.
10.9**	Board Observer Agreement between LEIIO Wellness Ltd., Samuel Tullman, and Glen Tullman, dated July 14, 2021.
10.10#**	Employment Agreement between First Person Inc. and Cory J. Rosenberg, effective as of January 1, 2022.
10.11#**	Employment Agreement between First Person Inc. and Chris L. Claussen, effective as of January 1, 2022.
10.12#**	Employment Agreement between First Person Inc. and Adam J. Schoenberg, effective as of January 1, 2022.
10.13#**	Employment Agreement between First Person Ltd. and Darcy A. Campbell, effective as of January 1, 2022.
10.14±**	Statement of Work between LEIIO Inc. and Charles River Laboratories Montreal ULC, dated September 14, 2021.
21.1***	Subsidiaries of First Person Ltd.
23.1**	Consent of Marcum LLP.
23.2*	Consent of Dentons Canada LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107***	Calculation of Filing Fee Tables.

*	To be filed by amendment.
**	Filed herewith.
***	Previously filed.

±	Denotes that fees, payment terms, and other business terms have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.
#	Denotes management contract or compensatory plan or arrangement.

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ITEM 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, California, on June 29, 2022.

FIRST PERSON LTD.

By:	/s/ Cory J. Rosenberg
Name:	Cory J. Rosenberg
Title:	Chairman, Chief Executive Officer, and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Cory J. Rosenberg and Darcy A. Campbell, and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cory J. Rosenberg	Chairman, Chief Executive Officer, and President	June 29, 2022
Cory J. Rosenberg	(principal executive officer)

/s/ Darcy A. Campbell	Chief Financial Officer	June 29, 2022
Darcy A. Campbell	(principal financial and accounting officer)

/s/ Chris L. Claussen	Chief Innovation Officer and Director	June 29, 2022
Chris L. Claussen

/s/ Ariel Fainsod	Director	June 29, 2022
Ariel Fainsod

/s/ Gail D. Hamilton Azodo	Director	June 29, 2022
Gail D. Hamilton Azodo

/s/ Rosema J. Nemorin	Director	June 29, 2022
Rosema J. Nemorin

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